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                    3/02 AMENDED AND RESTATED SENIOR SECURED
                                CREDIT AGREEMENT


                           dated as of March 15, 2002
                                  by and among

                         AMERICAN BUSINESS CREDIT, INC.
                             and certain affiliates

                                       and

                              JPMORGAN CHASE BANK,
                            as Agent and as a Lender,

                                       and

                       the other Lender(s) parties hereto



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                               [JP MORGAN LOGO]

                                TABLE OF CONTENTS

1.     DEFINITIONS................................................................................................3
       1.1.     Defined Terms.....................................................................................3
       1.2.     Definitions of General Application................................................................3
       1.3.     Definitions for Interest Calculations............................................................31
       1.4.     Other Definitional Provisions....................................................................34
2.     MULTIPLE COMPANIES........................................................................................35
       2.1.     Companies........................................................................................35
       2.2.     Basis for Structure  ............................................................................35
       2.3.     Joint and Several Obligation.....................................................................35
       2.4.     Contribution Rights..............................................................................35
3.     THE LENDERS' COMMITMENTS..................................................................................36
       3.1.     The Lenders' Commitments to Lend.................................................................36
       3.2.     Expiration or Termination of the Commitments.....................................................37
       3.3.     Advances May Be Used Only for Specific Purposes..................................................37
4.     GENERAL BORROWING PROCEDURES..............................................................................37
       4.1.     Separate Request for Each Borrowing..............................................................37
       4.2.     Funding of Advances..............................................................................38
       4.3.     Time When Submission List(s) and New Collateral Papers (If Any) Due..............................38
       4.4.     If Borrowings Would Exceed the Borrowing Base....................................................39
       4.5.     If a Request for Borrowing or New Collateral  Papers are Received  Late;  Waiver of Claim for
                Any Late Funding.................................................................................39
5.     THE SENIOR CREDIT NOTES...................................................................................39
6.     INTEREST, PRINCIPAL AND FEES PAYMENTS.....................................................................40
       6.1.     Interest.........................................................................................40
       6.2.     Interest Rates...................................................................................40
       6.3.     Rate of Return Maintenance Covenant..............................................................42
       6.4.     Chief Credit Officer's Certificate Conclusive....................................................42
       6.5.     Principal........................................................................................43
       6.6.     Facilities Fee...................................................................................44
       6.7.     Prepayments......................................................................................44
       6.8.     Payments.........................................................................................44
       6.9.     Pro Rata Distribution of Payments................................................................46
       6.10.    Chapter 346 Inapplicable.........................................................................46
7.     COLLATERAL................................................................................................46
       7.1.     Grant of Security Interest.......................................................................46
       7.2.     Further Assurances Concerning Collateral.........................................................50
       7.3.     Delivery of Additional Collateral or Mandatory Prepayment........................................50
       7.4.     Mortgaging of Real Property Collateral...........................................................51
       7.5.     Collection and Servicing Rights..................................................................52
       7.6.     Rights After Occurrence of Event of Default......................................................52
       7.7.     Sale and Agent's Delivery of Debt Collateral to Approved Investor................................53
       7.8.     Collateral Sale Proceeds to be Paid to Agent.....................................................53
       7.9.     Pledged Loans Shipped for Securitization.........................................................54
       7.10.    Right to Request Disbursement of Excess Funds in Note Payment Account............................54
       7.11.    Right of Redemption From Pledge..................................................................55
       7.12.    Return of Collateral at End of Commitment........................................................55
       7.13.    Acceptance or Shipping Per Instructions of Returned Collateral is Acquittance....................56

8.     CONDITIONS PRECEDENT......................................................................................56
       8.1.     Initial Advance..................................................................................56
       8.2.     Each Advance.....................................................................................58
9.     REPRESENTATIONS...........................................................................................59
       9.1.     Organization; Good Standing; Subsidiaries........................................................59
       9.2.     Authorization and Enforceability.................................................................60
       9.3.     Approvals........................................................................................60
       9.4.     Financial Condition..............................................................................60
       9.5.     Litigation.......................................................................................61
       9.6.     Licensing........................................................................................61
       9.7.     Compliance with Laws.............................................................................61
       9.8.     Regulation U.....................................................................................61
       9.9.     Investment Company Act...........................................................................62
       9.10.    Public Utility Holding Company Act...............................................................62
       9.11.    Payment of Taxes.................................................................................62
       9.12.    Agreements.......................................................................................62
       9.13.    Title to Properties..............................................................................63
       9.14.    The Company's Address............................................................................63
       9.15.    ERISA............................................................................................63
       9.16.    Special Representations Concerning Collateral....................................................63
       9.17.    Survival.........................................................................................68
10.    AFFIRMATIVE COVENANTS.....................................................................................68
       10.1.    Pay Senior Credit Notes..........................................................................68
       10.2.    Financial Statements.............................................................................68
       10.3.    Financial Statements Will be Accurate............................................................70
       10.4.    Other Reports....................................................................................70
       10.5.    ERISA Information and Compliance.................................................................71
       10.6.    Maintain Existence and Statuses; Conduct of Business.............................................72
       10.7.    Hedge Investments in Mortgage Loans..............................................................72
       10.8.    Compliance with Applicable Laws..................................................................72
       10.9.    Inspection of Properties and Books...............................................................72
       10.10.   Notice of Suits, Etc. and Notice and Approval of Proposed Servicing Transfers....................73
       10.11.   Payment of Taxes, etc............................................................................73
       10.12.   Insurance........................................................................................74
       10.13.   Subordination of Certain Indebtedness............................................................74
       10.14.   Payment and Performance of Other Loan Obligations................................................74
       10.15.   Maintain Priority and Perfection of Lender's Lien................................................74
       10.16.   Use of Proceeds of Advances......................................................................75
       10.17.   Promptly Correct Escrow Imbalances...............................................................75
       10.18.   Special Affirmative Covenants Concerning Collateral..............................................75
       10.19.   Coordination with Other Lenders/Repo Purchasers and Their Custodians.............................77

11.    NEGATIVE COVENANTS........................................................................................77
       11.1.    Contingent Liabilities...........................................................................77
       11.2.    Merger; Sale of Assets; Acquisitions.............................................................77
       11.3.    Deferral of Subordinated Debt....................................................................77
       11.4.    The Parent's Debt to Adjusted Net Worth Ratio....................................................78
       11.5.    The Parent's Minimum Liquidity...................................................................78
       11.6.    Debt.............................................................................................78
       11.7.    The Parent's Minimum Adjusted Tangible Net Worth.................................................79
       11.8.    The Parent's Minimum Subordinated Debt and Limit on Current Subordinated Debt....................79
       11.9.    Dividend Limitation..............................................................................80
       11.10.   The Parent's Minimum GAAP Net Worth..............................................................80
       11.11.   Special Negative Covenants Concerning Collateral and Company Underwriting Guidelines.............80
12.    DEFAULTS AND REMEDIES.....................................................................................80
       12.1.    Events of Default................................................................................80
       12.2.    Cure or Waiver...................................................................................83
       12.3.    Remedies.........................................................................................83
       12.4.    Application of Proceeds..........................................................................86
       12.5.    Agent Appointed Attorney-in-Fact.................................................................87
       12.6.    Right of Setoff..................................................................................87
13.    REIMBURSEMENT OF EXPENSES; INDEMNITY......................................................................88
       13.1.    Payment..........................................................................................88
       13.2.    Indemnity........................................................................................88
14.    RELATIONSHIPS AMONG THE AGENT AND THE LENDERS.............................................................89
       14.1.    Agent's Duties...................................................................................89
       14.2.    Actions Requiring All Lenders' Consent...........................................................89
       14.3.    Actions Requiring Majority Lenders' Consent......................................................90
       14.4.    Agent's Discretionary Actions....................................................................91
       14.5.    Lenders' Cooperation.............................................................................91
       14.6.    Lenders' Sharing Arrangement.....................................................................91
       14.7.    Lenders' Acknowledgment..........................................................................92
       14.8.    Agent's Representations to Lenders...............................................................92
       14.9.    Agent's Duty of Care, Express Negligence Waiver and Release......................................92
       14.10.   Calculations of Shares of Principal and Other Sums...............................................93
       14.11.   Qualifications of the Agent......................................................................93
       14.12.   Resignation of the Agent.........................................................................93
       14.13.   Removal of the Agent.............................................................................94
       14.14.   Effective Date of Resignation or Removal.........................................................94
       14.15.   Successor Agent..................................................................................94
       14.16.   Merger of the Agent..............................................................................94
       14.17.   Participation; Assignment........................................................................94
       14.18.   The Agent and the Lenders are the only Beneficiaries of this Section.............................96
15.    NOTICES...................................................................................................96

16.    MISCELLANEOUS.............................................................................................98
       16.1.    Terms Binding Upon Successors; Survival of Representations.......................................98
       16.2.    Items to Be Satisfactory to the Agent or the Custodian...........................................98
       16.3.    Usury Not Intended; Credit or Refund of Any Excess Payments......................................98
       16.4.    No Waiver........................................................................................99
       16.5.    Counterpart Execution; Amendments................................................................99
       16.6.    Governing Law, Jurisdiction and Venue............................................................99
       16.7.    General Purpose of Loan.........................................................................100
       16.8.    Waiver of Jury Trial............................................................................100
       16.9.    Relationship of the Parties.....................................................................100
       16.10.   Notice Pursuant to Tex. Bus. & Comm. Code ss.26.02..............................................101

            3/02 AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

                                    Preamble

         This 3/02 Amended and Restated Senior Secured Credit Agreement (the "3/02 Credit Agreement" and as it may be supplemented, amended or restated from time to time, the "Current Credit Agreement" or, within itself, this "Agreement"), whose effective date (the "Effective Date") is March 15, 2002, among:

         AMERICAN BUSINESS CREDIT, INC. ("ABC"), a Pennsylvania corporation, HOMEAMERICAN CREDIT, INC. ("HAC"), a Pennsylvania corporation doing business under the assumed or fictitious name Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC. ("ABMS"), a New Jersey corporation (formerly named New Jersey Mortgage and Investment Corp.), TIGER RELOCATION COMPANY ("TRC"), a Pennsylvania corporation (formerly named ABC Holdings Corporation), and ABFS Residual 2002, Inc. ("ABFSR2002"), a Delaware corporation, each with its principal office at BalaPointe Office Centre, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, Pennsylvania 19004 (ABC, HAC, ABMS, TRC and ABFSR2002 are herein collectively the "Companies" and are sometimes individually referred to as a "Company");

         AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Parent"), a Delaware corporation and owner of all of the capital stock of ABC, which owns all of the capital stock of each of the other Companies;

         JPMORGAN CHASE BANK ("Chase"), a New York banking corporation (successor by merger to The Chase Manhattan Bank, a New York banking corporation, which in turn was successor by merger to Chase Bank of Texas, National Association, a national banking association formerly named Texas Commerce Bank National Association), acting herein as a Lender and as agent and representative of the Lenders and Eligible Assignees (in that capacity, Chase is called the "Agent"); and

         such other Lender(s) as may from time to time be party to this Agreement;

         recites and provides as follows:

                                    Recitals

         The Companies and the Parent have asked the Lenders and the Agent to continue the $50 million senior, secured, revolving line of credit established by the 3/02 Senior Secured Credit Agreement among the Companies (except for TRC and ABFSR2002), the Parent and Chase, as the Agent and (currently) as the only Lender, with revolving sublines for (i) warehousing the Companies' prime (conforming and nonconforming) and subprime mortgage loans, including 1- to 4-family residential mortgage, home equity and second lien mortgage loans, and business purpose mortgage loans secured by residential mortgages, for which the Custodian has received documents until they are sold in the secondary market (i.e. financing the Companies' costs to fund or acquire them pending their subsequent sale in the secondary market) either as whole loans or after they have been securitized, with a wet warehousing sublimit, (ii) financing a limited amount of the Companies' first priority of repayment servicing receivables produced by the Companies' making advances to pay interest due on structured securities created from securitized pools of mortgage loans serviced by the Companies, (iii) financing a limited amount of the Companies' repurchases of delinquent Mortgage Loans from securitized pools, (iv) financing a limited amount of real estate owned by the Companies as a result of foreclosures or conveyances to the Companies by deeds in lieu of foreclosure of Mortgage Loans and which the Companies are actively marketing for sale to others and (v) working capital, with TRC's and ABFSR2002's (each being an Affiliate of the Parent and the other Companies) joinder as Companies, and the Lenders and the Agent have agreed to do so on and subject to the terms and conditions of this Agreement.

         The Lenders' and Agent's agreement to establish and continue the credit line and its sublines is made upon and subject to the terms and conditions of this Agreement. If there is any conflict or inconsistency between any of the terms or provisions of this Agreement and any of the other Facilities Papers, this Agreement shall govern and control. If there is any conflict between any provision of this Agreement and any later supplement, amendment, restatement or replacement of it, then the latter shall govern and control.

         This Agreement amends, and as amended, restates the 12/00 Senior Secured Credit Agreement dated December 22, 2000 (the "12/00 Credit Agreement"), as it was previously amended, among the Companies (except TRC and ABFSR2002), the Parent, The Chase Manhattan Bank (predecessor to Chase) as a lender and as agent and representative of the other lenders party thereto and such other lenders, which in turn amended and restated the Amended and Restated Credit Agreement dated as of October 1, 1998, as amended, among the Companies (except TRC and ABSFR2002), the Parent, Chase Bank of Texas, National Association (predecessor by merger to Chase and formerly named "Texas Commerce Bank National Association", as a lender, the administrative agent and the custodian), Chase Securities, Inc., as syndication agent, and certain other lenders, such previous credit agreements and all prior credit agreements which they amended and restated being herein called (the "Previous Credit Agreements"). Except to the extent heretofore released, all liens, security interests and collateral assignments created by or pursuant to any of the Previous Credit Agreements are continued in full force and effect as security for the Obligations, and all references in any existing documents to any of the Previous Credit Agreements shall henceforth be read and construed as references to this Agreement.

                                   Agreements

         In consideration of the premises, the mutual agreements stated below and other good and valuable consideration paid by each party to each other party to this Agreement, the receipt and sufficiency of which each party hereby acknowledges, the parties hereby agree as follows.

                                 1. DEFINITIONS

         1.1. Defined Terms. Except where otherwise specifically stated, capitalized terms used in this Agreement and the other Facilities Papers have the meanings assigned to them below or elsewhere in this Agreement.

         1.2. Definitions of General Application. The terms defined in this Section are generally applicable. For convenience of reference, defined terms relating only to the calculation and payment of interest are defined in Section 1.3.

         "12/00 Credit Agreement" is defined in this Agreement's recitals.

         "3/02 Credit Agreement" is defined in this Agreement's preamble.

         "3/02 Security Agreement - Residual Interest Certificates" is defined in the definition of "Security Instruments".

         "ABC" is defined in this Agreement's preamble.

         "ABFSR2002" is defined in this Agreement's preamble.

         "ABMS" is defined in this Agreement's preamble.

         "Acceleration Date" is defined in the definition of "Maturity Date".

         "Adjusted Tangible Net Worth" means, with respect to any Person at the end of any fiscal quarter:

         (a) the excess of that Person's total assets over total liabilities on that day, each being determined in accordance with GAAP consistent with the accounting principles applied in the preparation of the Financial Statements referred to in Section 9.4 (herein called "GAAP Net Worth");

minus (b) advances to shareholders, officers or Affiliates, aggregate investments in Subsidiaries and Affiliates included in the Financial Statements referred to in Section 9.4,

minus (c) goodwill and all other assets not supported by or representative of a tangible asset other than mortgage loan servicing rights and capitalized excess mortgage loan servicing fees (the values of which rights and fees shall not be subtracted from GAAP Net Worth to determine Adjusted Tangible Net Worth), which intangible assets would be deemed by HUD to be unacceptable for the purpose of calculating adjusted net worth in accordance with its requirements in effect as of such day, as such requirements appear in the "Audit Guide for Audit of Approved Non-supervised Mortgagees";

plus (d) loan loss reserves and that portion of Subordinated Debt that is not due within one (1) year of that day;

plus (e) net unrealized holding losses, if any, (and minus net unrealized holding gains, if any) for available-for-sale debt securities and equity securities owned (including those classified as current assets) that are required by FASB 115 to be reported as a net amount in a separate component of shareholders' equity until realized.

         "Advance" means a disbursement by the Lenders under the Loan in accordance with the terms of this Agreement -- including initial disbursements, readvances of funds previously advanced to the Companies and repaid to the Lenders and protective advances made without any requirement for any Request for Borrowing -- and is a correlative of "Borrowing": a Borrowing from the Lenders' and the Agent's point of view. Where the name of a Subline prefaces "Advance", then it means an Advance under that Subline.

         "Advance Rate" is defined in the definition of "Collateral Value".

         "Affiliate" means and includes, with respect to a specified Person, any other Person:

         (a) that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified Person (in this definition only, the term "Control" means having the power to set or direct management policies, directly or indirectly);

         (b) that is a director, trustee, partner, member or officer of the specified Person or serves in a similar capacity in respect of the specified Person;

         (c) of which the specified Person is a director, trustee, partner, member or officer or with respect to which the specified Person serves in a similar capacity and over whom the specified Person, either alone or together with one or more other Persons similarly situated, has Control;

         (d) that, directly or indirectly through one or more intermediaries, is the beneficial owner of five percent (5%) or more of any class of equity securities -- which does not include any Structured Securities -- of the specified Person; or

         (e) of which the specified Person is directly or indirectly the owner of five percent (5%) or more of any class of equity securities of the specified Person.

         "Aged Loan" is defined in the definition of "Long Warehoused (Aged) Loan".

         "Agent" is defined in this Agreement's preamble.

         "Aggregate Committed Sum" means, on any day, the lesser of (a) Fifty Million Dollars ($50,000,000) and (b) the aggregate of the Lenders' individual Committed Sums for that day as stated in the definition of "Committed Sum".

         "Agreement" is defined in this Agreement's preamble.

         "Appraisal" means an appraisal by a licensed appraiser experienced in estimating the value of property of that same type in the community where it is located and who is not a director, officer or employee of any Company or any Affiliate of any Company, or related as a parent, sibling, child or first cousin to any of the Companies' or any such Affiliate's respective directors or officers or any of their spouses, a signed copy of the written report of which appraisal is in the possession of the Company or its Servicer.

         "Approved Investor" means GNMA, FNMA, FHLMC and any of the Persons listed on Schedule AI, as it may be supplemented or amended from time to time by agreement of the Companies and the Agent; provided that if the Agent shall give at least ten (10) Business Days' written notice to the Companies of the Agent's reasonable disapproval of any Approved Investor(s) named in the notice, the investor(s) named shall no longer be Approved Investor(s) from and after the time the effective date of that notice.

         "Authorized Company Representative" means a representative of the Company duly authorized by its Board of Directors (or by an officer to whom such authority has been delegated by its Board of Directors) to execute any certificate, schedule or other document contemplated or required by this Agreement or the Custody Agreement on behalf of the Company and as its act and deed. A list of Authorized Company Representatives current as of the Effective Date is attached as Schedule AR. The Company will use its best efforts to provide an updating list of Authorized Company Representatives to the Agent promptly following each addition to or subtraction from such list, and the Agent and the Lenders shall be entitled to rely on each such list until such an updating list is received by the Agent.

         "AVM" means an estimate of the current market value of a tract or parcel of (i) Single-family residential real property securing a Mortgage Loan or (ii) REO obtained from the website of C&S Marketing (www.csmarketing.net) using such company's AVMSelect(TM) service and based on an automated valuation model available through such service. To be current for purposes of this Agreement, each AVM must be dated no earlier than six (6) months (or such longer period as the Agent shall approve) before the Determination Date.

         "Basic Papers" means all of the Loan Papers that must be delivered to the Custodian -- in the case of Wet Loans, on or before the fifth (5th) Business Day after the related Advance -- in order for any particular item of Single-family Collateral to be Eligible Collateral and have Collateral Value. The Custody Agreement lists the Basic Papers for Single-family Collateral and reference is here made to the Custody Agreement for such list.

         "Book Collateral Value" means the value of Collateral determined by reference to an intrinsic characteristic such as its cost, its principal balance or the amount that a third party is contractually obligated to pay to acquire, settle or discharge it.

         "Borrowing" is a correlative of "Advance": an Advance from the Companies' point of view. Where the name of a Subline prefaces "Borrowing", then it means a Borrowing under that Subline.

         "Borrowing Base" means, on any day, the sum of the Collateral Values of all Eligible Collateral then Pledged to the Agent. The Borrowing Base is comprised of the "Single-family Warehouse Borrowing Base" for the Single-family Warehouse Subline, the "Receivables Borrowing Base" for the Receivables Subline, the "Repurchased Loans Borrowing Base" for the Repurchased Loans Subline, the "REO Borrowing Base" for the REO Subline and the "Working Capital Borrowing Base" for the Working Capital Subline, and those terms mean, respectively and on any day, the respective sums of the Collateral Values of all Eligible Single-family Collateral, Eligible Receivables Collateral, Eligible Repurchased Loans Collateral, Eligible REO Collateral and Eligible Working Capital Collateral then Pledged to the Agent.

         "Broker's Price Opinion" means the written opinion of the value of a tract or parcel of Single-family residential real property securing a Mortgage Loan, issued by a real estate broker duly licensed as such by the jurisdiction in which the subject property is located and that is not an Affiliate of any Company or of any Company's or its Subsidiaries' or Affiliates' directors or officers and is not an employee of any of them, selected reasonably and in good faith by a Company. To be current for purposes of this Agreement, each Broker's Price Opinion must be dated no earlier than six (6) months (or such longer period as the Agent shall approve) before the Determination Date.

         "Business Day" means any day that is not a Saturday, a Sunday or a weekday when either of Chase's main branches in Houston, Texas or New York, New York, or any other Lender's main branch or office, is not open for regular commercial lending business.

         "Business Purpose Mortgage Loan" means a Single-family Mortgage Loan (which may be additionally secured by commercial or mixed-use property) that is exempt from the federal Truth-in-Lending Act and the federal Real Estate Settlement Procedures Act because its proceeds are used primarily for business purposes and not primarily for personal, family, household or agricultural purposes.

         "Cash Equivalents" means (i) U.S. Treasury securities none of which has a final maturity date later than one (1) year later than the Termination Date,
(ii) certificates of deposit or investor certificates issued by the Agent and
(iii) commercial paper issued by a corporation organized under the laws of any state of the United States of America or of the District of Columbia and rated A-2 or better by Standard and Poor's Ratings Services and P-2 or better by Moody's Investors Service, Inc.

         "Central Elements" means and includes the value of all or any substantial portion of the Collateral; the prospects for repayment of each portion of the Loan, both principal and interest, when due; the validity or enforceability of this Agreement, any Senior Credit Note or other Facilities Papers and, as to any Person referred to in any reference to the Central Elements, such Person's property, business operations, financial condition and ability to fulfill its obligations under this Agreement or any other Facilities Papers, each taken as a whole, and such Person's prospects of continuing in business as a going concern.

         "Change of Control" in respect of a Company or the Parent means and includes:

         o a sale of substantially all of such Company's or the Parent's assets to any Person or related group of Persons.

         o without the Agent's prior written consent, any merger or consolidation of such Company or the Parent with or into another Person with the effect that the Persons who have been represented to the Lenders as owning all of such Company's or the Parent's equity interests on the Effective Date (the "Current Company Equity Holders") or their Affiliates hold less than fifty-one percent (51%) of the total voting power entitled to vote in the election of directors, managers or trustees of the survivor of such merger or consolidation.

         o the occurrence of any other event after which the Parent no longer owns one hundred percent (100%) of the total voting power entitled to vote in the election of any Company's directors, or the Current Company Equity Holders or their Affiliates no longer own at least fifty-one percent (51%) of the total voting power entitled to vote in the election of such Company's directors.

         o any Company's or the Parent's own liquidation or dissolution.

         "Change of Executive Management" means that any of Anthony J. Santilli, President and Chief Executive Officer of the Parent, Beverly Santilli, Executive Vice President of the Parent, Jeffrey M. Ruben, Executive Vice President of the Parent, or Albert W. Mandia, Chief Financial Officer of the Parent, has been removed from, or has ceased for any reason, voluntarily or involuntarily, to occupy, any such office or to be responsible for and carry out its principal duties, and has not been replaced or his or her absence accommodated for within
(i) one hundred twenty (120) days thereafter in the event of his or her death or disability or ninety (90) days thereafter in any other event thereafter by another Person or Persons and in a manner reasonably acceptable to and approved by the Agent, such approval not to be unreasonably withheld, conditioned or delayed.

         "Chase" is defined in this Agreement's preamble.

         "Code" means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         "Collateral" is any or all collateral (as the context requires) for the Obligations, consisting of:

         o the "Receivables Collateral", which means claims and receivables arising out of or produced by a Company's Periodic Advance(s) made pursuant to a right or obligation as Servicer of the related Mortgage Loans to make such Periodic Advance(s) and duly Pledged to the Agent, and all of such Company's right, title and interest in all related insurance or guaranties and their related papers, all of which claims and receivables are owned by such Company.

         o the "REO Collateral", which means the REO pledged or mortgaged to the Agent;

         o the "Repurchased Loans Collateral", which means the Repurchased Defaulted Mortgage Loans Pledged to the Agent, their security, their related Loan Papers and the right to recover under the related Hazard Insurance Policies;

         o the "Single-family Collateral" which means the Pledged Loans, their security, their related Loan Papers and the right to recover under the related Hazard Insurance Policies;

         o the "Working Capital Collateral" which means the Residual Interest Certificates.

         "Collateral Category" is defined on Schedule EC.

         "Collateral Value" means the value of Eligible Collateral for purposes of this Agreement. Collateral (i) that is not duly Pledged to the Agent, (ii) in which the Agent does not have a first and prior perfected Lien (except that in the case of Wet Loans Pledged to the Agent for five (5) or less Business Days, the fact that the Agent does not have possession, directly or through the Custodian, of the Basic Papers therefor shall not affect such Wet Loans' Collateral Value) or (iii) that is not Eligible Collateral because it does not satisfy in all material respects one or more of the conditions to eligibility stated for it in this Agreement, shall have zero Collateral Value, and Collateral that at one time satisfied all conditions for eligibility but for which a Disqualifier has occurred shall have zero Collateral Value from the date of that Disqualifier unless and until the Companies have cured all applicable Disqualifiers or the Agent has waived them in writing. Collateral Values of the various types of Eligible Collateral duly Pledged to the Agent with the Agent having Lien priority and perfection as aforesaid and as to which no such Disqualifier has occurred and is uncured without such a waiver by the Agent shall be determined as follows:

         o The "Single-family Collateral Value" on any day of any Mortgage Loan (whether or not a Wet Loan) that is not a Late Pledged Loan shall be its Book Collateral Value, which is the least of:

                  (i) ninety-eight percent (98%) of its Principal Balance on such Mortgage Loan's Original Pledge Date;

                  (ii) ninety-eight percent (98%) of (x) for a Company-originated Pledged Loan, the loan amount at origination less discount points received by the originating Company, as stated on such Pledged Loan's HUD-1 Settlement Statement, or (y) for a Company-purchased Pledged Loan, the net purchase price actually paid for it by the Company purchasing it directly from a Person that is not an Affiliate of such Company (determined for Mortgage Loan pools or other groupings purchased by prorating the total purchase price paid for the entire pool or grouping according to the original principal amounts of all Mortgage Loans in such pool or grouping);

                  (iii) (only for Pledged Loans as to which failure to be covered by a Purchase Commitment is a Disqualifier, as stated in Schedule DQ), ninety-eight percent (98%) of the purchase price provided to be paid by an Approved Investor as provided in the relevant Purchase Commitment;

                  (iv) (only for Business Purpose Mortgage Loans) ninety percent (90%) of its Principal Balance on its Original Pledge Date; and

                  (v) (only for Repurchased Defaulted Mortgage Loans) seventy percent (70%) of the lesser of (i) the fair market value of the Mortgaged Premises securing such Mortgage Loan stated in a Current Appraisal or Broker's Price Opinion -- the value of the Mortgaged Premises as estimated by an AVM current as of the date of the Repurchased Loans Borrowing that is funded concurrently with or next following the time when the subject Repurchased Defaulted Mortgage Loan is first Pledged to the Agent may be used for up to thirty (30) days after that funding date, after which time the fair market value stated in a Current Appraisal or a current Broker's Price Opinion must be used, and if none has been obtained by then, until one is obtained, the Collateral Value of such Repurchased Defaulted Mortgage Loan shall be zero -- or (ii) such Mortgage Loan's Principal Balance on the date purchased by any Company.

provided that if the Agent shall elect to mark it to market, such Pledged Loan's Collateral Value for that day shall be the lesser of (i) its Book Collateral Value or (ii) ninety-seven percent (97%) of its Market Value on that day.

o The Collateral Value on any day of any Late Pledged Loan shall be its Book Collateral Value, which is the least of:

         (i) ninety percent (90%) of its Principal Balance on such Mortgage Loan's Original Pledge Date;

         (ii) ninety percent (90%) of (x) for a Company-originated Pledged Loan, the loan amount at origination less discount points received by the originating Company, as stated on such Pledged Loan's HUD-1 Settlement Statement, or (y) for a Company-purchased Pledged Loan, the net purchase price actually paid for it by the Company purchasing it directly from a Person that is not an Affiliate of such Company (determined for Mortgage Loan pools or other groupings purchased by prorating the total purchase price paid for the entire pool or grouping according to the original principal amounts of all Mortgage Loans in such pool or grouping); and

         (iii) (only for Pledged Loans as to which failure to be covered by a Purchase Commitment is a Disqualifier, as stated in Schedule DQ and that are Late Pledged Loans), ninety percent (90%) of the purchase price provided to be paid by an Approved Investor as provided in the relevant Purchase Commitment;

provided that if the Agent shall elect to mark it to market, such Late Pledged Loan's Collateral Value for that day shall be the lesser of (i) its Book Collateral Value or (ii) ninety-seven percent (97%) of its Market Value on that day.

         o The Collateral Value on any day of the Residual Interest Certificates shall be twenty-five percent (25%) of the Residual Interest Certificates' Value for that day.

o The "Receivables Collateral Value" on any day for any pledged Eligible Receivables Collateral shall be ninety percent (90%) of the amount of the advancing Company's Servicing Claim for such Periodic Advance, reduced to the extent that such Company cannot reasonably expect to collect or receive such Servicing Claim.

         The "REO Collateral Value" means fifty percent (50%) of the greater of
(x) the Sale Price (if any) of the subject REO or (y) the lesser of (i) the appraised value of the Mortgaged Premises securing such Mortgage Loan (where the subject REO is a Mortgage Loan owned by a Company) or of such REO (where the subject REO is real property owned by a Company following foreclosure of a Mortgage Loan or a conveyance to a Company by deed in lieu of foreclosure) stated in a Current Appraisal or a current Broker's Price Opinion -- the value of such Mortgaged Premises or REO as estimated by an AVM current as of the date of the REO Borrowing that is funded concurrently with or next following the time when the subject REO is first Pledged to the Agent may be used for up to thirty
(30) days after that funding date, after which time the fair market value stated in a Current Appraisal or a current Broker's Price Opinion must be used, and if none has been obtained by then, until one is obtained, the Collateral Value of such REO shall be zero -- or (ii) the Principal Balance of the Mortgage Loan secured (or that was secured) by such Mortgaged Premises on the date such Mortgage Loan or real property was purchased by any Company.

The applicable percentage factors (stated above) for determining the value of any particular item of Collateral is the "Advance Rate" for that Collateral. Each determination by the Agent of Collateral Value (and of each element of each such determination, including Market Value) may be computed using any reasonable averaging, interpolation and attribution method and, absent manifest error, shall be conclusive and binding.

         "Commercial Mortgage Loan" means a Mortgage Loan secured by a Mortgage on real property no part of which is Single-family residential property.

         "Committed Sum" means, for any day, the maximum amount a Lender is committed on that day to lend to the Companies (or for their account) on a revolving credit basis pursuant to this Agreement, on its terms and subject to its conditions. From the Effective Date of this Agreement until the Termination Date or such other date (if any) when all or any of them is changed by operation of the provisions of any agreement or Legal Requirement, the Committed Sums for the Lenders are as set forth on Schedule LC, as it may be amended and restated from time to time.

         "Commitment" means, for each Lender, its commitment under Section 3.1 to fund its Funding Share of Advances under the Credit Line, limited to such Lender's Committed Sum.

         "Commitments Cancellation Date" is defined in the definition of "Termination Date".

         "Company" is defined in this Agreement's preamble.

         "Company Underwriting Guidelines" means each of the Companies' underwriting guidelines for Mortgage Loans (see Schedule UG).

         "Conforming Mortgage Loan" means a Conventional Mortgage Loan underwritten in accordance with FNMA or FHLMC underwriting standards and eligible for inclusion in a pool of mortgages respectively backing a FNMA- or FHLMC-guaranteed Structured Security.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any Company, are treated as a single employer under Section 414 of the Code.

         "Conventional Mortgage Loan" means a Prime Single-family Mortgage Loan that is neither insured by FHA nor guaranteed by VA.

         "Credit Line" means the revolving line of credit established by this Agreement and governed by it and the other Facilities Papers, and its Sublines.

         "Cumulative Loan-to-Value Ratio" of a Mortgage Loan means the ratio of
(x) the sum of the original principal amount(s) of the first lien mortgage note and (if such Mortgage Loan is a second lien mortgage loan) the second lien mortgage note to (y) the fair market value of the real property securing it, as such value has been determined by the most recent Current Appraisal or current Broker's Price Opinion of such real property -- the value of such real property as estimated by an AVM current as of the date of the Borrowing that is funded concurrently with or next following the time when the subject Mortgage Loan is first Pledged to the Agent may be used for up to thirty (30) days after that funding date, after which time the fair market value stated in a Current Appraisal or a current Broker's Price Opinion must be used, and if none has been obtained by then, the fair market value of such real property shall be deemed to be zero so that such Mortgage Loan will not be Eligible Collateral until such a Current Appraisal or a current Broker's Price Opinion has been obtained.

         "Current Appraisal" means an Appraisal made within six (6) months of the Determination Date.

         "Current Credit Agreement" is defined in this Agreement's preamble.

         "Custodian" means Chase, as Custodian under the Custody Agreement, or any successor custodian under the Custody Agreement.

         "Custodian's Exception Report" is a report issued by the Custodian listing Pledged Loans whose Basic Papers have been reviewed by the Custodian and appear not to satisfy the review standards and requirements stated in the Custody Agreement and indicating (either by coding, a summary statement or both) the defect or deficiency disclosed by such review for each Pledged Loan (or grouping of Pledged Loans) listed therein.

         "Custodian's Fees" are the fees to be paid by the Companies to the Custodian for its services under the Custody Agreement, as provided for in the Custody Agreement or by a separate agreement. Such fees are separate from and in addition to other fees to be paid to the Agent or the Lenders provided for in this Agreement.

         "Custody Agreement" means the Custody Agreement dated as of December 22, 2000 between the Companies and Chase, as Custodian, as it may hereafter be supplemented, amended or restated from time to time.

         "Customer" means and includes each maker of a Mortgage Note and each cosigner, guarantor, endorser, surety and assumptor thereof, and each mortgagor or grantor under a Mortgage, whether or not such Person has personal liability for payment of the Mortgage Loan evidenced or secured thereby, in whole or in part.

         "Dated Assets" is defined in Section 2.4.

         "Dated Liabilities" is defined in Section 2.4.

         "Debt" means, with respect to any Person, on any day, the sum of the following (without duplication):

         (a) all of that Person's debt or other obligations which, in accordance with GAAP, should be included in determining total liabilities as shown on the liabilities side of that Person's balance sheet for that day;

         (b) all of that Person's debt or other obligations for borrowed money or for the deferred purchase price of property or services, except that Structured Securities Debt arising out of transactions structured to qualify for GAAP sale treatment shall be excluded;

         (c) all of any other Person's debt or other obligations for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable -- contingently or otherwise -- to pay or advance money or property as guarantor, surety, endorser or otherwise (excluding such Person's contingent liability as endorser of negotiable instruments for collection in the ordinary course of business), or which such Person has agreed to purchase or otherwise acquire; and

         (d) all debt for borrowed money or for the deferred purchase price of property or services secured by a Lien on any property owned or being purchased by that Person (even though that Person has not assumed or otherwise become liable for the payment of such debt) to the extent that such debt would not be otherwise counted as a liability for purposes of determining that Person's net worth and to the extent that such debt is less than or equal to the net book value of such property;

provided that, for purposes of this Agreement, there shall be excluded from the calculation of Debt for that day, (1) loan loss reserves and indemnification reserves, (2) deferred taxes arising from capitalized excess service fees, (3) gestation repurchase obligations and (4) the portion of Subordinated Debt that is not due within one (1) year of that day.

         "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization and similar laws from time to time in effect that affect the rights of creditors generally.

         "Default" means the occurrence of any event or existence of any condition that, but for the giving of notice, the lapse of time or both, would constitute an Event of Default; provided that a mere failure to have complied with a request shall not constitute a Default before the time allowed for compliance therewith shall have expired.

         "Delinquent Mortgage Loan" means a Mortgage Loan in respect of which a payment default or other material default -- including (i) failure to pay when due any real estate tax or insurance impound payment, (ii) failure to pay before delinquency any real estate tax payment, casualty insurance premium or required flood insurance premium, or (iii) the commencement of a case in bankruptcy involving any Customer, excluding a guarantor of a Business Purpose Loan unless if such guarantor had been the subject of a case in bankruptcy when the Mortgage Loan was originated the affected Mortgage Loan would not have met the Company Underwriting Guidelines or if such guarantor's bankruptcy would make the Mortgage Loan ineligible for purchase under any relevant Purchase Commitment -- has occurred and, measured from the most recent preceding month end, had continued for more than thirty (30) days but less than sixty (60) days.

         "Determination Date" means the date as of, or for, which a specified characteristic of a Mortgage Loan or other subject matter is being determined for purposes of a provision of this Agreement or another Facilities Paper.

         "Disqualifier" means any of the circumstances or events affecting Collateral that are described on Schedule DQ, after the occurrence of which (i) for so long as circumstances, or the material effects of such event, shall continue and shall not have been waived, or declared cured, in writing by the Agent and (ii) except to the extent otherwise specified in this definition, the Collateral Value of the affected Collateral shall be zero for Borrowing Base purposes.

         "Dry Loan" means a Pledged Loan acquired and owned by a Company that has been closed by a title agency or closing attorney, funded and qualifies without exception as Eligible Single-family Collateral, including satisfying the requirement that all of its Basic Papers have been delivered to the Custodian.

         "Effective Date" is defined in this Agreement's preamble.

         "Electronically Submitted" means that a Request for Borrowing or a payment is submitted in such an electronic form and format that the Agent is not required to enter any of its data manually.

         "Eligible Assignee" is defined in Section 14.17(b).

         "Eligible Collateral" and the terms for the several categories of Eligible Collateral, being "Eligible Prime Single-family Collateral", "Eligible Receivables Collateral", "Eligible REO Collateral", "Eligible Repurchased Collateral", "Eligible Single-family Collateral", "Eligible Subprime Single-family Collateral" and "Eligible Working Capital Collateral", are defined on Schedule EC.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and any successor statute, as amended from time to time, and all rules and regulations promulgated under it.

         "Event of Default" means the occurrence of any of the conditions or events described or referred to in Section 12.1.

         "Facilities" means the credit facilities provided for in this Agreement, and in its singular form, "Facility", means either (i) the (initially) Fifty Million Dollars ($50,000,000) senior secured revolving line of credit provided for herein, including its Sublines or (ii) such line of credit, one of such Sublines, whichever the context requires.

         "Facilities Fee" is defined in Section 6.6.

         "Facilities Papers" means and includes this Agreement, the Senior Credit Notes, the Guaranty, the Custody Agreement and all security agreements, financing statements and other papers now or hereafter executed evidencing, securing or otherwise relating to the Facilities, and any renewal, extension, rearrangement, increase, supplement, modification or restatement of any of them.

         "FHA" means the Federal Housing Administration and any successor.

         "FHLMC" means the Federal Home Loan Mortgage Corporation and any successor.

         "FICA" means the Federal Insurance Contributions Act.

         "File" means a file in the possession of the Custodian or its designee (other than a Company or an Affiliate of any Company or the Parent) containing all of the Basic Papers for the relevant type of Collateral.

         "Financial Statements" is defined in Section 9.4.

         "FNMA" means the Federal National Mortgage Association and any successor.

         "Funding Share" means, for each Lender, that proportion of each Advance that bears the same ratio to the total amount of the Advance as that Lender's Committed Sum bears to the Aggregate Committed Sum.

         "GAAP" means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day. The requirement that such principles be applied on a consistent basis means that the accounting principles observed in a current period shall be comparable in all material respects to those applied in an earlier period, with the exception of changes in application to which the Parent's independent certified public accountants have agreed and which changes and their effects are summarized in the subject company's financial statements following such changes. If (a) during the term of this Agreement any change(s) in such principles occur(s) which materially changes the meaning or effect of any provision of this Agreement and (b) the Parent or the Majority Lenders regard such change(s) as adverse to their respective interests, then upon written notice by the Companies to the Agent, the parties to this Agreement shall negotiate promptly and in good faith a supplement or amendment to this Agreement to achieve as nearly as possible preservation and continuity of the business substance of this Agreement in light of such change; provided that neither the Agent nor any of the Lenders shall be obligated to commence, continue or conclude any such negotiation or to execute any such supplement or amendment after any Default has occurred (other than a Default caused by such change) and before it has been cured or after any Event of Default has occurred (other than an Event of Default caused by such change) which the Agent has not declared in writing to have been cured or waived.

         "GAAP Net Worth" has the meaning set forth in the definition of "Adjusted Tangible Net Worth".

         "GNMA" means the Government National Mortgage Association and any successor.

         "Governmental Authority" means the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal.

         "Guarantor" means the Parent, as guarantor of payment under the Guaranty.

         "Guaranty" means the Parent's written, absolute and irrevocable guaranty to the Lenders and the Agent of payment of the Obligations, in form and substance satisfactory to the Parent and the Agent, duly executed and delivered by the Parent to the Agent.

         "HAC" is defined in this Agreement's preamble.

         "Hazard Insurance Policy" means, with respect to each Pledged Loan, the policy of fire and extended coverage insurance (and federal flood insurance, if the related real estate is located in a federally-designated special flood area) required by Section 10.18(c) of this Agreement to be maintained for the related real estate's improvements and which may be a blanket mortgage impairment policy maintained by such Pledged Loan's Servicer in accordance with the terms and conditions of said Section 10.18(c).

         "HUD" mean the U.S. Department of Housing and Urban Development or any successor.

         "In Default" means a default has occurred under a Pledged Loan and has continued for sixty (60) days or longer, measured from the most recent preceding month end.

         "Indemnified Liabilities" is defined in Section 13.2.

         "Indemnified Parties" is defined in Section 13.2.

         "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

         "Internal Revenue Code" means the Internal Revenue Code of 1986 or any subsequent federal income tax law or laws, as amended from time to time.

         "Jumbo Mortgage Loan" means a Mortgage Loan (whether a Nonconforming Mortgage Loan or a Subprime Single-Family Mortgage Loan) that satisfies the Company Underwriting Guidelines and whose original principal amount is more than the maximum principal amount allowable for purchase by FNMA or FHLMC but not more than Five Hundred Thousand Dollars ($500,000).

         "Late Pledged Loan" or "Seasoned Loan" means a Mortgage Loan that was originated more than thirty (30) days, but not more than one hundred twenty
(120) days, before its Original Pledge Date. A Pledged Loan that was originated more than one hundred twenty (120) days before its Original Pledge Date shall have zero Collateral Value.

         "Law" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational safety and health standards or controls) of any arbitrator, court or other Governmental Authority.

         "Legal Requirement" means any law, statute, ordinance, decree, ruling, requirement, order, judgment, rule or regulation (or interpretation of any of them) of any Governmental Authority, and the terms of any license, permit, consent or approval issued by any Governmental Authority.

         "Lender" means Chase and such other Persons, if any, as from time to time with the consent of the other parties to this Agreement shall be parties to this Agreement as lenders. The Lenders are listed on Schedule LC, as it may be amended and restated from time to time.

         "Lender Affiliate" means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any finance lease or other contract in the nature thereof and any agreement to give any security interest).

         "Line Limit" means the maximum principal amount that the Companies may borrow and have outstanding under the Credit Line.

         "Loan" means the loan under this Agreement -- the sum of all Advances under the Credit Line outstanding from time to time -- all of which shall be treated and considered as one loan.

         "Loan Modification" means, with respect to a Mortgage Loan, a change in the terms of such Mortgage Loan or the valuation of the property covered by the relevant Mortgage ordered by a bankruptcy court in a case filed under Chapter 7, 11 or 13 of the federal Bankruptcy Code.

         "Loan Papers" means the Mortgage Note and all of the other papers related to the establishment of a pledged Mortgage Note and the creation, perfection and maintenance of its lien and lien priority for a particular item of Collateral, including its Basic Papers and its Supplemental Papers and including any papers securing, guaranteeing or otherwise related to or delivered in connection with any Pledged Loan, in a form reasonably acceptable to the Agent (including any guaranties, lien priority agreements, security agreements, mortgages, deeds of trust, collateral assignments of the Companies' interests in underlying obligations or security, subordination agreements, negative pledge agreements, loan agreements and title, mortgage, pool and casualty insurance policies), as any such Loan Paper may be supplemented, amended, restated or replaced from time to time.

         "Long Warehoused (Aged) Loan" or "Aged Loan" means a Mortgage Loan whose Original Pledge Date was more than one hundred twenty (120) days, but not more than one hundred eighty (180) days, before the relevant Determination Date. A Pledged Loan whose Original Pledge Date was more than one hundred eighty (180) days before the relevant Determination Date shall have zero Collateral Value.

         "Majority Lenders" means, for any day, the holders of Senior Credit Notes evidencing sixty-six and two-thirds percent (66-2/3%) or more of (a) the Aggregate Committed Sum if on that day the Lenders are committed to lend under this Agreement or (b) the aggregate principal amount of the Loan outstanding if on or before that day the Lenders' Commitments have expired or have been terminated and have not been reinstated.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Market Value" of any Mortgage Loan means, on any day, the average of the prices obtained from three (3) nationally recognized brokerage firms reasonably selected by the Agent as the bid price offered for its mandatory delivery within thirty (30) days and a copy of whose price conclusions is provided to the Companies, or if the Agent, using its customary methods, systems and procedures, is unable to obtain such bid prices, then its Market Value shall be what the Agent reasonably determines its market value to be.

         "Maturity Date" means December 19, 2002, or the earlier date (the "Acceleration Date"), if any, to which maturity of the Senior Credit Notes is accelerated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

         "Mortgage" means a mortgage, deed of trust, deed to secure debt, security deed or other mortgage instrument or similar evidence of lien legally effective in the U.S. jurisdiction where the real property is located to create and constitute a valid and enforceable Lien, subject only to Permitted Encumbrances, on the fee simple estate in improved real property.

         "Mortgage Assignment" means an assignment of a Mortgage, in form sufficient under the laws of the U.S. jurisdiction where the real property covered by the Mortgage is located to give notice to the world of the assignment of the Mortgage, perfect the assignment and establish its priority relative to other transactions in respect of the Mortgage assigned.

         "Mortgage Loan" means any loan evidenced by a Mortgage Note.

         "Mortgage Note" means a note secured by a Mortgage.

         "Mortgaged Premises" means the Property securing a Pledged Loan.

         "Mortgage-related Collateral" means REO, Repurchased Loans Collateral, Single-family Collateral, Structured Securities based on and backed by pools of Single-family Collateral and their proceeds.

         "Mortgagor Bankruptcy Loss" means, with respect to a Mortgage Loan, the present value (as determined in accordance with industry standards) of the amount by which a Loan Modification has reduced the remaining scheduled monthly payments of such Mortgage Loan.

         "Multiemployer Plan" means any "multiemployer plan", as defined in
Section 4001(a)(3) of ERISA, which is maintained for employees of any of the Companies or any Subsidiary.

         "Nonconforming Mortgage Loan" means a Conventional Mortgage Loan whose original principal amount is in excess of the maximum amount eligible for purchase by FNMA or FHLMC but is otherwise in compliance with FNMA or FHLMC underwriting guidelines.

         "Nonfunding Lender" is defined in the definition of "Prorata".

         "Note Payment Account" means the Companies' non-interest bearing demand checking account no. 0010-2672740 to be maintained with Chase to be used for (a) the Agent's deposits of proceeds of Advances made by the Lenders to the Companies, and payments constituting the proceeds of principal from any Collateral (other than regular principal and interest payments on the Collateral); (b) the Agent's deposits of principal and interest payments for the repayment of Advances received from the Companies or for the Companies' account and (c) only if and when (i) no Default has occurred unless it has been either cured by the Companies or waived in writing by the Agent and (ii) no Event of Default has occurred unless the Agent has declared in writing that it has been cured or waived, the Companies' withdrawal of proceeds of Advances for the purposes permitted under this Agreement and the Agent's transfer from the Note Payment Account to the relevant Company's own account (or to a controlled disbursement account maintained by such Company with the Agent) of proceeds of sales or other dispositions of released Collateral in excess of the Advance(s) borrowed and then outstanding against such released Collateral. The Note Payment Account is (and shall continuously be) part of the Collateral for the Obligations. The Note Payment Account shall be subject to setoff by the Agent after an Event of Default has occurred. No Company shall have any right to directly withdraw funds from the Note Payment Account, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Agent, although under the circumstances described in clause (c) of the first sentence of this definition and subject to the conditions specified in that clause, the Agent shall use diligent and reasonable efforts to cause proceeds of Advances and excess Collateral proceeds that are received as therein described and that are deposited to the Note Payment Account before 3:00 PM on a Business Day to be transferred to an account on which the relevant Company does have withdrawal order authority on that same Business Day or on the Business Day thereafter when the Agent next determines the Lenders' proportionate shares of an Advance or a distribution of Loan principal paid.

         "Notice" is defined in Section 15.

         "Obligations" means all of the Companies' present and future debt, obligations and liabilities under or related to this Agreement, any Senior Credit Note or any of the other Facilities Papers, whether for principal, interest, premium, fees, costs, attorneys' fees or other obligation or liability, and whether absolute or contingent, and all renewals, extensions, modifications and increases of any of them.

         "Officer's Certificate" means a certificate executed on behalf of the Parent, the relevant Company or another relevant Person by its (or if it is a partnership, its general partner's) President, Chief Financial Officer, Treasurer or Assistant Treasurer, any of its Vice Presidents, its Controller or such other officer as shall be acceptable to the Agent.

         "Operating Subsidiaries" means all Subsidiaries of the Parent or any of the Companies other than single-purpose Subsidiaries whose only business is to hold passive investments.

         "Original Pledge Date" means the date when a Mortgage Loan was first pledged to the Agent under the Previous Credit Agreement or Pledged to the Agent under this Agreement.

         "Parent" is defined in this Agreement's preamble.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Periodic Advance" means a cash payment that is both (1) made by a Company as Servicer to (or to a trustee for the account of) the holders of Structured Securities or whole Serviced Loans in an amount equal to one month's interest on the Serviced Loans in the preceding month but not received by the date that the monthly payment is required to be remitted by the Servicer to (or to a trustee for the account of) such Structured Securities' or whole Serviced Loan's holder calculated at a rate per annum equal to the per annum rate at which interest accrues on the delinquent Mortgage Loans in the serviced pool of Mortgage Loans net of the relevant servicing fee rate and (2) fully recoverable by the Company from Serviced Loan recoveries paid to the Company on a first priority of (reimbursement) payment basis before any payment from or on account of those Serviced Loan recoveries to or for the account of either (x) the holder(s) of the relevant Structured Securities or whole Serviced Loans or (y) any other Person.

         "Permitted Debt" is defined in Section 11.6.

         "Permitted Encumbrances" means in respect of the real property securing a Pledged Loan:

         o for any Pledged Loan that is (and is disclosed to the Agent and the Custodian to be) a second lien Mortgage Loan, the Lien of one (1) senior Mortgage Loan funded before or concurrently with such Pledged Loan.

         o (i) liens for real estate taxes and governmental-improvement assessments not delinquent, (ii) easements and restrictions that do not materially and adversely affect the marketability of title to the Mortgaged Premises or prohibit or interfere with the use of the Mortgaged Premises as a one- to four-family residential dwelling (in the case of Single-Family Mortgage Loans) or for the commercial use of the Mortgaged Premises as they are being used by the Customer (in the case of any commercial real property that is security for a Business Purpose Mortgage Loan in addition to the residential real property primarily securing such Mortgage Loan), (iii) reservations as to oil, gas or mineral rights, provided such rights do not include the right to remove buildings or other material improvements on or near the surface of the Mortgaged Premises or to mine or drill on the surface thereof or otherwise enter the surface for purposes of removing oil, gas or minerals, (iv) agreements for the installation, maintenance or repair of public utilities, provided such agreements do not create or evidence liens on the Mortgaged Premises or authorize or permit any Person to file or acquire claims of liens against the Mortgaged Premises and (v) such other exceptions (if any) as are acceptable under FNMA guidelines; provided that any encumbrance not permitted pursuant to the standards of any relevant Purchase Commitment to which the subject Pledged Loan is dedicated (or which any Company has directly or indirectly represented to the Agent covers the Pledged Loan) shall not be a Permitted Encumbrance.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, registered limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations -- whether or not legal entities -- and governments and agencies and political subdivisions of them.

         "Plan" means an employee pension benefit plan of a type described in
Section 3(2) of ERISA and which is subject to Title IV of ERISA in respect of which the relevant Company or the Parent is an "employer" as defined in Section 3(5) of ERISA.

         "Pledged Loan" means a Mortgage Loan that is duly Pledged to the Agent.

         "Pledged Loans Curtailment Report" means a written report from the Companies to the Agent reflecting significant unscheduled principal payments, prepayments and reductions on Pledged Loans made in the preceding month and their resulting new Principal Balances.

         "Pledged to the Agent" means mortgaged or pledged to the Agent, as (i) mortgagee and secured party for itself as a Lender and (ii) agent and representative of the Lenders and, in respect of any investment securities, also made subject to a control agreement executed by the relevant securities intermediary and the Agent that gives control of such investment securities to the Agent (as agent and representative of the Lenders).

         "Pooling and Servicing Agreement" means both (a) the Pooling and Servicing Agreement relating to ABFS Mortgage Loan Trust 1997-2 dated as of September 1, 1997, by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, in its capacity as depositor, ABC, in its capacity as servicer, and Chase (which was then named The Chase Manhattan Bank), in its capacity as trustee, and (b) the Pooling and Servicing Agreement relating to ABFS Mortgage Loan Trust 1998-3 dated as of September 1, 1998, by and among Prudential Securities Secured Financing Corporation, a Delaware corporation, in its capacity as depositor, ABC, in its capacity as servicer, and Chase (which was then named The Chase Manhattan Bank), in its capacity as trustee, being the Pooling and Servicing Agreements respectively described and defined in the Residual Interest Certificates reproduced as Exhibit I.

         "Previous Credit Agreements" is defined in this Agreement's recitals.

         "Primary Residence Loan" means a Single-family Mortgage Loan one of whose mortgagors has answered "yes" to Question "l" in Section VIII (Declarations) of the Uniform Residential Loan Application for such Mortgage Loan ("Do you intend to occupy the property as your primary residence?"), is shown as an owner of record in the recorded deed to such property and has executed the promissory note and the Mortgage evidencing and securing that Single-family Mortgage Loan and, to the best knowledge of the Companies, currently resides in the single-family residence -- or in one of the dwelling units of the two-, three- or four-family residence -- that is the subject matter of such mortgage loan, as his or her principal and primary residence.

         "Prime Single-family Mortgage Loan" means a fully amortizing VA, FHA or Conventional Mortgage Loan (whether conforming or nonconforming) with an original term to its stated maturity of thirty (30) years or less.

         "Principal Balance" means, for any day, the advanced and unpaid principal balance of a Pledged Loan on that day. If a Pledged Loan is listed in the most current Pledged Loans Curtailment Report, then for purposes of this Agreement, the Principal Balance for that Pledged Loan (unless plainly wrong) shall be its principal balance as shown in that Pledged Loans Curtailment Report.

         "Pro Rata" means in accordance with the Lenders' respective ownership interests in the Loan. On any day, the Lenders will each own that portion of the Loan, both principal and accrued interest (and a corresponding undivided interest in all Collateral and all rights to Collateral proceeds equal to that Lender's ownership interest in the Loan), that bears the same ratio to the entire advanced and unpaid principal of the Loan then outstanding as that Lender's Committed Sum bears to the Aggregate Committed Sum, subject to this adjustment: if at any time or times, any Lender fails to fund any of its Funding Share(s) of any Advance (a "Nonfunding Lender") and one or more of the other Lenders funds it (electively in accordance with the provisions of Section 3.1), then:

         (a) the respective ownership interests of both (i) the Nonfunding Lender and (ii) the Lender (or Lenders) that funded such Funding Share(s), shall be proportionately decreased and increased, respectively, to the same extent as if their respective Committed Sums were changed in direct proportion to the unreimbursed balance outstanding from time to time thereafter of the amount so funded;

         (b) the Nonfunding Lender's share of all future distributions of any payments and prepayments on the Senior Credit Notes shall be paid -- pro rata among them in accordance with their respective unrecovered balances of such Nonfunding Lender's Funding Share(s) -- to the Lender(s) that so funded such Nonfunding Lender's Funding Share(s) until all such funding Lender(s) have been fully repaid the amount so funded; and

         (c) such adjustment shall remain in effect until such time as the Lender(s) that funded such Funding Share(s) have been so fully repaid.

If no other Lender funds any of the Nonfunding Lender's Funding Share, then the Pro Rata ownership interests in the Loan of the Lenders shall be changed, in that case so that each Lender's Pro Rata ownership interest in the Loan is equal to the ratio of that Lender's aggregate outstanding Advances to the aggregate outstanding Advances for all Lenders, but the Nonfunding Lender's share of all subsequent distributions of any payments and prepayments on the Senior Credit Notes shall be paid to the other Lenders -- pro rata among them in the ratio that the Pro Rata ownership interest in the Loan owned by each bears to the aggregate Pro Rata Ownership interests in the Loan of all such other Lenders -- and the Lenders' respective Pro Rata ownership interests in the Loan shall be readjusted after each such payment, until their Pro Rata ownership interests are restored to what they were before any Nonfunding Lender failed to fund. Notwithstanding any such changes in the Lenders' Pro Rata ownership interests in the Loan due to any Lender's failure to fund its Funding Share(s) of any Advance(s), such failure to fund shall not diminish any Lender's Funding Share(s) of subsequent Advances.

         "Property" means any interest of a Person in any kind of property, whether real, personal or mixed, tangible or intangible, including the Collateral.

         "PUHC Act" means the Public Utility Holding Company Act of 1935, as amended.

         "Purchase Commitment" means a written commitment held by a Company from an Approved Investor to buy Collateral and that specifies the type or item(s) of Collateral, a purchase date or purchase deadline date and a purchase price (or a formula from which the purchase price can be determined).

         "Receivables Borrowing Base" is defined in the definition of "Borrowing Base".

         "Receivables Borrowings" is defined in the definition of "Sublines".

         "Receivables Sublimit" is defined in the definition of "Sublines".

         "Receivables Subline" is defined in the definition of "Sublines".

         "Redemption Amount" means an amount equal to the then-current Collateral Value of any item of Collateral to be redeemed, but not less than the amount of the Advance made with respect to the Collateral being redeemed, as determined by the Agent.

         "Regulation Q" means Part 217 of Title 12 of the Code of Federal Regulations, or any other regulation when promulgated to replace the prior Regulation Q and having substantially the same function.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation when promulgated to replace the prior Regulation U and having substantially the same function.

         "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation when promulgated to replace the prior Regulation X and having substantially the same function.

         "Reimbursement Rights" is defined in Section 7.1(d).

         "Relevant 1994 UCC Amendments" is defined in Section Error! Reference source not found..

         "REO" means a Single-family Mortgage Loan owned by a Company that is in the process of foreclosure (or in the process of being conveyed to the Company by deed in lieu of foreclosure) or Single-family real property owned by a Company following judicial or nonjudicial foreclosure (or conveyance by deed in lieu of foreclosure) of a Mortgage securing a Single-family Mortgage Loan.

         "REO Borrowings" is defined in the definition of "Sublines".

         "REO Borrowing Base" is defined in the definition of "Borrowing Base".

         "REO Sublimit" is defined in the definition of "Sublines".

         "REO Subline" is defined in the definition of "Sublines".

         "Repurchased Defaulted Mortgage Loan" means a defaulted Single-family Mortgage purchased by a Company from an investor or out of a pool of Mortgage Loans pursuant to such Company's contractual obligation or election as seller or Servicer to do so.

         "Repurchased Loans Borrowings" is defined in the definition of "Sublines".

         "Repurchased Loans Borrowing Base" is defined in the definition of "Borrowing Base".

         "Repurchased Loans Sublimit" is defined in the definition of "Sublines".

         "Repurchased Loans Subline" is defined in the definition of "Sublines".

         "Request for Borrowing" means a request for a Borrowing in the form of Exhibit B (or in another form approved by the Agent), duly completed, with all required attachments and signed by the Companies.

         "Residual Interest Certificates" means and includes (i) the 1997-2 Class R Certificate dated September 29, 1997, Certificate No. R-1, issued in respect of the Pooling and Servicing Agreement dated as of September 1, 1997 by and among American Business Credit, Inc., as servicer, Prudential Securities Secured Financing Corporation, a Delaware corporation, as depositor, and Chase (which was then named The Chase Manhattan Bank), as trustee, issued by such trustee to ABFS 1997-2, Inc., representing a one hundred percent (100%) Percentage Interest (as defined in such Pooling and Servicing Agreement) of the related interest in ABFS Mortgage Loan Trust 1997-2 existing under the laws of the State of New York and created pursuant to said Pooling and Servicing Agreement, and (ii) the 1998-3 Class R Certificate dated September 29, 1998, Certificate No. R-1, issued in respect of the Pooling and Servicing Agreement dated as of September 1, 1998 by and among American Business Credit, Inc., as servicer, Prudential Securities Secured Financing Corporation, a Delaware corporation, as depositor, and Chase (which was then named The Chase Manhattan
Bank), as trustee, issued by such trustee to ABFS 1998-3, Inc., representing a one hundred percent (100%) Percentage Interest (as defined in such Pooling and Servicing Agreement) of the related interest in ABFS Mortgage Loan Trust 1998-3 existing under the laws of the State of New York and created pursuant to said Pooling and Servicing Agreement, a copy of such certificates being attached as
Exhibit I, the same all having been, and remaining, Pledged to the Agent, the parties intending that all such certificates secure the Obligations.

         "Residual Interest Certificates' Pledgor" means ABFSR2002.

         "Residual Interest Certificates' Value" means the value as collateral of the Residual Interest Certificates as determined by the Agent from time to time based on valuation advice furnished from time to time (at least quarterly) by the Companies, which advice shall be in writing and shall include a summary of the valuation methodology and assumptions used, including the assumed ramping constant prepayment rates for the various categories of Mortgage Loans comprising the backing and base for the Residual Interest Certificates and a representation by the Parent and the Companies that they and their independent auditors have applied similar parameters to the residual strips of the Companies as of a specified date and have accepted the resulting valuation as reasonable); provided that the Agent may elect (but shall have no obligation) to determine such value from time to time (whether or not such valuation advice is timely furnished and updated by the Companies from time to time) by using the Agent's usual and customary market means, methods and sources for determining the value of assets fairly comparable to the Residual Interest Certificates and the interest in mortgage loans which such certificate represents, including consulting with nationally-recognized mortgage-backed securities broker-dealers and nationally-recognized mortgage-backed securities appraisers or valuation consultants, whether or not they are Affiliates of Lender.

         "Sale Price" means the sale price for REO as set forth in a duly executed and enforceable contract between a Company, as seller, and a Person who is neither (i) an Affiliate of any Company, (ii) a director, officer or employee of any Company or any Affiliate of any Company or (iii) related as a parent, sibling, child or first cousin to any of the Companies' or any such Affiliate's respective directors or officers or any of their spouses, as purchaser, providing for the cash sale and conveyance of such REO to such Person on a closing date that is not more than ninety (90) days later than the Original Pledge Date of such REO.

         "Seasoned Loan" is defined in the definition of "Late Pledged (Seasoned) Loan".

         "Security Instruments" means, collectively, the security agreement dated concurrently herewith, executed by the Residual Interest Certificates Pledgor in favor of the Agent, covering the Residual Interest Certificates and 100% of the Class R percentage interest in certain first or second lien mortgage loans serviced by ABC therein described and referred to (such security agreement being herein called the "3/02 Security Agreement - Residual Interest Certificates"), together with any and all other papers now or hereafter executed and delivered by a Company, the Parent or any other Person as security for the Obligations, or otherwise in connection with them, as those papers may be supplemented, amended, restated or replaced from time to time.

         "Senior Credit Notes" means (a) promissory notes dated the date of this Agreement, each to be in substantially the form attached as Exhibit A-1, executed and delivered by the Companies, as comakers, payable to the order of a Lender and in a face principal amount equal to that Lender's Committed Sum, and that shall evidence the Companies' joint and several obligation to repay to the order of that note's Lender-payee all Advances funded by that Lender and outstanding from time to time, plus accrued interest on that principal, and (b) all renewals, modifications, extensions, increases and rearrangements of such promissory notes and all substitutions or replacements for them or any of them.

         "Serviced Loans" means all Mortgage Loans serviced or required to be serviced by a Company under any Servicing Agreement, irrespective of whether the actual servicing is done by another Person (a subservicer) retained by the Company for that purpose.

         "Servicer" means a Person (which may -- or shall -- mean a Company if the context permits -- or requires -- it) retained by the owner (or a trustee for the owner) of Mortgage Loans to service them under a Servicing Agreement.

         "Servicing Agreement" means, with respect to any Person, the arrangement -- whether or not in writing -- pursuant to which that Person acts as servicer of Mortgage Loans, whether owned by that Person or by others.

         "Servicing Claim" means an enforceable and liquidated money claim of a Company against (i) the trustee of Structured Securities backed by Serviced Loans, or the holder of serviced Whole Loans, in respect of which such Company made the related Periodic Advance(s), (ii) such Serviced Loans' Customers and their accounts, (iii) an insurer of such Serviced Loans or (iv) another identified Person, for reimbursement of the relevant Periodic Advance(s) made by such Company pursuant to its obligation or right as Servicer to do so under a Servicing Agreement.

         "Single-family" is a preface that means that a Mortgage Loan is secured by a Mortgage covering real property improved by a one-, two-, three- or four-family residence a portion of which may be used for business or commercial purposes if and to the extent that use thereof for such purposes does not disqualify the Mortgage Loan under the Company Underwriting Guidelines and will not disqualify it for purchase pursuant to any relevant Purchase Commitment.

         "Single-family Collateral" is defined in the definition of "Collateral".

         "Single-family Sublimit" is defined in the definition of "Sublines".

         "Single-family Subline" is defined in the definition of "Sublines".

         "Single-family Warehouse Borrowings" is defined in the definition of "Sublines".

         "Single-family Warehouse Borrowing Base" is defined in the definition of "Borrowing Base".

         "Solvent" means, for any Person, that (a) the fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature and (c) it does not have unreasonably small capital to conduct its businesses.

         "Specified Serviced Loans" means and includes each Serviced Loan serviced by any Company under or pursuant to a Specified Servicing Agreement.

         "Specified Servicing Agreements" means and includes each of the pooling and servicing agreements and the selling and servicing agreements listed on
Schedule 7.1(d), as such schedule may be updated from time to time in accordance with its terms.

         "Statement Date" means December 31, 2001, the date of the Parent's and the Companies most recent consolidated and consolidating Financial Statements for a regular financial reporting period before the Effective Date.

         "Statement Date Financial Statements" is defined in Section 9.4.

         "Structured Securities" means collateralized mortgage obligations and other mortgage-backed securities.

         "Subline Funding Limit" means the maximum amount that a Lender is committed to lend under a Subline.

         "Sublines" means the five (5) subdivisions of the Credit Line, consisting of:

         o the "Single-family Warehouse Subline" of up to one hundred percent (100%) of the Aggregate Committed Sum (the "Single-family Sublimit") of principal that may borrowed (as "Single-family Warehouse Borrowings") by the Companies and outstanding from time to time -- with a Wet Warehousing sublimit to finance Wet Loans -- to acquire and accumulate Eligible Single-family Collateral to hold pending their transfers and assignments from time to time either (i) as Whole Loans sold for cash to investors or (ii) as pools of Mortgage Loans sold to issuers of Structured Securities to be based on and backed by those Mortgage Loans in exchange for proceeds of the sale of those Structured Securities to investors, with the entire net sale proceeds in each case to be paid to the Agent for concurrent deposit in the Note Payment Account and to be applied toward repayment to the Lenders of such Advances with any remaining balance (in the absence of a Default or Event of Default) to be transferred by the Agent to the Companies' own accounts with the Agent;

         o the "Receivables Subline" of up to Seven Million Dollars ($7,000,000) (the "Receivables Sublimit") of principal that may be borrowed by the Companies (as "Receivables Borrowings") and outstanding from time to time to finance receivables produced by the Companies' Periodic Advances made from time to time pursuant to their obligations to do so as Servicers of first and junior lien Single-family Mortgage Loans;

         o the "REO Subline" of up to Three Million Dollars ($3,000,000) (the "REO Sublimit") of principal that may be borrowed by the Companies (as "REO Borrowings") and outstanding from time to time to finance the Companies' own REO;

         o the "Repurchased Loans Subline" of up to Five Million Dollars ($5,000,000) (the "Repurchased Loans Sublimit") of principal that may be borrowed by the Companies (as "Repurchase Loans Borrowings") and outstanding from time to time to finance Repurchased Defaulted Mortgage Loans; and

         o the "Working Capital Subline" of up to Five Million Dollars ($5,000,000) (the "Working Capital Sublimit") of principal that may be borrowed by the Companies (as "Working Capital Borrowings") and outstanding from time to time to finance the Companies' working capital requirements.

         "Submission List" means a listing in the form of the appropriate attachment to Exhibit B (or another form acceptable to the Agent) of Collateral that is being Pledged to the Agent -- and, for each item of Collateral other than Wet Loans, the File is being sent to the Custodian -- by or on behalf of the Companies, and or before the date of the related Advance, and for each item of Collateral listed in which the Companies have delivered (or are delivering substantially concurrently with such Submission List) to the Custodian a Warehouse Transmission File.

         "Subordinated Debt" means Debt of the Companies to any Person (i) the papers evidencing, securing, governing or otherwise related to which Debt impose covenants and conditions on the debtor under them that are no more restrictive or onerous than the covenants and conditions imposed on the Companies by this Agreement, (ii) that is not secured by any Company's property and (iii) that is subordinated to the Obligations pursuant to a currently effective and irrevocable Subordination Agreement including standstill and blockage provisions approved by the Agent, which approval will not be unreasonably withheld, conditioned or delayed.

         "Subordination Agreement" means a written subordination agreement in form and substance reasonably satisfactory to and approved by the Agent that subordinates (x) all present and future debts and obligations owing by the Companies to the Person signing the Subordination Agreement to (y) the Obligations under this Agreement and the other Facilities Papers, in both right of payment and lien priority. A form of Subordination Agreement acceptable for the purposes stated in Section 8.1(b) is attached as Exhibit C.

         "Subprime Single-family Mortgage Loan" means an amortizing Single-family Mortgage Loan (with no provision for negative amortization) with an original term to its stated maturity of thirty (30) years or less that is neither a VA, FHA or Conventional Mortgage Loan and does not meet the Company Underwriting Guidelines for a prime Single-family Mortgage Loan but does meet the Company Underwriting Guidelines for a subprime Single-family Mortgage Loan with a credit grade of A-, B or C.

         "Subsidiary" means any corporation, association or other business entity (including a trust) in which any Person (directly or through one or more other Subsidiaries or other types of intermediaries), owns or controls:

         (a) more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of its directors, managers or trustees; or

         (b) more than ninety percent (90%) of the total assets and more than ninety percent (90%) of the total equity through the ownership of capital stock (which may be non-voting) or a similar device or indicia of equity ownership.

         "Super Jumbo Mortgage Loan" means a Mortgage Loan (whether a Nonconforming Mortgage Loan or a Subprime Single-Family Mortgage Loan) that satisfies the Company Underwriting Guidelines and whose original principal amount is more than Five Hundred Thousand Dollars ($500,000) but not more than Seven Hundred Fifty Thousand Dollars ($750,000).

         "Supplemental Papers" means the Loan Papers for a particular item of Collateral other than its Basic Papers.

         "Taxes" means taxes, levies, deductions, imposts, charges or withholdings, excluding, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, under the laws of any applicable Governmental Authority.

         "Termination Date" means the earlier of (i) December 18, 2002 or (ii) the date (if any) when the Lenders' Commitment to fund Advances under this Agreement is terminated pursuant to this Agreement or by operation of law (the "Commitments Cancellation Date").

         "TRC" is defined in this Agreement's preamble.

         "UCC" means the Uniform Commercial Code or similar laws of the applicable jurisdiction, as amended from time to time.

         "Underwriter's Excuse Proviso" is defined in Section 12.1(f)(4).

         "Unfunded Liabilities" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of the Parent or any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multi-employer Plans to which the Parent or any member of a Controlled Group for employees of the Parent or any Company contributes in the event of complete withdrawal from such plans.

         "VA" means the Department of Veterans Affairs and any successor.

         "Warehouse Transmission File" means a file containing all information concerning such item of Collateral required by the "Warehouse Transmission File Instructions", as defined and provided for in (and attached as an exhibit to) the Custody Agreement, being substantially similar to the form thereof used for the Previous Credit Agreement, one of which shall be delivered by the Companies to the Custodian for each Pledged Loan on its Original Pledge Date, both by electronic, computer readable transmission in accordance with such Warehouse Transmission File Instructions and by faxing a hard copy thereof to the Custodian.

         "Wet Loan" means a Pledged Loan acquired and owned by a Company:

         (a) that has been closed by a title agency or closing attorney, funded and would qualify without exception as Eligible Single-family Collateral except that some or all of its Basic Papers are in transit to, but have not yet been received by, the Custodian so as to satisfy all requirements to permit the Company that owns it to borrow against it pursuant to this Agreement without restriction;

         (b) that the Company that owns it reasonably expects will fully qualify as Eligible Single-family Collateral when the original Basic Papers have been received by the Custodian;

         (c) as to which the Company that owns it actually and reasonably expects that such full qualification can and will be achieved on or before five
(5) Business Days after an Advance against such item of Collateral is requested and made under this Agreement (and the relevant Company hereby agrees to take such steps as are reasonably necessary to ensure it achieves full qualification as Eligible Single-family Collateral); and

         (d) for which the Company that owns it has delivered to the Custodian a Warehouse Transmission File on or before the date of the related Advance, submission of which to the Custodian shall constitute such Company's certification to the Custodian, the Agent and the Lenders that a complete File as to such item of Collateral, including the Basic Papers, exists and that such File is in the possession of either the title agent or closing attorney that closed such Pledged Loan, the relevant Company or such Company's Servicer for such Pledged Loan, or that such File has been shipped to the Custodian.

Each Wet Loan that satisfies the foregoing requirements shall be Eligible Single-family Collateral subject to the condition subsequent of physical delivery of its Mortgage Note, Mortgage and all other Basic Papers to the Custodian within five (5) Business Days after funding of the related Borrowing. Each Wet Loan against which a Company requests a Borrowing shall be irrevocably deemed Pledged to the Agent and shall automatically become pledged Collateral effective on the date of the related Request for Borrowing, and the Company that owns it shall take all steps necessary or appropriate to cause the pledge to the Agent and delivery to the Custodian of such Wet Loan and its Basic Papers to be completed, perfected and continued in all respects, including causing the original promissory note evidencing such pledged Collateral to be physically delivered to the Custodian within five (5) Business Days after the funding of the Advance, whether or not the related Advance is sooner paid, and, if requested by the Agent, to give written notice to any title agent, closing attorney or other Person in possession of the Basic Papers for such Collateral of the Agent's security interest in it and its security. Upon the Custodian's receipt of the Basic Papers relative to a Wet Loan, such Collateral shall no longer be subject to this Agreement's limitations applicable to Wet Loans; provided that if the Basic Papers for such Mortgage Loan are made the subject of a Custodian's Exception Report, such Mortgage Loan shall not be Eligible Single-family Collateral unless and until such exceptions have been corrected or cured.

         "Wet Warehousing" means lending to finance Wet Loans.

         "Whole Loans" means Mortgage Loans that are sold or intended to be sold to investors as whole loans, instead of being part of a pool from which Structured Securities are to be created and sold.

         "Working Capital Borrowing Base" is defined in the definition of "Borrowing Base".

         "Working Capital Collateral" is defined in the definition of "Collateral".

         "Working Capital Sublimit" is defined in the definition of "Sublines".

         "Working Capital Subline" is defined in the definition of "Sublines".

         "Working Capital Borrowings" is defined in the definition of "Sublines".

         1.3. Definitions for Interest Calculations. For convenience of reference, definitions used in provisions relating to calculation and payment of interest are grouped together in this Section.

         "Applicable LIBOR/BAR Margin" means:

         o for Single-Family Subline Borrowings, one and one-half percent (1 1/2%);

         o  for Receivables Borrowings, one and three-fourths percent (1 3/4%);

         o  for Repurchase Loans Borrowings, two percent (2%);

         o  for REO Borrowings two and one-fourth percent (2 1/4%); and

         o  for Working Capital Borrowings two percent (2%).

         "Balance Adjusted Rate" means a rate per annum that on any day is equal to the lesser of the Applicable LIBOR/BAR Margin and the Ceiling Rate for that day. Each determination by the Agent of the Balance Adjusted Rate, unless plainly wrong, shall be conclusive and binding.

         "BAR Floating Rate Tranche" means that portion (if any) of the principal balance of the Loan bearing interest at any time at the Balance Adjusted Rate.

         "Bloomberg British Bankers Association LIBOR Page" means the display designated as page "LIBOR" on the Bloomberg British Bankers Association rates service or such other internationally recognized service as the Agent shall select from time to time, or such other page, if any, as shall replace the LIBOR page on any such selected service for the purpose of displaying London interbank offered rates of major banks.

         "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in ss.303 of the Texas Finance Code -- as amended, the "Texas Finance Code") for that day. Any Lender may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Companies if and to the extent permitted by the Texas Finance Code.

         "Chapter 346" means Chapter 346 of the Texas Finance Code, as amended.

         "Chase Loan Balance" means, for any calendar month, the average outstanding principal balance of the Senior Credit Note held by Chase.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for that day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent. If for any reason the Agent shall determine (and its determination shall be conclusive unless plainly wrong) that it is unable to ascertain for any reason -- including the Agent's inability or failure to obtain sufficient quotations in accordance with the immediately preceding sentence -- the Federal Funds Effective Rate for any day, then for each such day that such circumstances exist, the Federal Funds Effective Rate shall be deemed to be equal to the Prime Rate for that day minus one percent (1%).

         "Floating Rate" means either the LIBOR Floating Rate or the Balance Adjusted Rate that applies, or the Prime Rate to the extent validly selected by the Companies to apply, to that portion of the principal balance of the Loan that exceeds the Free Adjusted Balances Equivalent in accordance with Section 6.2(b)(1), as the context requires.

         "Free Adjusted Balances Equivalent" means, for any calendar month, that portion of the outstanding principal of the Advances that is equal to that month's daily average of all collected balances in all demand deposit accounts maintained by the Companies (or maintained by the Companies' Affiliates at the Companies' request) with Chase during that month (although neither the Companies nor any of their Affiliates shall have any obligation whatsoever to maintain any deposits with Chase) less amounts required and applied (or to be applied) (a) to satisfy reserve and deposit insurance requirements allocable to that month and
(b) to compensate Chase for (i) services rendered to the Companies, the Parent or any of their Affiliates for that month if and to the extent, if any, that such services are not separately billed and paid for, or (ii) any agreed reductions in interest, fees and/or other normal banking charges other than interest and fees that are part of the Obligations to Chase, with each element calculated in accordance with Chase's system of allocating reserve and deposit insurance requirements, charges for services and reductions in other normal banking charges, and as that system may be changed from time to time without notice; provided that if on any day -- as of the close of business at the Agent's main Houston branch if the subject day is a Business Day, or if the subject day is not a Business Day, as of the close of business there on the immediately preceding Business Day -- if the total principal of all Advances then outstanding is less than such net daily average of collected balances, then the Free Adjusted Balances Equivalent shall be such total principal Advances outstanding.

         "Interest Rate Election Confirmation" is defined in Section 6.2(b).

         "LIBOR" means, for any day, the rate quoted by the principal London branch of JPMorgan Chase Bank at approximately 11:00 a.m. London time for that day for the offering to leading banks in the London interbank market of U.S. dollar deposits of One Million Dollars ($1,000,000) each in immediately available funds for a one (1) month period, as it appears on any commercial service regularly used by such branch to obtain such quotation. If for any reason the Agent cannot determine such rate for any day, then LIBOR for that day shall be the rate of interest per annum that is equal to the arithmetic mean of the rates appearing on the Bloomberg British Bankers Association LIBOR Page as of 11:00 a.m., London time, on that date for the offering by such institutions as are named therein to prime banks in the Eurodollar interbank market in London, England, for delivery on that day of U.S. dollar deposits of One Million Dollar ($1,000,000) in immediately available funds for a one (1) month period. Any rate of interest based on LIBOR shall be (a) computed on the basis of a year of three hundred sixty (360) days applied for the actual number of days for which the borrowing to which it applies is outstanding and bears interest in accordance with this Agreement at such rate of interest based on LIBOR (i.e., on the 365/360 -- 366/360 in a leap year -- day basis) and (b) adjusted as of the effective date of each change in LIBOR. The Agent's determination of LIBOR for each day shall be conclusive and binding unless plainly wrong. For purposes of the Current Credit Agreement and all Senior Credit Notes and other Facilities Papers, LIBOR shall fluctuate upward and downward automatically and concurrently with day-to-day changes in such arithmetic mean, and in the amount of the change.

         "LIBOR Floating Rate" means a rate per annum that on any day is equal to the lesser of (a) the sum of LIBOR for that day plus the Applicable LIBOR/BAR Margin and (b) the Ceiling Rate for that day.

         "Past Due Rate" means, on any day, a rate per annum equal to the lesser of (i) the Prime Rate for that day plus two percent (2%) per annum or (ii) the Ceiling Rate for that day.

         "Prime Rate" means, on any day, the prime rate for that day as announced by Chase. The Prime Rate is a reference rate and does not necessarily represent Chase's best or lowest rate or a favored rate, and Chase disclaims any statement, representation or warranty to the contrary. Any rate of interest based on the Prime Rate shall be (a) computed on the basis of a year of three hundred sixty (360) days applied for the actual number of days for which the borrowing to which it applies is outstanding and bears interest in accordance with this Agreement at such rate of interest based on the Prime Rate (i.e., on the 365/360 -- 366/360 in a leap year -- day basis) and (b) adjusted as of the effective date of each change in the Prime Rate. Should any issue ever arise in any forum or under any circumstances as to the amount of the Prime Rate for any then-current or past day, a certificate of the chief credit officer of Chase stating the Prime Rate for that day shall conclusively establish what the Prime Rate was for that day, absent manifest error.

         "Prime Rate Option" means the Prime Rate, which the Companies may select to apply to a portion of the outstanding principal of the Loan pursuant to Section 6.2(b)(1).

         "Regular Rate Tranche" means the portion of the outstanding principal of the Loan that exceeds the Free Adjusted Balances Equivalent.

         "Stated Rate" means:

         o on any day, for each tranche of the Loan then outstanding that is (1) not past due and (2) less than or equal to the Free Adjusted Balances, the Balance Adjusted Rate for (i) that tranche, (ii) that day and (iii) Borrowings of that type (Single-family Warehouse Borrowings, Receivables Borrowings, REO Borrowings, Repurchased Loans Borrowings or Working Capital Borrowings), computed in accordance with the provisions of this Agreement, compounded annually.

         o on any day, for each tranche of the Loan then outstanding that is (1) not past due and (2) greater than the Free Adjusted Balances, but as to which the Companies have not duly selected the Prime Rate Option, the LIBOR Floating Rate for (i) that tranche, (ii) that day and (iii) Borrowings of that type (Single-family Warehouse Borrowings, Receivables Borrowings, REO Borrowings, Repurchased Loans Borrowings or Working Capital Borrowings), computed in accordance with the provisions of this Agreement, compounded annually.

         o for the tranche of the Loan (if any) outstanding on any day as to which the Companies have duly selected the Prime Rate Option, the Prime Rate for
(i) that tranche, (ii) that day and (iii) Borrowings of that type (Single-family Warehouse Borrowings, Receivables Borrowings, REO Borrowings, Repurchased Loans Borrowings or Working Capital Borrowings), computed in accordance with the provisions of this Agreement, compounded annually.

         o for each Borrowing as a whole, the weighted average of the interest rates applicable to each of its constituent tranches; and

         o for the Loan as a whole, the weighted average of the interest rates applicable to each of the constituent tranches of each outstanding Borrowing;

provided that if on any day the applicable rate for any such tranche, any such Borrowing as a whole or the Loan as a whole shall exceed the relevant Ceiling Rate for that day, then the Stated Rate therefor shall be reset to equal the Ceiling Rate on that day and shall be set to equal the Ceiling Rate for each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of that tranche, that Borrowing or the Loan (as applicable) equals the total amount of interest that would have accrued on it if there were no Ceiling Rate.

         "Texas Finance Code" is defined in the definition of "Ceiling Rate".

         1.4. Other Definitional Provisions.

              (a) Accounting terms not otherwise defined shall have the meanings given them under GAAP.

              (b) Defined terms may be used in the singular or the plural, as the context requires.

              (c) Except where otherwise specified, all times of day used in the Facilities Papers are local (U.S. Central Time Zone) times in Houston, Texas.

              (d) Wherever the word "including" or a similar word is used in the Facilities Papers, it shall be read as if it were written, "including by way of example but without in any way limiting the generality of the foregoing concept or description".

                             2. MULTIPLE COMPANIES.

         2.1. Companies . Each representation and warranty in the Facilities Papers by a Company shall be deemed to be its separate representation and warranty and the joint and several representation and warranty of all Companies. Each covenant and agreement by a Company under the Facilities Papers is the joint and several covenant and agreement of all Companies. Any communication under the Facilities Papers to a Company is deemed to have been concurrently received by each of the other Companies.

         2.2. Basis for Structure . The Companies desire to utilize their borrowing potential on a combined basis to the same extent possible if they were merged into a single corporate entity. Each of the Companies has determined that it will specifically and materially benefit from all Borrowings. The Companies intend, and the Lenders have required, that the Companies jointly and severally execute and deliver this Agreement, the Senior Credit Note and certain other Facilities Papers. Each of the Companies has requested and bargained for the structure and terms of, and security for, all Borrowings.

         2.3. Joint and Several Obligation . Each of the Companies hereby irrevocably and unconditionally agrees (i) that it is jointly and severally liable to the Lenders and the Agent for full payment and performance of the Obligations, including all obligations of each of the Companies under the Facilities Papers, (ii) to fully pay and perform the Obligations and (iii) to indemnify, as a primary obligor, the Lenders and the Agent against any loss the Lenders or the Agent may incur as a result of any obligations of any or all of the Companies under the Facilities Papers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether known to the Lenders, the Agent or any other Person, the amount of that loss being the amount which the Lenders or the Agent (as the case may be) would otherwise have been entitled to recover from the Companies or any of them. This indemnity shall survive the payment and performance of the Obligations and the termination of the Facilities Papers. With respect to its obligation to repay Borrowings and pay other obligations of the other Company to the Lender, each of the Companies agrees to the terms set forth in Schedule 2.3.

         2.4. Contribution Rights . The Companies each intend that their joint and several obligations under the Facilities Papers, and the Liens therein granted in their Collateral, are not subject to challenge or repudiation on any basis (other than the defense if, and on the basis that, the Obligations have been paid to the extent that they have been paid.) Therefore, as of the date any transfer -- as that term is defined in Bankruptcy Code ss. 101(54) -- is deemed to occur under the Facilities Papers, each Company's liabilities under the Facilities Papers and all of such Company's other liabilities, calculated in each case to the full extent of that Company's probable net exposure when and if those liabilities become absolute and mature ("Dated Liabilities"), are intended by that Company to be less than the fair valuation of all of its assets as of that date ("Dated Assets"). To that end, each of the Companies hereby (i) grants to the other of them, and recognizes the other of them as having, ratable rights of subrogation and contribution in the amount, if any, by which the granting Company's Dated Assets (but for the total subrogation and contribution in its favor under this Section) would exceed the granting Company's Dated Liabilities, and (ii) acknowledges receipt of and recognizes its ratable rights to subrogation and contribution from each other Company in the amount that such other Company's Dated Assets (but for the total subrogation and contribution in its favor under this Section) would exceed such other Company's Dated Liabilities. Each Company will recognize rights of subrogation and contribution at least equal to its obligations under the Facilities Papers, including the obligations secured by its Collateral. It is a material objective of this Section that each Company recognizes rights to subrogation and contribution rather than be deemed not to be Solvent by reason of an interpretation of its joint and several obligations under the Facilities Papers.

                           3. THE LENDERS' COMMITMENTS

         3.1. The Lenders' Commitments to Lend . Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived (or, if one has occurred and not been so declared cured or waived, if all of the Lenders, in their sole discretion and with or without waiving the Default or Event of Default, have elected in writing that lending under this Agreement shall continue nonetheless) the Lenders agree to make revolving credit Advances to the Companies under the Sublines through the last Business Day before the Termination Date, which the Companies may borrow, repay and (having repaid) reborrow in aggregate principal amounts outstanding on any day, of up to the respective Sublimits and, in the aggregate, up to the Aggregate Committed Sum for that day. The Lenders' respective Commitments and their respective Subline Funding Limits for each Subline and the Aggregate Committed Sum are set forth on Schedule LC in effect for that day, as it may have been amended or restated pursuant to this Agreement. Upon the joinder of additional Lender(s), if any, the parties agree to approve in writing revised and updated versions of Schedule LC. The fractions to be applied to determine the respective Funding Shares of the Lenders for any day are their respective Commitments divided by the Aggregate Committed Sum for that day. Each Lender shall be obligated to fund only that Lender's own Funding Share(s) of any Borrowing requested, and no Lender shall be obligated to the Companies or any other Lender to fund a greater share of any Advance. No Lender shall be excused from funding its applicable Funding Share(s) of any Advance merely because any other Lender has failed or refused to fund its relevant Funding Share(s) of that or any other Advance. If any Lender fails to fund its Funding Share(s) of any Advance under any Facility, the Agent (in its sole and absolute discretion) may choose to fund the amount that such Nonfunding Lender failed or refused to fund, or the Agent as a Lender and the other Lenders who are willing to do so shall have the right (but no obligation) to do so in the proportion that the Commitment of each bears to the sum of the Commitments of all Lenders that have funded (or are funding) their own Funding Shares of that Advance and that are willing to fund part of the Funding Share(s) of such Nonfunding Lender. Should the Agent and/or any other Lender(s) fund any or all of the Nonfunding Lender's Funding Share of any Advance, then the Nonfunding Lender shall have the obligation to deliver such amount to the Agent (for distribution to the Lender(s) who funded it) in collected funds on the next Business Day. Regardless of whether the other Lenders fund the Funding Share(s) of the Nonfunding Lender, the respective ownership interests of the Lenders in the Loan shall be adjusted as provided in the definition of "Pro Rata". All Advances under this Agreement shall constitute a single debt and all of the Collateral shall be security for all of the Senior Credit Notes and the Obligations. If the unpaid balance of the Loan should ever exceed the Aggregate Committed Sum or any other limitation set forth in this Agreement, such excess shall nevertheless constitute part of the Obligations that are secured by the Collateral and entitled to all benefits thereof.

         3.2. Expiration or Termination of the Commitments. Unless extended in writing or terminated earlier in accordance with this Agreement, the Lenders' Commitments to lend under this Agreement and the other Facilities Papers shall automatically expire at the close of business on the Termination Date, without any requirement for notice or any other action by the Agent, any of the Lenders or any other Person.

              (a) Borrowings Outstanding May Not Exceed Limits . On any day:

                    (1) the aggregate amount of Borrowings outstanding under any Subline shall in no event exceed such Subline's Borrowing Base; and

                    (2) the Loan shall in no event exceed either (i) the Aggregate Committed Sum for that day or (ii) the Borrowing Base for that day.

              (b) If any such excess shall exist on any day and for any reason (other than as a direct result of the Agent's allowing exceptions to the Collateral limits specified in the definition of "Disqualifiers" in accordance with the provisions of Section 14.4(b)), the Companies shall repay such excess
(a) on the same day if the Company receives notice of it or otherwise learns of it before noon on a Business Day and (b) otherwise on the next Business Day.

         3.3. Advances May Be Used Only for Specific Purposes . The Companies may request Borrowings and may use proceeds of Borrowings only (a) to fund or acquire Eligible Single-family Collateral concurrently Pledged to the Agent, (b) to fund Periodic Advances that produce Eligible Receivables Collateral, (c) to repurchase Repurchased Defaulted Mortgage Loans, (d) to finance Eligible REO Collateral and (e) to fund the Companies' working capital needs.

                        4. GENERAL BORROWING PROCEDURES

         4.1. Separate Request for Each Borrowing. Borrowings under the Credit Line are available only as Borrowings under its Sublines. A separate Request for Borrowing shall be made for each Borrowing, which Request for Borrowing, when appropriately completed and with appropriate Submission Lists attached, may include requests for Borrowings under any one or more of the Sublines. On each Business Day that (i) the Agent shall have received a Request for Borrowing before the applicable deadline stated in Section 4.2 and (ii) if additional Collateral is required to support the requested Borrowing as discussed in
Section 4.2(c), before the deadline stated in Section 4.3, each of the Agent and the Custodian shall have received:

              (a) for Repurchase Loans Borrowings, Receivables Borrowings, REO Borrowings and/or Working Capital Borrowings, a Submission List; and

              (b) for Single-family Subline Borrowings, a Submission List for any Wet Loans and, for any Dry Loans, a Submission List and the Basic Papers;

the Lenders shall fund the requested Borrowing(s) as provided in Section 4.2.

         4.2. Funding of Advances.

              (a) When a Request for Borrowing is received by the Agent, the Agent shall give notice to each Lender of that requested Borrowing and that Lender's Funding Share of the requested Borrowing by 2:00 PM (Central time) on the Business Day when the requested Borrowing is to be funded by the Lenders, and each Lender shall cause its Funding Share thereof to be transferred to the Agent within two (2) hours after receiving such notice from the Agent or by 4:00 PM (Central time), whichever is earlier, so that the Agent receives it in good collected funds at the Agent's main Houston branch on that same Business Day, and the Agent shall deposit such Funding Shares into the Note Payment Account when received.

              (b) Provided no Default has occurred that has not been cured by the Companies or waived in writing by the Agent and no Event of Default has occurred that the Agent has not declared in writing to have been either cured or waived, the Agent shall disburse such Borrowing to the Companies or to their designee(s) for their account.

              (c) If a Request for Borrowing that fully qualifies in all respects for funding (including satisfying any applicable requirement of Section 4.3) is received before 1:00 PM (Central time) on a Business Day, it shall be funded as such on that same Business Day, or if received later, on the next Business Day.

         4.3. Time When Submission List(s) and New Collateral Papers (If Any)
Due.

              (a) Unless the Borrowing Base already has sufficient Collateral Value to support both (i) the requested Borrowing and (ii) all other outstanding Borrowings, the Company requesting a Borrowing shall deliver to the Agent with the Request for Borrowing one or more Submission Lists listing (i) all new Collateral being Pledged to the Agent to support such Borrowing and
(ii) the values of the elements for determining the Book Collateral Value of the new Collateral and the applicable Advance Rates for the respective Collateral Categories (as specified in the definition of "Collateral Value") in which such new Collateral falls.

              (b) If new Collateral being submitted includes Single-family Collateral, such Company shall also:

                   (1) submit Submission Lists listing the additional Single-family Collateral then being Pledged to the Agent; and

                   (2) for all new Dry Loans, if any, cause to be delivered to the Custodian all of the Required Documents,

by the applicable deadline therefor specified in the Custody Agreement.

         4.4. If Borrowings Would Exceed the Borrowing Base. If, after giving effect to a requested Borrowing, the outstanding Borrowings for any Collateral Category would exceed the Borrowing Base for that Collateral Category, or if the Agent or the Custodian determines (either then or on any later day in the course of reviewing the same) that any such Submission List or Required Documents submitted to it are incomplete or incorrect in any material respect, then:

              (a) the Agent, with notice to the Companies, may withhold the entire Advance until the Companies shall have demonstrated to the Agent's reasonable satisfaction that the Submission List submitted -- and, for Dry Loans, the Companies shall have demonstrated to the Custodian's reasonable satisfaction that all required Basic Papers submitted -- are in fact not (or are no longer) incomplete or incorrect in any material respect; or

              (b) in the case of any Borrowing Base insufficiency, unless the relevant Company instructs the Agent in writing not to fund any of the Borrowing, and subject to the provisions and limitations of Section 3.1, the Agent will fund such lesser amount(s) as the Agent shall determine is supported by the Borrowing Base (and may in its discretion elect pursuant to Section 14.4(b) to fund more) and will notify the Companies of such insufficiency, including the Agent's calculation of such insufficiency set forth in reasonable detail.

         4.5. If a Request for Borrowing or New Collateral Papers are Received Late; Waiver of Claim for Any Late Funding. If either a Request for Borrowing or the Required Documents for any new Dry Loans and their related Submission List(s) are submitted late, the Agent will use reasonable efforts to fund the requested Borrowing on the same day it is requested, although neither the Companies nor any other Person shall have any claim or cause of action against the Agent or any of the Lenders if for any reason that funding (or any other funding) does not occur on the same day it is requested.

                          5. THE SENIOR CREDIT NOTES

         To evidence the Advances to be made by the Lenders pursuant to this Agreement, the Companies agree to execute as comakers and deliver to each Lender a Senior Credit Note in a face principal amount equal to that Lender's Committed Sum and dated the same date as this Agreement (or dated with such other appropriate date as shall be agreed upon by the Companies, that Lender and the Agent if the effective date of that Lender's joinder in this Agreement is after its Effective Date). If any Lender's Committed Sum shall be increased for any reason after the Companies shall have issued that Lender its Senior Credit Note, then the Companies agrees to execute as comakers and deliver to that Lender upon its request a renewal Senior Credit Note in a face principal amount equal to the portion of that Lender's new Committed Sum and dated the same date that such applicable Committed Sum change becomes (or became) effective. Notwithstanding any other inconsistent or contrary provision of this Agreement or any of the other Facilities Papers, whether or not -- for any reason, at any time or from time to time -- the Borrowings in the aggregate exceed the sum of the face amounts of the Senior Credit Notes, all Borrowings are part of the Obligations and all of the Obligations are and shall be secured by all Collateral.

                   6. INTEREST, PRINCIPAL AND FEES PAYMENTS

         6.1. Interest. Interest shall accrue and be due and payable as follows:

              (a) Each portion of each Borrowing shall bear interest on its advanced and unpaid principal balance at the applicable Stated Rate from the date of the Borrowing until due or repaid (whichever occurs first), and such interest shall be calculated through the last day of each month and shall be due and payable monthly in arrears on the later of (i) the fifteenth (15th) day of the next month (with the first interest payment due April 15, 2002) or (ii) two (2) Business Days after the Agent bills the Companies for such accrued interest, and all accrued interest then unpaid shall be fully, finally and absolutely due and payable on the Maturity Date.

              (b) All past due principal, interest, fees or other sums shall bear interest at the Past Due Rate from their respective due dates until paid, or at such lesser rate (if any) -- although not less than the Stated Rate -- as the Agent shall elect to be applicable for any one or more days of such period. Without duplication, from the earlier of the Maturity Date or the date of the occurrence (if any) of an Event of Default described in Section 12.1(f), 12.1(g), 12.1(i) or 12.1(n), all advanced and unpaid Loan principal shall bear interest at the Past Due Rate, or at such lesser rate (if any) -- although not less than the Stated Rate -- as the Agent shall elect to be applicable for any one or more days of such period.

              (c) Except as otherwise specified in this Agreement or any relevant Facilities Papers, interest on any Borrowing is to be calculated on the basis of the actual number of days elapsed on the basis of a year of 360 days (i.e., on the 365/360 -- or 366/360 in a leap year -- day basis), unless that would cause the Ceiling Rate for any day to be exceeded, in which event and to the extent necessary to eliminate or minimize that result, interest shall be calculated on the 365/365 -- or 366/366 in a leap year -- day basis.

              (d) All interest rate determinations and calculations by the Agent, absent manifest error, shall be conclusive.

         6.2. Interest Rates.

              (a) Subject to the following rules, and as contemplated in the definition of "Stated Rate", the portion of principal of the Loan outstanding on any day when no Event of Default has occurred and is continuing that is equal to the Free Adjusted Balances for the month in which such day falls -- or if the aggregate Loan principal outstanding on that day is less than such Free Adjusted Balances, the entirety of such Loan principal -- (such portion being the BAR Floating Rate Tranche) shall bear interest at the Balance Adjusted Rate (compounded annually):

                   (1) The Balance Adjusted Rate shall not be available for or applicable to (i) any Loan principal outstanding on any day in excess of the Free Adjusted Balances Equivalent for that day, (ii) any past due Loan principal or (iii) after the occurrence of an Event of Default (unless and until the Event of Default has been declared in writing by the Agent to have been cured or waived), any Loan principal.

                   (2) To the extent that the BAR Floating Rate Tranche exceeds the Chase Loan Balance, the Agent will pay to the Lenders other than Chase, ratably, interest on such excess at a rate per annum equal to the Applicable LIBOR/BAR Margin plus the Federal Funds Effective Rate (and the Lenders hereby agree that payment of such interest at that rate is satisfactory); provided that if doing so would violate Regulation Q, on demand made by the Agent -- which demand the Agent may make on its own initiative and will make upon the request of any Lender -- the Companies shall gross-up and pay to the Agent the interest on that portion of the Loan so that the Agent will have the funds to pay the interest due to the other Lender(s) without violating Regulation Q, and the Agent's obligation to pay such interest due to the other Lender(s) shall be subject to and conditioned upon the Agent's receiving such funds from the Companies. In no event will the Agent ever be obligated to make any payment that would violate Regulation Q.

                   (3) if the Agent, acting in its sole discretion, determines that application or use of the Balance Adjusted Rate does or would violate any Legal Requirement or any rule, regulation, guideline or directive of any Governmental Authority applicable to any Lender or the Agent, whether or not having the force of law, then the Agent shall suspend the availability of the Balance Adjusted Rate, and the portion of Loan principal that would otherwise bear interest at the Balance Adjusted Rate shall instead bear interest from the effective date of such suspension at the LIBOR Floating Rate, unless and until the Agent shall thereafter declare in writing that it has made a contrary determination. If any such suspension of the Balance Adjusted Rate shall remain in effect for more than ninety (90) days, then the Companies may elect to terminate this Agreement by delivering a written termination notice to the Agent specifying a termination date at least thirty (30) days after the date of such notice, and upon repayment in full of the Obligations then outstanding, the Agent shall refund an amount equal to one-twelfth (1/12) of the sum of the Commitment Fee and the Agent's Fee theretofore paid for each whole calendar month remaining between such termination date and the Stated Termination Date.

              (b) As is also contemplated in the definition of "Stated Rate", the Regular Rate Tranche shall bear interest at the LIBOR Floating Rate (compounded annually) unless the Companies have validly elected the Prime Rate Option, in which event the Regular Rate Tranche shall bear interest at the Prime Rate until such election is thereafter duly revoked, each such election and revocation to be made in accordance with the following provisions:

                   (1) the Companies may elect the Prime Rate Option for the Regular Rate Tranche; and

                   (2) the Companies may thereafter revoke the Prime Rate
Option,

in each instance by giving the Agent telephonic notice of such election not later than 10:00 AM on the effective date for which the Prime Rate Option is being elected or revoked (as the case may be) and confirming the telephonic notice in writing by not later than the close of business on the same day, by forwarding to the Agent a completed and signed confirmation (the "Interest Rate Election Confirmation") in the form of Exhibit H and completed so as to elect or revoke (as applicable) the Prime Rate Option; confirmation shall be made by fax and a signed original shall be mailed the same day; and

                   (3) no such election or revocation shall be made which would have the effect of changing the rate at which the Regular Rate Tranche bears interest more than once in any calendar quarter.

                   (4) Notwithstanding any contrary or inconsistent provision of this Section 6.2, all past due amounts shall bear interest from the date of occurrence of any Event of Default and until it and its material consequences (if any) have been wholly cured as provided in Section 6.1(b).

              (c) On the Maturity Date accrued interest (as well as all principal) then unpaid shall be finally due and payable without notice or demand.

         6.3. Rate of Return Maintenance Covenant. If at any time after the date of this Agreement, any Lender that is a bank determines that (a) any applicable law, rule or regulation regarding capital adequacy has been adopted or changed since February 1, 2002 or (b) its interpretation or administration by any Governmental Authority, central bank or comparable agency has changed since February 1, 2002 and determines that such change or such Lender's compliance with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on that Lender's capital as a consequence of its obligations under this Agreement or any of the other Facilities Papers to a level below that which that Lender would have achieved but for such adoption, change or compliance (taking into consideration the Lender's own capital adequacy policies) by an amount the Lender deems to be material, then upon written notice to the Companies by that Lender or the Agent at least five (5) Business Days in advance of the increase, but in no event later than six (6) months after the triggering event, summarizing the facts triggering the increase and calculations of the increase, the interest rate on the principal of that Lender's portion of the Loan funded and outstanding from time to time shall be increased to a rate sufficient to provide that Lender with a rate of return on its capital equal to that which would have been achieved but for such adoption, change or compliance (taking into consideration that Lender's own capital adequacy policies) -- or if no Loan is then outstanding (or if the Loan is repaid in full before the full amount required to provide that rate of return has been paid), the Companies shall be jointly and severally liable to pay that Lender on demand an additional interest payment in an amount sufficient to provide that rate of return -- but in no event shall any such payment be required or made to the extent (if any) that such payment if made, when added to all other payments, would produce an interest rate for any period in excess of the Ceiling Rate. In determining the increase in interest rate required to achieve that result, each affected Lender may employ such assumptions and make such allocations of costs and expenses fairly applicable to the Loan as that Lender reasonably elects and may use any reasonable averaging and attribution method.

         6.4. Chief Credit Officer's Certificate Conclusive. The certificate of the chief credit officer of Chase stating the Prime Rate, the Federal Funds Effective Rate, the Stated Rate (and/or the Stated Rate(s) applicable to one or more Advances), the Past Due Rate and/or the Free Adjusted Balances Equivalent in effect from time to time, absent manifest error, shall be conclusive.

         6.5. Principal. The outstanding principal amount of the Loan shall be due and payable in full without notice or demand on the Maturity Date. Before then, the Companies jointly and severally hereby agree to pay the following principal payments to the Agent immediately upon the occurrence of the following events, in each case without notice or demand but without duplication of payment:

              (a) Promptly upon any Company's collecting any Receivables Collateral or becoming entitled to proceeds of any sale or other disposition of any Mortgage-related Collateral (including net proceeds of sales of Structured Securities created from any Mortgage-related Collateral) or other realizations upon any Mortgage-related Collateral other than regularly-scheduled installments of principal and interest, escrow payments or late charges, the Companies shall make payment to the Agent as follows:

                   (1) promptly after any Company becomes entitled to receive proceeds of any sale or other disposition of any Mortgage-related Collateral, the Companies shall cause the entirety of such proceeds (or the then-outstanding balance of the Obligations, whichever is less) to be paid directly to the Agent (or if a Company receives them, such Company shall immediately pay them over to the Agent without any requirement for notice or demand);

                   (2) if the Receivables Advances then outstanding exceed the Receivables Borrowing Base, promptly after any Company collects any sum on or in respect of any Receivables Collateral, such Company shall pay to the Agent the least of (x) the amount by which the Receivables Advances then outstanding exceed the Receivables Borrowing Base, (y) the entirety of such sums collected or (z) the then-outstanding balance of the Obligations; and

                   (3) promptly after any Company or any Affiliate thereof purchases any Serviced Loan (so that it then becomes a Repurchased Loan), the Company shall notify the Agent in order that the Agent may remove its Collateral Value from the Receivables Borrowing Base.

The Companies shall furnish the Agent and the Custodian with or promptly after each such payment a written reconciliation of the amounts collected by the Companies with the amounts received by the Agent and allocating the amounts received by the Agent by Borrowing Base (Collateral Category). Each such payment received by the Agent shall thence be disbursed by the Agent to the Lenders and applied against the principal of Borrowings outstanding under the applicable Subline(s) until the Borrowing Base for that Subline is at least equal to the Advances outstanding under that Subline. After such disbursement, the Agent shall transfer any remaining balance of the payments so received from or for the account of the Companies by the Agent pursuant to this Section 6.5 from the Note Payment Account into the Companies' own account with Chase, unless either (i) any payment of principal or interest on the Obligations shall then be past due, in which event the Agent will disburse to the Lenders Pro Rata so much of such excess as is required to pay such past due amount and transfer only the balance, if any, remaining after such application to the Companies' own account, or (ii) an Event of Default has occurred that the Agent has not declared in writing to have been either waived or cured, in which event the Agent shall hold such excess as Collateral and apply it in accordance with the provisions of Section 12.4.

              (b) If any Disqualifier occurs in respect of any item of Collateral, unless the Borrowing Base in which such item was included (including the value any Collateral subject to a Disqualifier -- which may include the subject item of Collateral -- as to which the Agent has exercised its discretionary authority under Section 14.4(b) to count and treat as though no Disqualifier were applicable to it) still equals or exceeds the sum of all Advances outstanding under that Borrowing Base's related Subline, the Companies shall repay Loan principal to the Agent in an amount -- or, unless an Event of Default has occurred that the Agent has not declared in writing to have been cured or waived, furnish substitute Collateral having Collateral Value at least -- equal to what that item's Collateral Value would have been on the day when such Disqualifier occurred if there were no Disqualifier as to that item.

              (c) If for any reason on any day, the Borrowings outstanding under any Subline exceed that Subline's Borrowing Base (including in such Borrowing Base the value of Collateral in the corresponding Collateral Category that is subject to Disqualifiers but as to which the Agent has exercised its discretionary authority under Section 14.4(b) to count and treat as though no Disqualifier were applicable to it), then the Companies shall repay Loan principal to the Agent in an amount equal to such excess, unless both (i) no Event of Default has occurred -- unless the Agent shall have declared in writing that it has been cured or waived -- and (ii) the Companies shall immediately Pledge to the Agent substitute Collateral that is not subject to any Disqualifiers and has Collateral Value at least equal to the excess.

         6.6. Facilities Fee. The Companies jointly and severally agree to pay to the Agent, for the account of the Lenders (and for the Agent to distribute to them), ratably according to their respective Committed Sums, a cash facilities fee (the "Facilities Fee") in an amount equal to one-fourth percent (0.25%) per annum of the Aggregate Committed Sum for the period from the Effective Date through the Termination Date. The Facilities Fee shall be payable in advance quarterly installments each equal to one-sixteenth percent (0.0625%) of the Aggregate Committed Sum on the date of payment, due on the Effective Date and on the fifteenth (15th) day of each June, September, December and March (if any) thereafter before the Termination Date. The Facilities Fee is not compensation for the use or forbearance or detention of money, although this Section (as well as every other Section of this Agreement) is subject to the provisions of Section 16.3. Each calculation by the Agent of the amount of the Facilities Fee shall be conclusive, absent manifest error. The Companies shall pay to the Agent on demand any deficiency in payment by the Companies of the Facilities Fee.

         6.7. Prepayments. The Companies shall have the right to prepay outstanding Borrowings in whole or in part, from time to time and without premium or penalty.

         6.8. Payments.

              (a) Except as otherwise specifically provided in this Agreement, all payments under this Agreement, on the Senior Credit Notes and under the other Facilities Papers shall be paid (i) to the Agent for deposit in the Note Payment Account, (ii) by not later than 1:00 PM (Central time) if made by electronic funds transfer, or 12:00 noon (Central time) if made by any means requiring the Agent to make manual data entries -- such deadlines shall be 12:00 noon and 11:00 AM, respectively, if and when there is more than one Lender -- on the day when due (unless the Agent shall agree to a payment's being made before a specific later deadline) and (iii) without set-off, counterclaim or deduction, in lawful money of the United States of America in immediately available funds at the principal Houston branch of the Agent, at 712 Main Street, Houston, Texas 77002, or by fed funds wire transfer to:

        JPMorgan Chase Bank
        1111 Fannin, 12th Floor
        Houston, Texas 77002
        ABA number 1130-0060-9
        Attention: Mortgage Banking Warehouse Services - Belinda Reason
        Phone:  (713) 427-6328
        Further credit:  American Business Financial, Inc.
        account number 0010-2672740

or at such other place as the Agent shall designate from time to time. Whenever any payment to be made under this Agreement, any Senior Credit Note or any of the other Facilities Papers shall be stated to be due on a day that is not a Business Day, the due date for that payment shall be automatically extended to the next day that is a Business Day, and with respect to principal, interest at the applicable rate (determined in accordance with this Agreement) shall continue to accrue during the period of such extension. Unless the Agent, acting in its sole discretion, shall agree otherwise, funds received by the Agent after 3:30 PM on a Business Day -- such deadline shall be 2:00 PM if and when there is more than one Lender -- shall be deemed for all purposes to have been paid by the Companies on the next succeeding Business Day, except that if, after so deeming, any applicable Ceiling Rate would be exceeded, then solely for the purpose of calculating interest accrued, such funds shall be deemed paid on the date received.

              (b) If and to the extent any payment is not made when due under this Agreement, any Senior Credit Note or any of the other Facilities Papers, the Companies authorize the Agent and each Lender (for the Pro Rata account and benefit of all of the Lenders) then or at any time thereafter to charge any amounts so due and unpaid against any or all of any Companies' accounts with the Agent or any of the Lenders; provided that such right to charge the Companies' accounts shall not apply to any escrow, trust or other deposit accounts designated as being held by a Company on behalf of third party owners of the escrowed funds other than Affiliates of the Company.

              (c) Any and all payments by the Companies made pursuant to this Agreement or under any Senior Credit Note or other Facilities Papers shall be made free and clear of and without deduction for any and all present or future Taxes. If the Companies shall be required by law to deduct any Taxes from or in respect of any sum payable pursuant to this Agreement or under any Senior Credit Note or other Facilities Paper, (i) the sum payable shall be increased as may be necessary so that after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made, and (ii) the Companies jointly and severally agree to pay the Taxes to the relevant Governmental Authority.

              (d) Each payment received by the Agent in accordance with this Agreement is valid and effective to satisfy and discharge the Companies' liability under the Facilities Papers to the extent of the payment.

         6.9. Pro Rata Distribution of Payments. All payments and prepayments of the Senior Credit Notes (whether voluntary or involuntary and from whatever source) received by the Agent shall be distributed by the Agent to the Lenders Pro Rata with their respective ownership interests in the Loan as of the date the payment is credited against the Senior Credit Notes in accordance with this Agreement. The distribution from the Agent to each Lender shall be made directly to the Lender by federal funds wire sent to such Lender in accordance with the wire transfer instructions set forth on Schedule 6.9, and shall be made on the same Business Day received (or deemed received) by the Agent. If the Agent shall fail or refuse to make the distribution on the same Business Day as the payment was received, then the Agent shall pay the affected Lender(s) interest on the undistributed funds at the Federal Funds Effective Rate.

         6.10. Chapter 346 Inapplicable . The Companies agree, pursuant to Chapter 346, that Chapter 346 (which regulates certain revolving credit loan accounts and revolving triparty accounts) does shall not apply to the Obligations and that none of the Senior Credit Notes nor any Advance shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

                                 7. COLLATERAL

         7.1. Grant of Security Interest. As security for the payment of the Loan and for the payment and performance of all of the Obligations, the Companies hereby GRANT to the Agent, as agent and representative of the Lenders, a first priority security interest in all of each Company's present and future estate, right, title and interest in and to the following described Collateral (although neither the Lenders nor the Agent assumes any of any Company's, or any other, liability or obligation under or in respect of any Collateral):

              (a) all Pledged Loans including all principal thereof and interest thereon from time to time outstanding or paid and Loan Papers evidencing, securing or otherwise relating to such Pledged Loans, whether or not they initially qualify or continue to qualify as Eligible Single-family Collateral,
(i) that from time to time are Pledged to the Agent or repledged to, deposited with, delivered to, caused to be delivered (or sent) by the Companies to, or held by or for, the Agent or the Custodian pursuant to this Agreement or the Custody Agreement (including all Mortgage Loans delivered or caused to be delivered by the Company to the Agent or identified to the Agent as Collateral by any means or method and all Pledged Loans held for the Agent by any financial intermediaries, securities intermediaries or bailees and also including all Wet Loans against which any part of any Advance is funded, both before and after the Basic Papers evidencing such Wet Loan come into possession of the Custodian or any other financial intermediary, securities intermediary or bailee for the Agent), (ii) in respect of which an Advance has been or may be made (1) at the Companies' request (whether written or oral) made or to be made either before, concurrently with or after the delivery or designation of such property as Collateral or (2) to preserve Collateral or the priority of the Agent's Lien against Collateral or to otherwise protect the interests of the Lenders in accordance with this Agreement or the other Facilities Papers, including Collateral delivered to the Agent or otherwise identified to the Agent as Collateral when any Borrowing is outstanding whether or not a Company has submitted a Request for Borrowing with a Submission List on which such new Collateral is listed and (iii) that have not been specifically redeemed by a Company (or its designee) in accordance with Section 7.11 or sold to and fully paid for by an investor in accordance with Section 7.11 (although it is not the exclusive method or basis for determining that an Advance has been made against a Pledged Loan, the Agent's inclusion of the Collateral Value of any Pledged Loan in any Borrowing Base at any time when any Borrowing is outstanding under the related Subline shall be conclusive evidence (absent manifest error) that such Pledged Loan is Collateral);

              (b) all Loan Papers related to, and all private mortgage insurance on, any Pledged Loans, and all renewals, extensions, modifications and replacements of any of them; all rights, liens, security interests, guarantees, insurance agreements and assignments accruing or to accrue to the benefit of any Company in respect of any of the Pledged Loans; all of each Company's rights, powers, privileges, benefits and remedies under each and every paper now or hereafter securing, insuring, guaranteeing or otherwise relating to or delivered in connection with any of the Pledged Loans, including all guarantees, lien priority agreements, security agreements, deeds of trust, collateral assignments, subordination agreements, negative pledge agreements, loan agreements, management agreements, development agreements, design professional agreements, payment, performance or completion bonds, title and casualty insurance policies and mortgage guaranty or insurance contracts; all of each Company's rights, to the extent assignable, in, to and under any and all commitments (including all Purchase Commitments) issued by (i) GNMA, FNMA, FHLMC, another mortgage company or any other investor or any lender or securities issuer to guarantee, purchase or invest in any of the Pledged Loans or any Structured Security based on or backed by any of them or (ii) any broker or investor to purchase any Structured Security, whether evidenced by book entry or certificate, representing or secured by any interest in any of the Pledged Loans, together with the proceeds arising from or pursuant to any and all such commitments; all rights under every Hazard Insurance Policy relating to real estate securing a Pledged Loan for the benefit of the creditor of such Pledged Loan, the proceeds of all errors and omissions insurance policies and all rights under any blanket hazard insurance policies to the extent they relate to any Pledged Loan or its security; all hazard insurance or condemnation proceeds paid or payable with respect to any of the Pledged Loans and/or any of the property securing payment of any of the Pledged Loans or covered by any related instrument; all of each Company's rights now or hereafter existing in, to or under any Structured Securities secured by or representing any interest in any of the Pledged Loans, whether evidenced by book entry or certificate (the Agent's Lien against each Structured Security created from, based on or backed by Pledged Loans shall automatically attach to, cover and affect all of each Company's right, title and interest in that Structured Security when issued and its proceeds and the Agent's Lien against the Pledged Loans from which such Structured Security was so created shall automatically be released when the Structured Security is issued, subject to automatic reinstatement if such issuance is voided or set aside by any court of competent jurisdiction); all proceeds of any nature paid or payable by any governmental, quasi-governmental or private mortgage guarantor or insurer (including VA, FHA or any other Person) with respect to any of the Pledged Loans; all tax, insurance, maintenance fee and other escrow deposits or payments made by the Customers under such Pledged Loans (the Agent and the Lenders acknowledge that the relevant Company's rights in such deposits are limited to the rights of an escrow agent and such other rights, if any, in and to such deposits as are accorded by the Pledged Loans and related papers); any and all personal property, contract rights, accounts, general intangibles, instruments and proceeds of whatever kind relating to the Pledged Loans and all other papers delivered to the Agent or the Custodian and all other rights transferred to the Agent in respect of any of the Pledged Loans, including the right to receive all insurance proceeds (including casualty insurance, pool insurance and title insurance proceeds) and condemnation awards or payments in lieu of condemnation which may be or become payable in respect of the premises encumbered or intended to be encumbered by any Pledged Loan;

              (c) all files, papers, documents, instruments, surveys, certificates, correspondence, appraisal reports, computer programs, tapes, disks, cards, accounting records and other records, information and data relating to any of the Pledged Loans or any of their Loan Papers, including any of the foregoing necessary or useful for the Companies or any other Servicer to service or administer any of the Pledged Loans or their Loan Papers or proceeds;

              (d) all present and future rights ("Reimbursement Rights") of any of the Companies to have, demand, receive, recover, obtain and retain payments and prepayments of interest paid or due to be paid to a Company by or for the account of any makers, endorsers, sureties, assumptors or other Persons obligated, with or without personal liability, on, under or in respect of any Specified Serviced Loans, and also including all accounts and general intangibles from time to time owned by a Company under which its holder has an enforceable and liquidated claim against a Customer of any Specified Serviced Loan and such Customer's accounts, an insurer or another identified Person under any Specified Serviced Loan for reimbursement of Periodic Advances made by any Company pursuant to its right or obligation to do so as Servicer of that Specified Serviced Loan in respect of that Specified Serviced Loan; "Reimbursement Rights" also includes all of each Company's present and future rights to have, demand, receive, recover, obtain and retain payment, reimbursement or indemnity for Periodic Advances in respect of any Specified Serviced Loan, from any other source or sources, including (1) any other Servicer, whether or not affiliated or bound by any contract with any Company,
(2) any owner or holder of any Specified Serviced Loan which was the subject of any such unrepaid Periodic Advances, (3) any investor or trustee for any investor (whether pursuant to an express or implied advances reimbursement covenant under a Specified Servicing Agreement, contained in or executed pursuant to any mortgage or mortgage-backed securities selling or servicing guide or pursuant to any other agreement between Debtor -- or any predecessor -- and such trustee or investor or by operation of any legal or equitable rule or principle, including subrogation, and specifically also including each Company's rights to (i) payments of insurance proceeds and liquidation proceeds in respect of Specified Serviced Loans to reimburse such Company for Periodic Advances made by such Company and (ii) payments of insurance proceeds and liquidation proceeds in respect of Specified Serviced Loans to pay accrued servicing fees relating to any such Specified Serviced Loans or to reimburse any kinds of servicing advances made by such Company if and to the extent that payments thereof to such Company for either of such purposes (servicing fees payment or servicing advances reimbursement) is accorded payment priority over payments to reimburse such Company for Periodic Advances by the provisions of the relevant Specified Servicing Agreement, (4) any governmental or private mortgage insurer or guarantor of any Specified Serviced Loans, (5) any proceeds of realization on any security for or guaranties or insurance of any Specified Serviced Loans which are the subject of any unrecovered Periodic Advance, (6) any title insurance in respect of any Specified Serviced Loans, (7) any insurance on property or property rights covered by any Specified Serviced Loan which is the subject of any such unrecovered Periodic Advance and (8) any other source whatsoever;

              (e) all present and future claims and rights of any of the Companies to have, demand, receive, recover, obtain and retain payments from VA, FHA, any other governmental or private insurer or guarantor or any other Person, for or in respect of any sum paid or other consideration given by or on behalf of any Company (i) to fund the purchase or other acquisition by or on behalf of the Company pursuant to any right, option or obligation of the Company or any of its Affiliates as Servicer under or pursuant to any Specified Servicing Agreement to purchase or otherwise directly or indirectly acquire any Specified Serviced Loan from its owner or out of a pool of Mortgage Loans that includes Specified Serviced Loans, or (ii) to pay costs associated with the servicing, collection, enforcement, foreclosure or realization on any security for -- or any insurance, bond, endorsement or guarantee of, for or in respect of -- any such purchased or acquired Specified Serviced Loan (or its proceeds), including all accounts and general intangibles from time to time owned by the Company under which the Company has such a claim, together with all of the Company's present and future rights to have, demand, receive, recover, obtain and retain payment, reimbursement or indemnity for (or for making) such purchase fundings or costs payments from any other source or sources, including
(1) any other Servicer, whether or not affiliated, or bound by any contract, with the Company, (2) any owner or holder of any Specified Serviced Loan which was the subject of any such costs payment or purchase, (3) any investor or trustee for an investor (whether pursuant to an express or implied advances reimbursement covenant under a contract between such investor and the Company -- or any predecessor -- contained in or executed pursuant to any mortgage or Structured Securities selling or servicing guide, pursuant to any other agreement between the Company -- or any predecessor -- and such investor or by operation of any legal or equitable rule or principle, including subrogation or assignment) or (4) any proceeds or realization on any security for or guaranties or insurance or any purchased or acquired Specified Serviced Loan or its proceeds;

              (f) all Collateral under (and, for purposes of this provision only, as that term is defined in) the Previous Credit Agreement and all collateral described in and covered by the Security Agreement - Residual Interest Certificates, the Agent's Lien and security interest in which the Companies hereby ratify and confirm, specifically requesting and recognizing that the first proceeds of the Loan hereunder will be used and applied to repay the loan outstanding under the Previous Credit Agreement and to thereby refinance such Collateral, and declaring and confirming hereby that such Lien and security interest are hereby renewed, extended, rearranged and carried forward as security for the Obligations, with the time and seniority of their priority the same as under the Previous Credit Agreement, and are not extinguished;

              (g) the Note Payment Account and all sums from time to time on deposit on it;

              (h) any other Property acceptable to the Agent and Pledged to the Agent;

              (i) all of the Company's files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data directly relating to any of the Collateral described or referred to above;

              (j) all rights to have and receive any of the foregoing and all proceeds of any of the foregoing, including all present and future accounts, general intangibles, instruments, real or personal property, books records, contract rights, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of the foregoing, including all insurance and claims for insurance affected or held for the benefit of any Company, the Lenders, the Agent or the Custodian in respect of any of the foregoing;

              (k) all other rights and interests now owned or hereafter acquired by any Company in, under or relating to any of the Collateral described or referred to above and all proceeds of sale or other disposition of, such Collateral and all contracts and agreements, whether oral or written relating thereto, and any instruments, documents or writings evidencing any monetary obligation, contract right, general intangible, account or security interest in any of such Collateral, or its proceeds, whether now existing or hereafter arising, accruing or accrued. Collateral also includes all other rights and interests in and to any and all security for or claims against others in respect of any of the Collateral described or referred to above, or proceeds of sale or other disposition of, any of such Collateral; and

              (l) all accessions or additions to, substitutions for and proceeds of any and all of the foregoing, together with all renewals and replacements of any of the foregoing.

         7.2. Further Assurances Concerning Collateral. In furtherance of the foregoing, the Companies (i) hereby jointly and severally agree to perform, or cause to be performed, such acts and duly to authorize, execute, acknowledge, deliver, file and record (or cause such actions to be taken with respect to) such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as the Agent may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to the Agent in and to any and all such Collateral and to preserve and protect the Agent's rights in respect of all present and future Collateral for the Obligations.

         7.3. Delivery of Additional Collateral or Mandatory Prepayment. At least once a week during the term of this Agreement (or more often in the discretion of the Agent if it reasonably determines that market conditions warrant) and whenever a Request for Borrowing is made by a Company (except that the Agent shall have no obligation to make such determination more frequently than once per day), the Agent shall:

         (i) determine the aggregate Collateral Values for the Borrowing Base for each Collateral Category (including the Collateral Value of any Collateral pledged on that day) Pledged to the Agent under this Agreement by summing the values of the individual items of Collateral as reported on (and recorded by the Agent from) the Companies' Submission Lists and Pledged Loans Curtailment Reports (valuing at zero Collateral for which the Agent has current actual knowledge that a Disqualifier exists except as to disqualified Collateral for which the Agent elects to exercise its discretionary authority under -- and within the limit prescribed by -- Section 14.4(b) to count and treat such disqualified Collateral as if no Disqualifier applied to it and using the Market Value of such Collateral, if any, as the Agent shall have elected to mark to market); and

         (ii) issue a statement of the value of each Borrowing Base as so determined; and

         (iii)  provide a copy of that statement to the Companies.

If the Agent shall determine on any day that any Borrowing Base is less than the outstanding Borrowings under the related Subline, then the Companies shall immediately either:

              (a) Pledge to the Agent additional Collateral and deliver to the Custodian all Basic Papers for any such additional Single-family Collateral (such delivery to the Custodian may be deferred for up to five (5) Business Days for any Wet Loans Pledged to the Agent as additional Single-family Collateral) and/or;

              (b) after giving effect to the Collateral Value of any additional Collateral Pledged to the Agent and delivered to the Agent pursuant to Section 7.3(a), pay to the Agent cash for Pro Rata distribution to the Lenders, in aggregate amounts sufficient to cover the sum of the excess of each of (i) the sum of all Borrowings outstanding over (ii) the Collateral Value of the relevant Borrowing Base(s);

provided, that the Companies may not elect under the provisions of Section 7.3(a) (and instead must make a cash paydown pursuant to Section 7.3(b)) if any Default or Event of Default has occurred that the Agent has not declared in writing to have been cured or waived.

         7.4. Mortgaging of Real Property Collateral. Each Company hereby GRANTS to the Agent a Lien against, and hereby agrees to duly Pledge to the Agent by executing, acknowledging sufficiently for recording and delivering to the Agent or (where appropriate) to a trustee designated by the Agent, a recordable mortgage, deed of trust or security deed (whichever form of real property mortgage instrument is appropriate to the jurisdiction in which the real property is located) -- on the standard FNMA/FHLMC form, modified appropriately for the purpose, or in another form approved by the Agent -- and in substance approved by the Agent, to cover each lot, parcel, tract or leasehold estate (as the case may be) of present or future REO (or any other Collateral that, while Pledged to the Agent, is or becomes real property under the law of the U.S. jurisdiction where it is located), each of which mortgage instruments shall describe the mortgagee or grantee as "JPMorgan Chase Bank, as a Lender and as Agent for certain other Lenders" and shall describe the Debt it secures substantially as follows:

         All present and future debts and obligations of AMERICAN BUSINESS CREDIT, INC., HOMEAMERICAN CREDIT, INC. d/b/a Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC., TIGER RELOCATION COMPANY and ABFS RESIDUAL 2002, INC., or any of them, to JPMorgan Chase Bank, as a Lender and as Agent for the other Lenders named therein, and to such other Lenders, under or pursuant to the 3/02 Amended and Restated Senior Secured Credit Agreement dated as of March 15, 2002 by and among such companies, JPMorgan Chase Bank and others, the principal debt under which credit agreement has a final stated maturity of December 19, 2002, as such credit agreement may have been or may from time to time be supplemented, amended or restated; provided that the principal debt hereby secured shall in no event exceed [state here the amount that is equal to 120% of the value of the mortgaged real estate as shown in its most recent Appraisal, Broker's Price Opinion or AVM].

While the Agent does not initially intend to record any of such mortgages, deeds of trust or security deeds, the Agent may elect to record -- upon prior written notice to the Companies, unless an Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived, in which case no written notice is necessary -- any or all of them at any time or times, and all costs of filing and recordation shall be paid for by the Companies, either directly or as reimbursement to the Agent, whichever the Agent shall elect.

         7.5. Collection and Servicing Rights. So long as no Event of Default shall have occurred that the Agent has not declared in writing to have been cured or waived, the Companies shall be entitled to service, receive and collect directly -- or cause to be serviced, received and collected through a Servicer or Servicers under one or more Servicing Agreements -- all sums payable to a Company in respect of the Collateral (excluding, however sums arising from sales or other dispositions of Collateral, which Section 7.6 requires to be paid to the Agent for application as therein stated); provided that the Companies' rights and obligations to service each Pledged Loan on such basis shall terminate on the earlier of (i) the Maturity Date or (ii) ninety
(90) days following the date of the first Borrowing on or after the Original Pledge Date of such Pledged Loan, although the Agent, acting in its sole discretion, may extend such 60-day interim servicing period by one or more additional 60-day periods (or longer, if a longer period is specified in the Agent's notice) by providing written notice to the Company before termination of any such interim servicing period. If any Default or Event of Default shall occur at any time, the Companies' rights and obligations to service Pledged Loans shall terminate automatically and immediately, without any notice or action by the Agent or any Lender. Upon any such termination, the Agent is hereby authorized and empowered to sell and transfer such rights to service the Pledged Loans for such price and on such terms and conditions as the Agent shall reasonably determine, and no Company shall have any right to sell or attempt to sell or transfer such rights to service the Pledged Loans. The Companies shall perform all acts and take all actions so that the Pledged Loans and all files and documents relating to the Pledged Loans that are held by a Company, together with all escrow amounts relating to the Pledged Loans, are delivered to the successor Servicer. To the extent that the approval of any third party or any other insurer or guarantor is required for any such sale or transfer, the Companies will fully cooperate with the Agent to obtain such approval. All amounts paid by any purchaser of such rights to service the Pledged Loans shall be paid to the Agent for distribution to the Lenders and application to the Loan in the same manner and order as provided for funds received by the Agent pursuant to Section 7.6.

         7.6. Rights After Occurrence of Event of Default. After the occurrence of any Event of Default that the Agent has not declared in writing to have been cured or waived, the Agent shall have the following rights (but no obligations):

              (a) in its discretion, to demand, sue for, collect or receive and receipt for (in its own name, in the name of any or all of the Companies or otherwise) any money or property at any time payable or receivable on account of any of the Collateral, in consideration of its transfer or in exchange for it;

              (b) to direct -- and to take any and all other steps necessary to cause -- any Servicer of any of the Collateral to pay over directly to the Agent for the account of the relevant Company (instead of to the Company or any other Person) all sums from time to time due to the Company and to take any and all other actions that the Company or the Agent has the right to take under the Company's contract with such Servicer; and

              (c) to request that the relevant Company forthwith pay to the Agent at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Agent as to the sources of such funds, and if the Agent does so request, then the Company shall diligently and continuously thereafter comply with such request.

All amounts so received and collected by the Agent shall be paid over to the Lenders for application to pay (i) fees owing under the Facilities Papers (pro rata in the ratio that the fees then owed to each Lender bear to the fees then owed to all Lenders), (ii) the reasonable costs and expenses incurred by the Agent or the Lenders (pro rata in the ratio that the unreimbursed costs and expenses incurred by each of them and then outstanding bears to the unreimbursed costs and expenses incurred by all of them and then outstanding) in collecting or enforcing the Senior Credit Notes and the other Facilities Papers, defending against any claims made in respect of the Facilities Papers or any related transactions, protecting or realizing on Collateral and (iii) accrued and unpaid interest on and principal of the Senior Credit Notes (for interest, pro rata in the ratio that the then-accrued and unpaid interest due on each Senior Credit Note bears to the then-accrued and unpaid interest due on all Senior Credit Notes, and for principal, pro rata in the ratio that the outstanding balance of each Senior Credit Note bears to the outstanding balances of all Senior Credit Notes).

         7.7. Sale and Agent's Delivery of Debt Collateral to Approved Investor. Unless an Event of Default has occurred that the Agent has not waived in writing (in which event the Agent's consent to such shipping or delivery shall be required):

              (a) the Companies may direct the Custodian to ship or deliver to any Approved Investor any Pledged Loan for which that investor has issued a Whole Loans Purchase Commitment; and

              (b) the Companies may direct the Custodian to ship or deliver to any issuer of Structured Securities any Pledged Loan(s) as all or part of a pool from which Structured Securities will be created that are covered by a Structured Securities Purchase Commitment issued by an Approved Investor, and the Agent's security interest in those Pledged Loans shall automatically terminate when the Structured Securities are created from such pool, although the Agent's security interest granted by this Agreement in and to -- and each Company hereby specifically declares its intent that Collateral covered by this Agreement includes -- all of such Company's present and future (i) right, title and interest in and to the Structured Securities so created and (ii) rights to demand, have, receive and receipt for such Structured Securities and their proceeds, shall automatically attach when such Pledged Loans are so securitized and the Agent's security interest in them is thereby automatically terminated, as aforesaid.

The Companies may also request that the Custodian ship any Pledged Loan(s) to any other investor.

         7.8. Collateral Sale Proceeds to be Paid to Agent. Unless, before the relevant Structured Securities are created, both (i) an amount equal to the Collateral Value of the Pledged Loans(s) being securitized (or such lesser amount as shall be required to cause the Single-family Warehouse Borrowing Base without such Pledged Loans to at least equal the Warehouse Advances outstanding) has already been paid to the Agent and (ii) information sufficient to enable the Custodian to reconcile the sums so paid to the Pledged Loans so being securitized has been provided to the Custodian, when the sale is settled of any Whole Loan or of any Structured Securities created from a pool that includes any Pledged Loan, the relevant Company shall cause the investor purchasing such Whole Loan or Structured Securities to pay such Company's net share of the purchase price therefor directly to the Agent, for application as a mandatory prepayment on the Senior Credit Notes and as a repayment of outstanding Advances made under the Single-family Subline, and if the amount so paid to the Agent is at least equal to the Collateral Value of the Pledged Loan(s) so sold or securitized, then the Agent will release the relevant Pledged Loan(s) or Structured Securities from the Agent's Lien (whereupon such Pledged Loan or Structured Securities will no longer be Pledged to the Agent).

         7.9. Pledged Loans Shipped for Securitization. Upon shipment or delivery of Pledged Loans to be securitized and pending such payment to the Agent on the sale of the resulting Structured Securities, each Company agrees to take all steps necessary to:

              (a) cause all such Structured Securities that are issued before payment of their sale proceeds is made to the Agent, to be duly registered in the Agent's name and delivered to the Agent; or

              (b) in the case of securities held by a securities intermediary, if such securities are issued before payment of their sale proceeds is made to the Agent, to cause the Agent, as agent and representative of the Lenders, to be identified in the records of the relevant securities intermediary as the only holder of securities entitlements in respect of such securities or (at the Agent's written election) to cause such securities intermediary to agree that it will act on entitlement orders to dispose of such securities and/or to pay the proceeds to a designated Person or apply them as directed in the entitlement order only if such entitlement order is issued by the Agent;

and to cause such arrangements to remain in effect until such payment of the relevant Company's net share of the sales proceeds of such Structured Securities has been made to the Agent, as aforesaid. Each Company hereby APPOINTS the Agent as its attorney-in-fact to take all such steps in its name and behalf as are necessary or appropriate to (i) obtain and maintain control of such Structured Securities, (ii) establish, maintain or continue perfection of its security interests in such Structured Securities and/or (as the context requires) (iii) enforce, collect or otherwise realize upon such interests, and such appointment shall be deemed a power coupled with an interest and shall be irrevocable for so long as any of the Obligations shall be unpaid or any of the Lenders shall have any outstanding commitment to lend or to extend any other financial accommodations to or for the account of such Company.

         7.10. Right to Request Disbursement of Excess Funds in Note Payment Account. In addition to the transfers of funds to be made pursuant to Section 6.5(a), the Companies may from time to time request that the Agent transfer from the Note Payment Account to the relevant Company's own account (or to a controlled disbursement account maintained by such Company with the Agent) proceeds of sales or other dispositions of released Collateral to the extent that on the date of disbursement such proceeds in the Note Payment Account exceed the sum of (x) the Borrowing Base (including the Collateral Value of any Collateral recently Pledged to the Agent to support Advances under pending Requests for Advance) plus (y) any sums in the Note Payment Account needed to fund pending Advances to the Companies or pending payments to the Agent or the Lenders (whether to reimburse expenses, pay accrued fees or interest or to fund mandatory principal payments on the Loan), and if (i) no Default has occurred that has not been either cured by the Companies or waived in writing by the Agent and (ii) no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived -- provided that the Agent may elect to make any such requested transfer even if an uncured and unwaived Default or Event of Default has occurred if the Agent reasonably believes at that time that doing so would be in the Lenders' interest -- the Agent will promptly do so.

         7.11. Right of Redemption From Pledge. Provided no Event of Default has occurred that the Agent has not declared in writing to have been cured or waived (provided that the Agent may elect to allow redemption even if an uncured and unwaived Event of Default has occurred if the Agent reasonably believes at that time that doing so would be in the Lenders' interest), the Companies may from time to time redeem one or more items of Collateral from pledge by either:

              (a) paying, or causing to be paid, to the Agent for deposit in Note Payment Account, for application to the outstanding balance of Advances under the relevant Subline and Pro Rata distribution to the Lenders for their application to prepayment of the principal balances of the Senior Credit Notes, the Redemption Amount for the item(s) of Collateral to be released; or

              (b) delivering substitute Collateral of the same Collateral Category as that being redeemed that both (a) is Eligible Collateral and (b) will, when included with the existing Collateral of the same Collateral Category, increase the Borrowing Base for the corresponding Subline(s) to a value at least equal to the aggregate outstanding Borrowings under such Subline;

after which the Agent shall release the redeemed Collateral to the relevant Company or its designee promptly upon written request made by such Company and at its cost, whereupon such redeemed Collateral will no longer be Pledged to the Agent and such Company shall promptly receipt -- or shall cause its designee to promptly receipt -- for such released Collateral in writing to the Agent. Further, the Agent will execute UCC partial release(s) of such redeemed Collateral -- or otherwise appropriately confirm such release in writing -- prepared at the Companies' expense if, when and in such form as the relevant Company may reasonably request.

         7.12. Return of Collateral at End of Commitment. If (i) the Lenders' Commitments to lend shall have expired or been terminated, and (ii) all Advances, interest or other amounts evidenced by the Senior Credit Notes or owing to any of the Lenders or the Agent under this Agreement, the Senior Credit Notes and the other Facilities Papers shall be fully paid and satisfied, then the Agent shall release the Collateral to the Companies or their designee promptly upon written request made by the Companies and at their cost, whereupon such released Collateral shall no longer be Pledged to the Agent and the relevant Company shall promptly receipt -- or shall cause its designee to promptly receipt -- for such released Collateral in writing to the Agent.

         7.13. Acceptance or Shipping Per Instructions of Returned Collateral is Acquittance. Acceptance by any Company of any Collateral delivered to it pursuant to any provision of this Agreement (whether or not the recipient issues a receipt for it) or shipping by the Agent of Collateral in substantial compliance with shipping instructions given by the Companies or their designee shall be a complete and full acquittance for the Collateral so delivered or shipped, and the Agent shall thereby be released and discharged from any and all liability or responsibility for it arising then or thereafter.

                           8. CONDITIONS PRECEDENT.

         8.1. Initial Advance. The obligations of the Lenders to fund their respective Funding Shares of the initial Advance under this Agreement are subject to the Companies' fulfillment of the following conditions precedent:

              (a) The Agent shall have received (or be satisfied that it will receive by such deadline as the Agent shall specify) the following, all of which must be satisfactory in form and content to the Agent in its sole discretion:

                   (1) This Agreement duly executed by all parties;

                   (2) The Senior Credit Notes, each duly executed by the Companies;

                   (3) the Guaranty, duly executed by the Parent;

                   (4) the 3/02 Security Agreement - Residual Interest Certificates, duly executed by ABFSR2002, and its related financing statement;

                   (5) the original Residual Interest Certificates, either endorsed to reflect a complete chain of title from the original owner to ABFSR2002 or reissued to reflect ABFSR2002 as owner, together with a bond power for each duly executed by ABFSR2002, completed in all respects except that the places for the name of the attorney in fact appointed thereby and the name of the transferee shall be left blank, sufficient for transferring ownership of each Residual Interest Certificate;

                   (6) a duly executed and notarized Transfer Affidavit and Agreement and Transfer Certificate (in the respective forms attached as an exhibit to the Pooling and Servicing Agreement), completed in all respects except that the places for the name of any attorney in fact appointed thereby to transfer the Residual Interest Certificates and the name of the transferee shall be left blank;

                   (7) UCC financing statements for the Collateral covered by this Agreement, each duly authorized by the Companies;

                   (8) a current UCC search report of a UCC filings search in the Office of the Secretary of State of the State of Pennsylvania for the Parent and each of the Companies except ABMS, and in the Office of the Secretary of State of New Jersey for ABMS, and in the office of the Secretary of State of Delaware for ABFSR2002;

                   (9) The Custody Agreement duly executed by the Companies and Chase as Custodian(1);

                   (10) Copies of the articles or certificates of incorporation for TRC and ABFSR2002 certified by the Secretary of State or comparable officer of the State of such Company's incorporation and a copy of the bylaws each such Company and all amendments to each, certified by such Company's secretary or assistant secretary;

                   (11) Copies of all amendments, if any, to each Company's (other than TRC and ABFSR2002) and the Parent's articles or certificate of incorporation adopted since December 1, 2000, certified by the Secretary of State or comparable officer of the State of such company's incorporation and a copy of all amendments, if any, to its bylaws adopted since December 1, 2000, certified by such Company's (or the Parent's, as the case may be) secretary or assistant secretary;

                   (12) A favorable written opinion of counsel to the Companies and the Parent(1) dated on or before the date of the initial Advance, addressed to the Lenders and the Agent and in form and substance reasonable satisfactory to the Agent and its legal counsel (opinions required to be included therein are set forth in Exhibit G);

                   (13) A copy of the resolutions of each Company's and the Parent's boards of directors, certified as of the date of the initial Advance by the relevant Company's or the Parent's corporate secretary, authorizing the execution, delivery and performance (i) by each Company of this Agreement, the Senior Credit Notes, the Custody Agreement(1) and all other Facilities Papers to be delivered by the Companies pursuant to this Agreement, and (ii) by the Parent of the Guaranty Confirmation, respectively;

                   (14) A certificate of each Company's and the Guarantor's corporate secretary as to (i) the incumbency of (x) the officers of the Company executing this Agreement, the Senior Credit Notes, the Custody Agreement(1), each applicable Request for Borrowing and all other Facilities Papers executed or to be executed by or on behalf of the Company and (y) the officers of the Parent executing the Guaranty Confirmation, respectively, and (ii) the authenticity of their signatures -- and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it -- (the Agent and the Lenders shall be entitled to rely on that certificate until the relevant Company or the Guarantor, as applicable, has furnished a new certificate to the Agent);

                   (15) An Officer's Certificate for each Company dated the date of the initial Advance and certifying that, after giving effect to that Advance, no Default or Event of Default will exist under this Agreement and that there has been no material adverse change since the Statement Date in any of the Central Elements relative to the Company; and

                   (16) Copies of an errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, providing such insurance coverage as is customary for members of the Companies' industry, all in form and content reasonably satisfactory to the Agent.


--------
(1) Already provided pursuant to the 12/00 Credit Agreement.

              (b) All directors and officers of any Company, all shareholders of any Company and all Affiliates of any Company or the Parent or any Subsidiary of any of the Companies, to whom or which any of the Companies shall be indebted either for borrowed money or for any other obligation of Fifty Thousand Dollars ($50,000) or more as of the date of this Agreement, shall have caused such Debt -- excluding only the debts and obligations described on
Schedule 8.1(b) to this Agreement -- to be Subordinated Debt, as defined in this Agreement, by executing and causing to be delivered to the Agent a Subordination Agreement substantially in the form of Exhibit C and taking all other steps, if any, required to cause such Debt to be Subordinated Debt, as so defined, and the corporate secretary of the relevant Company or the Parent (as the case may be) shall have certified each such Subordination Agreement executed to satisfy the requirements of this Subsection to be true, complete and in full force and effect as of the date of the Advance.

              (c) Payment to the Agent of the Facility Fee (for deposit in the Note Payment Account and Pro Rata distribution to the Lenders) and all other fees and expenses (including the disbursements and reasonable fees of the Agent's and the Lenders' attorneys, subject to the limitation specified in
Section 13.1(a)) of the Agent and the Lenders accrued and billed for to the date of the Company's execution and delivery of this Agreement.

         8.2. Each Advance. The obligations of the Lenders to fund their respective Funding Shares of the initial Advance and each subsequent Advance under this Agreement are also subject to the satisfaction, in the sole discretion of the Agent, as of the date of each such Advance, of the following additional conditions precedent:

              (a) The Companies shall have delivered to the Agent a Request for Borrowing and, if any relevant Borrowing Base is insufficient to support all or part of the requested Borrowing, shall have delivered to the Agent and to the Custodian one or more Submission Lists appropriate to the Collateral Categories of the new Collateral and (except for Wet Warehousing Advances) to the Custodian the Basic Papers for any new Single-family Collateral required to cause the relevant Borrowing Base(s) to at least equal the related Subline's (Sublines') outstanding Borrowings after giving effect to the requested Borrowing.

              (b) If the Request for Borrowing includes submission of any Dry Loans as new Collateral, the Custodian shall have received the Basic Papers for all such Dry Loans.

              (c) Unless the requested Borrowing is only a Wet Warehousing Borrowing, the Custodian shall have issued its Custodian's Certification relating to the Collateral comprising the Borrowing Base(s) for the Borrowing.

              (d) The Agent shall have received evidence reasonably satisfactory to it (i) as to the due filing and recording in all appropriate offices of all financing statements, and of all other instruments (if any), as may be necessary to perfect or continue perfection of the Agent's security interest in the Collateral, (ii) if there is any Collateral that is of a type that requires the Agent's interest to be noted by book entry, that such book entry has been duly made and (iii) if there is any Collateral that is "investment property" under the UCC of the State of Texas or other applicable Law, that such instruments as are necessary to give the Agent "control" of such Collateral have been duly executed by the Companies and the relevant securities intermediary.


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              (e) The representations and warranties of the Companies contained in Section 9 shall be true and correct in all material respects as if made on and as of the date of each Borrowing unless specifically stated to relate to an earlier date.

              (f) Each Company shall have each performed all agreements to be performed by it under this Agreement, the Custody Agreement and all other Facilities Papers, as well as under all Purchase Commitments, and after giving effect to the requested Borrowing, no Default or Event of Default will exist under this Agreement or any of the other Facilities Papers.

              (g) The Companies shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of their business, and no liabilities (whether or not in the ordinary course of business) that adversely and materially affect any of the Central Elements since the dates of the Companies' Financial Statements most recently theretofore delivered to the Agent and distributed to the Lenders.

              (h) The Agent shall have received from counsel for the Companies and the Parent, if reasonably requested by all of the Lenders, an updated favorable opinion or opinions, in form and substance satisfactory to the Agent addressed to the Lenders and/or the Agent (whichever the Agent shall specify) and dated as of the date of such Borrowing, covering and updating such matters that were originally addressed in the opinion issued pursuant to Section 8.1(a)(12) of the 12/00 Credit Agreement as the Agent may request.

              (i) The Companies shall have paid the Facilities Fee then due and payable in accordance with Section 6.6 and the Custodian's fee pursuant to the Custody Agreement.

                              9. REPRESENTATIONS.

         The Companies (each being referred to in this Section as the "Company") and the Parent each hereby represents and warrants to the Agent and the Lenders both (a) as of the date of this Agreement and (b) except as to those specified to relate only to a specific date, again as of the date of each Request for Borrowing, that:

         9.1. Organization; Good Standing; Subsidiaries. The Parent and the Company is each a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation (which is New Jersey for ABMS and Pennsylvania for the Parent and each of the other Companies). The Company and the Parent has each furnished to the Agent a true and complete copy of the Company's charter or articles of incorporation and its bylaws or corporate regulations, and all amendments to each made on or before the date of this Agreement, and agrees to furnish to the Agent a true and complete copy of any amendment adopted after the effective date of this Agreement promptly after it is adopted. The Company and the Parent warrants and represents that it and its Subsidiaries each has the full legal power and authority to own its properties and to carry on its business as currently conducted and each is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership of its property or the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on any of the Central Elements. Neither the Company nor the Parent has Subsidiaries, including single-purpose finance Subsidiaries all of whose indebtedness for borrowed money or other material indebtedness is nonrecourse Structured Securities Debt, except as set forth on Exhibit D or as have been subsequently disclosed by the Company to the Agent in writing. Exhibit D states the name of each such Subsidiary as of the Effective Date, including all such single-purpose finance Subsidiaries, place of incorporation, each state in which it is qualified as a foreign corporation and the percentage ownership of the capital stock of each such Subsidiary by the Company.


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

         9.2. Authorization and Enforceability. The Company has the power and authority to execute, deliver and perform this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to which it is a party or in which it joins or has joined, and the Parent has the power and authority to execute, deliver and perform the Guaranty and the Guaranty Confirmation. The execution, delivery and performance by the Company of this Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers to which it is a party and the borrowing of the Loan, and the execution, delivery and performance by the Parent of the Guaranty and the Guaranty Confirmation, have each been duly and validly authorized by all necessary corporate action on the part of the Company or the Parent, as applicable (none of which has been modified or rescinded, and all of which are in full force and effect) and do not and will not conflict with or violate any Legal Requirement or the articles of incorporation or bylaws of the Company or the Parent, conflict with or result in a breach of or constitute a default under any agreement, instrument or indenture binding on the Company or the Parent, or require any consent under any such agreement, instrument or indenture, or result in the creation of any Lien upon any property or assets of the Company or the Parent except the Lien securing the Obligations, or result in or permit the acceleration of any debt of the Company or the Parent pursuant to any agreement, instrument or indenture to which the Company or the Parent is a party or by which the Company or the Parent or its property may be bound or affected. This Agreement, the Senior Credit Notes, the Custody Agreement and all other Facilities Papers constitute the legal, valid, and binding obligations of the Company, and the Guaranty constitutes the legal, valid and binding obligation of the Parent, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally.

         9.3. Approvals. Neither the execution and delivery of this Agreement, the Senior Credit Notes, the Custody Agreement, the Guaranty, the Guaranty Confirmation and all other Facilities Papers nor the performance of the Company's or the Parent's obligations under such Facilities Papers requires any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than (i) those that have been obtained or will be obtained by the time required and which remain in full force and effect, (ii) those for which the Company's or the Parent's failure to obtain them will not have a material adverse effect on any of the Central Elements in respect of the Company or the Parent and (iii) the filing of the Security Instruments.

         9.4. Financial Condition. The balance sheet of the Companies (and, to the extent applicable, their Subsidiaries, on a consolidated basis) and the related statements of income, changes in stockholders' equity and cash flows ("Financial Statements") for the fiscal year ended on the Statement Date (the "Statement Date Financial Statements") heretofore furnished to each of the Lenders, fairly present the financial condition of the Companies (and their Subsidiaries) as at the Statement Date and the results of their operations for the fiscal period ended on the Statement Date. The Statement Date Financial Statements were prepared in accordance with GAAP. On the Statement Date, the Companies did not have any known material liabilities -- direct or indirect, fixed or contingent, matured or unmatured -- or liabilities for sales, long-term leases or unusual forward or long-term commitments not disclosed by the Statement Date Financial Statements or reserved against in them. Since the Statement Date, (i) there has been no material adverse change in any of the Central Elements related to the Companies (and their Subsidiaries), nor is the Company aware of any state of facts which (with or without notice, the lapse of time or both) would or could result in any such material adverse change, and
(ii) there have been no material unrealized or anticipated losses from any loans, advances or other commitments of the Company, except for the material adverse changes and losses (if any) that are summarized on Schedule 9.4.


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

         9.5. Litigation. Except as disclosed in the Statement Date Financial Statements or the most recent Financial Statements furnished to the Agent (whichever is more current), there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company or the Parent, threatened or reasonably anticipated against or affecting the Company, the Parent or any of its Subsidiaries in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum which, if adversely determined, could reasonably be expected to result in a material and adverse effect on any of the Central Elements relative to the Company or the Parent.

         9.6. Licensing. The Company and the Servicers (if any) of its Mortgage Loans are duly registered as mortgage lenders and servicers in each state in which Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Legal Requirement, except where the failure to register could not reasonably be expected to result in an material and adverse effect on any of the Central Elements in respect of the Company..

         9.7. Compliance with Laws. Neither the Company, the Parent nor any of its Subsidiaries is in violation of any provision of any law, or any judgment, award, rule, regulation, order, decree, writ or injunction of any court, other Governmental Authority or public regulatory body that could reasonably be expected to have a material adverse effect on any of the Central Elements relative to the Company or the Parent.

         9.8. Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowings directly or indirectly made available to or received by the Company or for its account will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or which would constitute this transaction a "purpose credit" within the meaning of Regulation U, as now or hereafter in effect.


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

         9.9. Investment Company Act. Neither the Parent nor any Company is subject to the rules governing an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         9.10. Public Utility Holding Company Act. Neither the Parent, any Company nor any of their respective Subsidiaries is an "affiliate" or a "subsidiary company" of a "public-utility company", or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", as such terms are defined in the PUHC Act. Further, none of the transactions contemplated under this Agreement shall cause or constitute a violation of any of the provisions, rules, regulations or orders, of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Senior Credit Notes, the Loan, any of the Facilities Papers or any of the Agent's Liens.

         9.11. Payment of Taxes. The Parent and the Companies have filed (or caused to be filed) all required federal, state and local income, excise, property and other tax returns with respect to their and their Subsidiaries' operations, all of such returns are true and correct and the Parent and the Companies have paid or caused to be paid -- or is protesting by appropriate proceedings diligently pursued and has established adequate reserves therefor -- all taxes which are due and owing under applicable law or as shown on any assessment to the extent such taxes have become due, including all applicable FICA payments and withholding taxes. The amounts reserved as a liability for income taxes and other taxes payable in the financial statements heretofore furnished to the Agent and the Lenders are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes -- whether or not disputed -- of the Parent, the Companies and their Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all prior years and periods, and for which the Parent, the Companies and their Subsidiaries may be liable in their own right or as transferee of the assets of other Person or as successor to any other Person.

         9.12. Agreements. Neither the Company, the Parent nor any of its Subsidiaries is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting any of the Central Elements except as disclosed in (i) the Statement Date Financial Statements, (ii)
Schedule 9.4 or (iii) the more current Financial Statements, if any, that the Companies have furnished to the Agent after the Effective Date. Neither the Company, the Parent nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement, instrument or indenture that could reasonably be expected to have a material adverse effect on any of the Central Elements in respect of such Company or any such Subsidiary. No notice of any asserted default has been given by the holder of any of the debt or other obligations of the Companies or any of the Parent's direct or indirect Subsidiaries (other any special purpose entity that is a Subsidiary of the Parent created to issue Structured Securities that, on the relevant date as of which this representation is made or deemed made, have run their course). No liquidation or dissolution of the Parent, any of the Companies or any such Subsidiary is pending or, to the Company's or the Parent's knowledge, threatened. No receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Companies, the Parent or any such Subsidiaries or any of their properties is pending, or to the Company's or the Parent's knowledge, threatened.


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

         9.13. Title to Properties. The Parent, the Company and each of its Subsidiaries has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected or referred to in the Statement Date Financial Statements or in the more current Financial Statements (if any) furnished to the Agent after the Effective Date, except for such properties and assets as have been disposed of since the date of such current Financial Statements either in the ordinary course of business or because they were no longer used or useful in the conduct of its business, and all such properties and assets are free and clear of all Liens except for (i) the lien of current (nondelinquent) real and personal property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters to which like properties are commonly subject that do not materially interfere with the use of the property as it is currently being used and (iii) such other Liens, if any, as are disclosed in such Financial Statements and Permitted Encumbrances.

         9.14. The Company's Address . The Company and the Parent represent that the chief executive office and principal place of business of each Company and the Parent are at BalaPointe Office Centre, 111 Presidential Boulevard, Suite 215, Bala Cynwyd, Pennsylvania 19004, or at such other address as shall have been set forth in a written notice to the Agent given subsequent to the Effective Date and at least thirty (30) days before such notice's effective date accompanied (if the Company's new address is in a different state) by a UCC-3 Financing Statement amendment signed by the Company to amend each Financing Statement required by this Agreement to reflect the Company's change of address.

         9.15. ERISA. With respect to each Plan, the Parent and each member of the Controlled Group have fulfilled their obligations in all material respects, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of the Parent or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) would reasonably be expected to have a material adverse effect on the properties, liabilities, condition (financial or otherwise), business or operations of the Parent or any Company. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any property of the Parent or any member of the Controlled Group. Unfunded Liabilities as of the date hereof do not exceed Twenty-five Thousand Dollars ($25,000). No "prohibited transaction" has occurred with respect to any Plan.

         9.16. Special Representations Concerning Collateral. The Company hereby represents and warrants to the Lenders and the Agent, as of the date of this Agreement and as of the date of each Request for Borrowing, that:

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


              (a) The Company is the legal and equitable owner, free and clear of all Liens other than Permitted Encumbrances, of the Collateral Pledged to the Agent by the Company. All Single-family Collateral, including all pledged Wet Loans, has been duly (i) authorized and validly issued, (ii) endorsed or assigned to the Company and (iii) endorsed or assigned by the Company in blank and delivered (or in the case of Wet Loans, are in the process of being delivered) to the Custodian or endorsed in a manner acceptable to the Agent. The Company represents that all of the Collateral, individually and collectively, Pledged to the Agent by the Company complies with all of the requirements of this Agreement and the Custody Agreement and is genuine and what it purports to be. All information concerning each item of Collateral set forth on a Submission List or in a Warehouse Transmission File sent to the Agent or the Custodian was, is and/or shall be (as applicable) true and complete in all material respects as of the date of such Submission List or Warehouse Transmission File. All Basic Papers for each such item of Single-family Collateral will be transmitted to the Custodian with the Submission List with which it is submitted. Each assignment to the Agent of the Lien securing any Single-family Collateral will be in proper and sufficient form for recording in the appropriate government office in the U.S. jurisdiction where the underlying property (land and improvements) covered by such Lien is located. Upon and after delivery to the Agent of the Mortgage Note evidencing the particular item of Single-family Collateral, the Agent on behalf of the Lenders will have a duly perfected first priority security interest in such Collateral and for so long as the Agent, the Custodian or another bailee for the Agent retains possession of such note, or takes such other action as is necessary for it to have and maintain a perfected security interest in such note under the UCC, the Agent will have a duly perfected first priority security interest in such Single-family Collateral. Upon identification as Collateral to the Agent or the Custodian of each item of Receivables Collateral in which the Company has rights (ordinarily, by reason of the Company's funding of a Periodic Advance that produces such receivable, whether before or after the Lenders and the Agent have funded a Borrowing to fund or finance such Periodic Advance), the Agent will have a duly perfected first priority security interest in such Receivables Collateral. The Agent will have a first and prior Lien, subject only to Permitted Encumbrances, against each item of REO (or other Collateral) that is real property, and the relevant Company has delivered or (promptly after such item of REO or other Collateral has become real property and the relevant Company has acquired rights in it, the relevant Company will deliver) to the Custodian a recordable mortgage, deed of trust or security deed (as appropriate for the jurisdiction in which such real property is located) covering such real property in accordance with the provisions of
Section 7.4 to memorialize and confirm such Lien.



              (b) The Company has and will continue to have the full right, power and authority to pledge the Collateral Pledged to the Agent and to be Pledged to the Agent by the Company under this Agreement or pursuant to it, and such Collateral may be further assigned without any requirement for the consent of any other party to the Collateral.

              (c) The Company will maintain the Lien on the real property described in, or referred to as covered by, each Pledged Loan as a first Lien -- or if it has been Pledged to the Agent as a second Lien Mortgage Loan, by a valid Lien second and inferior only to a single Mortgage Loan secured by a first Lien on the premises and property securing the subject Pledged Loan -- having the priority represented to the Agent, subject only to Permitted Encumbrances, until all of the Obligations have been fully paid and satisfied and the Lenders have no further Commitments outstanding.

              (d) All Mortgage Loans and all related papers included in the Collateral (including all pledged Wet Loans, Repurchased Defaulted Mortgage Loans and Mortgage Loans that are REO) Pledged by the Company to the Agent:

                   (1) were originated by the Company or by a duly licensed mortgage lender in the ordinary course of its business and, if not originated by the Company, were sold by their respective originators and purchased by the Company, acting in the ordinary course of their respective businesses;


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                   (2) have been made in compliance with all applicable
requirements of the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the federal Truth-In-Lending Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, related statutes and regulations and all applicable Legal Requirements under usury, truth-in-lending, equal credit opportunity and all other Laws, and the continued compliance of the Pledged Loans is not affected by their pledge to the Agent, as agent and representative of the Lenders;

                   (3) are the legal, valid and binding obligations of the respective Customers who made them and are and will continue to be valid and enforceable in accordance with their terms, without any claim, right of rescission, counterclaim, defense or offset, including any claim or defense of usury, except as such enforceability may be limited by bankruptcy and other laws affecting the rights of creditors generally and by principles of equity, and neither the operation of any of their respective contract terms nor the exercise of any right thereunder will render any of them partly or wholly unenforceable or subject to any such claim, right of rescission, counterclaim, defense or offset, and no such claim, right of rescission, counterclaim, defense or setoff has been asserted;

                   (4) have not been modified or amended and none of their requirements has been waived, except as expressly and completely reflected in the applicable Loan Papers furnished to the Custodian;

                   (5) to the best of the Company's knowledge, respectively have fair market values equal to or greater than the collateral values respectively attributed or allocated to them under this Agreement;

                   (6) comply and will continue to comply with the terms of this Agreement and the Custody Agreement;

                   (7) were not originated in, and are not subject to the laws of , any jurisdiction whose laws (i) make unlawful their pledge to the Agent pursuant to this Agreement, or their ownership by the Agent or the Lenders following foreclosure of the Agent's Lien, or conveyance in lieu of foreclosure after any Event of Default or (ii) render the Pledged Loans unenforceable;

                   (8) are in full force and effect and have not been satisfied or subordinated in whole or in part or rescinded, and the residential real property securing the Pledged Loan has not been partially or completely released from the Lien of the Pledged Loan except for partial releases of immaterial portions of the Mortgaged Property and subordination to easements granted that do not materially and adversely affect the value of the Mortgaged Property;

                   (9) have a Fair Isaac ("FICO") credit score of at least 500 or a comparable credit score based on a comparable credit scoring system;

                   (10) create in favor of the Company valid and enforceable perfected first priority Liens and security interests, subject only to Permitted Encumbrances, in favor of the Company in the Mortgaged Premises covered thereby as security for payment of such Pledged Loan, and the Company has Pledged to the Agent, and collaterally assigned to the Agent, all of its right, title and interest in such Pledged Loan including the Lien in the Mortgaged Premises covered thereby, and the Agent has and will have a valid and perfected and enforceable first priority Lien or security interest in such Pledged Loan and its related Mortgaged Premises;

                   (11) evidence and are each secured by a valid first Lien -- or if it has been Pledged to the Agent as a second Lien Mortgage Loan, by a valid Lien second and inferior only to a single Mortgage Loan secured by a first Lien on the premises and property securing the subject Pledged Loan -- in favor of the Company on Mortgaged Premises securing the amount owed by the Customer(s) under the related Mortgage, subject only to Permitted Encumbrances;

                   (12) the Company has pledged and collaterally assigned all of the Company's right, title and interest in such Pledged Loan and related Mortgage, and the Agent has and will have a valid and perfected and enforceable first priority security interest in such Pledged Loan;

                   (13) are each executed in full accordance with all requirements of the applicable Laws of the jurisdiction in which the Mortgaged Premises are located, with the Mortgage for each being (i) duly acknowledged and sealed by such official and in such manner and form as to be both recordable and effective under such Laws to give such constructive notice to all Persons as shall be necessary to establish and continue the Lien of such Mortgage with the priority that the Company represents it has to the Lender and
(ii) so recorded, and with the Mortgage Note, Mortgage and all related papers executed with the genuine original signature(s) of the Customer(s) obligated on such Pledged Loan, and all parties to each such Pledged Loan had full legal capacity to execute it;

                   (14) (for Pledged Loans purchased by the Company) were purchased for fair value and the Company took possession of them in the ordinary course of its business, without knowledge that the Pledged Loan was subject to any security interest other than the security interest herein granted to the Agent, as agent and representative of the Lenders;

                   (15) the Company has not sold, assigned or pledged any of such Pledged Loans to any Person and the Company has good and marketable title to them free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest other than the Agent's Lien, and is the sole owner thereof with full right to pledge them to the Agent;

                   (16) are primarily secured by Single-family residential property; and

                   (17) are the subject of a Current Appraisal, a current Broker's Price Opinion or a current AVM of which a Company has possession and will make available to the Agent on request.

              (e) As to each Pledged Loan and its Loan Papers:


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

                   (1) (except as to Repurchased Defaulted Mortgage Loans and
REO) the Company has not waived any default, breach, violation or event permitting acceleration except payment delinquencies that have not been outstanding long enough to cause the Pledged Loan to be In Default;

                   (2) as of the Effective Date, the related Mortgaged Premises are, to the best of the Company's knowledge, free of damage and in good repair and no such Mortgaged Premises have suffered hurricane or earthquake damage that is not covered by a Hazard Insurance Policy;

                   (3) as of the Effective Date, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the related real property which are or may be prior, equal or subordinate to the Lien of the Pledged Loan;

                   (4) the Loan Papers contain customary and enforceable provisions so as to render the rights and remedies of their holder adequate for the realization against the collateral for the Pledged Loan of the benefits of the security intended to be provided by it; and

                   (5) there is only one original executed Mortgage Note, and (except in the case of Wet Loans) that original has been delivered to the Custodian.

              (f) Each item of Collateral has been fully advanced in its face amount, each Mortgage is a Lien on the premises and property described in it having the priority represented to the Agent, and the description of the Mortgaged Premises in each Mortgage is legally adequate.

              (g) No default, and no event that with notice or lapse of time or both would become a default, has occurred and is continuing under any item of Collateral except as to which the Company has given notice to the Agent (by reporting Pledged Loans that are Delinquent Mortgage Loans), and if any such default or event has occurred, it has not continued for more than sixty (60) days, reckoned and counted from the most recent month end, and the Company will promptly notify the Agent of any such pledged Single-family Mortgage Loan or pledged Contract that is in default for a longer period of time.

              (h) The Company has complied and will continue to comply with all Legal Requirements relating to each item of Collateral.

              (i) All Hazard Insurance Policies covering the premises encumbered by each item of Single-family Collateral:

                   (1) name and will continue to name the Company or its Servicer as the insured under a standard mortgagee clause;

                   (2) are and will continue to be in full force and effect;
and

                   (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if required by the terms of any applicable private mortgage insurance or by any applicable Legal Requirement.


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

              (j) Mortgaged Premises securing Single-family Collateral and located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance as required by the National Flood Insurance Program.

         9.17. Survival. All representations and warranties by each Company shall survive delivery of the Facilities Papers and the making of Advances, and any investigation at any time made by or on behalf of the Agent or any Lender shall not diminish the Agent's or such Lender's right to rely on them.

                          10. AFFIRMATIVE COVENANTS.

Where specified below the Parent, and in every covenant set forth below each Company (each being referred to in this Section as the "Company") jointly and severally with each other Company hereby agrees that, for so long as the Commitments are outstanding or any of the Companies' obligations remain to be paid or performed under this Agreement, the Senior Credit Notes or any of the other Facilities Papers, the Company (and, where specified, the Parent) shall do the following:

         10.1. Pay Senior Credit Notes. The Company will punctually pay or cause to be paid when due the principal of, interest on and all other amounts now or hereafter owing under this Agreement, the Senior Credit Notes and the other Facilities Papers in accordance with their respective terms.

         10.2. Financial Statements. The Company and the Parent will deliver to the Agent and to each of the Lenders:

              (a) As soon as available and in any event within forty-five (45) days after the end of each month, statements of income of the Parent and its Subsidiaries on a consolidating basis for the month just ended, and the related balance sheet as at the end of such month, all in reasonable detail.

              (b) As soon as available and in any event within sixty (60) days after the close of each of the first three (3) fiscal quarters in each of its fiscal years, statements of income and changes in its stockholders' equity and cash flows of the Parent and its Subsidiaries on a consolidating and consolidated basis for the period from the beginning of such fiscal year to the end of such fiscal quarter, and the related balance sheet as at the end of such fiscal quarter, all in reasonable detail, with all notes and certified by its chief financial officer that, to the best of his or her knowledge, such financial statements were prepared in accordance with GAAP and present fairly the financial condition and the results of operations and cash flows for the period covered, subject, however, to year-end audit adjustments and the omission of footnotes.

              (c) As soon as available and in any event within one hundred twenty (120) days after the close of each of its fiscal years (except that the accountants' report and opinion on mortgage loan servicing required by Section 10.2(c)(3) shall be provided by April 30 of each year), statements of income, changes in its stockholder's equity and cash flows of the Parent and its Subsidiaries on a consolidating and consolidated basis as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP and with all notes, and accompanied by:


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                   (1) a report and opinion of BDO Seidman or other independent certified public accountants of recognized standing selected by the Companies and acceptable to the Agent, stating that such accountants have conducted audits of such financial statements in accordance with generally accepted auditing standards and that, in their opinion, such financial statements present fairly, in all material respects, the financial position of the Parent and its Subsidiaries as of the date thereof and the results of its operations and cash flows for the periods covered thereby in conformity with GAAP;

                   (2) copies of any management letter from such accounting firm and the Parent's and Companies' response(s) to it;

                   (3) a report and opinion of BDO Seidman or another firm of independent public accountants that is a member of the American Institute of Certified Public Accountants, stating that such firm has examined selected documents and records relating to the servicing of Mortgage Loans, including the Companies' Pledged Loans covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report -- the Companies will use commercially reasonable efforts to obtain such a report and opinion in respect of each subservicer (if any) for the Companies, and will furnish those obtained to the Agent; and

                   (4) a certificate signed by the chief financial officer of the Parent stating that said financial statements fairly present its financial condition and results of operations and those of its Subsidiaries as at the end of, and for, such year.

The Company and the Parent also agree to provide to the Agent such other information related to such annual reports as the Agent may from time to time reasonably request.

              (d) Together with each of the monthly, quarterly and annual financial statements required by Sections 10.2(a), 10.2(b) and 10.2(c) above, a certificate of the Parent's chief financial officer (i) setting forth in reasonable detail all calculations necessary to show that the Companies and the Parent are in compliance with the applicable requirements of Sections 11.4, 11.5, 11.6, 11.7, 11.8 and 11.9 of this Agreement or, if the Parent is not in compliance, showing the extent of noncompliance and specifying the period of noncompliance and what actions the Parent proposes to take with respect thereto and (ii) stating that the terms of this Agreement have been reviewed by such officer or under his or her supervision, and that he or she has made or caused to be made under his or her supervision, a review in reasonable detail of the transactions and the condition of the Parent during the accounting period covered by such financial statements and that such review does not disclose the existence during or at the end of such accounting period -- and that such chief financial officer does not have knowledge of the existence as of the date of the Officer's Certificate -- of any Event of Default or Default or, if any Event of Default or Default existed or exists, specifying the nature and period of its existence and what action the Company has taken, is taking and proposes to take with respect to it. Each such Officer's Certificate shall show, in reasonable detail, the computations supporting compliance (or showing noncompliance) with the provisions of Sections 11.4, 11.5, 11.6, 11.7, 11.8 and
11.9. Exhibit E is a sample form for showing such computations.


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         10.3. Financial Statements Will be Accurate. The Parent and each
Company each agrees that all financial statements and reports of auditors furnished to the Lenders and the Agent hereunder will be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period then ended (except to the extent otherwise required to conform to good accounting practice), subject, however -- for financial statements other than year-end statements -- to year-end audit adjustments and the omission of footnotes.

         10.4. Other Reports. The Parent and the Companies will promptly furnish to the Agent (for distribution to the Lenders upon their request) from time to time information and certificates regarding the business and affairs of the Parent and the Companies, including the following and such other information as the Agent may from time to time reasonably request (each report or certificate required must be signed by an Authorized Company Representative and the Agent will have no responsibility to verify or track any of the items referenced or conclusions stated in such reports or to verify the authority of its signer):

              (a) Monthly, a hedging coverage report showing, in reasonable detail and in form and substance acceptable to and approved by the Company and the Agent, the Company's hedging coverage of all Mortgage Loans.

              (b) Monthly, a Pledged Loans Curtailment Report for Single-family, broken down by Collateral Category.

              (c) Monthly, a report summarizing notices received by the Company requesting or demanding that the Company repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Company to any investor or other Person pursuant to any express or implied repurchase or indemnity obligation (whether absolute or contingent and whether or not the Company is contesting or intends to contest the request or demand).

              (d) Quarterly, a delinquent Mortgage Loan report categorized by age of delinquency for 30, 60, 90 or more days.

              (e) Quarterly, mortgage loan production reports reflecting the Company's quarterly mortgage loan production and acquisition volumes, as well as its mortgage loan pipeline.

              (f) Quarterly, a report listing, and stating the current values of, the Companies' residual interests in the Companies' Mortgage Loan pools that have been securitized, with such values to be determined by a method, and such report to be in form and content, agreed to by the Company and the Agent.


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              (g) Quarterly, copies of any changed pages to the Company
Underwriting Guidelines to update the copies of the Company Underwriting Guidelines furnished to the Agent before, on or about the Effective Date (and which are described in Schedule UG.)

              (h) If the Companies shall pledge Mortgage Loans acquired in a bulk purchase transaction, the Companies shall provide the Agent a loan profile appropriately classifying the acquired Mortgage Loans portfolio by their appropriate Collateral Categories.

              (i) Such other reports by the Company in respect of the Collateral, in such detail and at such times as the Agent in its reasonable discretion or at the reasonable direction of a Lender may request at any time or from time to time.

              (j) As soon as available and in any event within ten (10) Business Days of the date distributed, copies of all definitive prospectuses relating to
(i) any security offerings by the Company or the Parent or any of their Subsidiaries (including single-purpose finance Subsidiaries) or (ii) any securities to be based on, backed by or created from any Collateral and to be offered by the Company, the Parent or any of their Subsidiaries.

              (k) As soon as available and in any event within ten (10) days after filing, copies of (i) all press releases issued by the Company, the Parent or any of their Subsidiaries, (ii) all regular or periodic financial reports, and copies of all extraordinary or non-routine filings, if any, that shall be filed with the U.S. Securities and Exchange Commission or any successor agency by or on behalf of the Parent or any of its Subsidiaries (including single-purpose finance Subsidiaries) and (iii) all such filings relating to any securities that are or are to be based on, backed by or created from any Collateral and which filings are made by or in respect of the Company, the Parent or any of their Subsidiaries.

         10.5. ERISA Information and Compliance. Promptly furnish to the Agent
(i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by the Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Parent or the relevant member of the Controlled Group specifying the nature thereof, what action the Parent or such Company is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by the Parent or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by the Parent or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, the Parent will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Parent or any Company. The Parent covenants that it will, and will cause each member of the Controlled Group to, (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Parent or any Company.


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         10.6. Maintain Existence and Statuses; Conduct of Business. The
Company and the Parent will each preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to maintain such rights, privileges, licenses or franchises would not have a material adverse effect on any of the Central Elements in respect of the Company or the Parent, and conduct the business of the Company in an orderly and efficient manner and remain in the residential mortgage business as its principal and core business.

         10.7. Hedge Investments in Mortgage Loans. If at any time during the term of this Agreement, the Company is hedging its investments in Mortgage Loans Pledged to the Agent, the Company will prepare its periodic hedge position reports in form, substance and detail reasonably satisfactory to the Agent and provide a copy of each to the Agent and each Lender when issued, and the Company will not pledge or otherwise encumber any investment securities acquired by the Company and held from time to time to so hedge its investments in Mortgage Loans Pledged to the Agent.

         10.8. Compliance with Applicable Laws. The Company and the Parent will comply with all applicable Legal Requirements, the breach of which could materially and adversely affect any of the Central Elements in respect of the Company or the Parent, except where contested in good faith and by appropriate proceedings and where reserves adequate (in accordance with GAAP) in the judgment of its board of directors have been set aside on its books.

         10.9. Inspection of Properties and Books. Upon reasonable advance notice, the Company and the Parent will permit authorized representatives of the Agent, the Lenders or both to discuss its business, operations, assets and financial condition and its Subsidiaries with their officers, employees and independent accountants, and will permit authorized representatives of the Agent to examine their books of account and make copies or extracts of them (which the Agent may then provide to the Lenders), all at such reasonable times as the Agent or a Lender may request. The Parent will provide the Agent and the Lenders access to its accountants to ask any and all reasonable questions that the officers of the Agent or any of the Lenders or any of their authorized representatives may address to such accountants. The Agent or the Lender acting will notify the Parent in writing before the Agent or such Lender contacts its accountants and the Parent may have a representative in attendance at any meetings between the officers or other representatives of the Agent and the Parent and such accountants held in accordance with this authorization.


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         10.10. Notice of Suits, Etc. and Notice and Approval of Proposed
Servicing Transfers. The Company and the Parent agree to give prompt written notice to the Agent of:

              (a) any material action, suit or proceeding instituted by or against the Company, the Parent or any of its Subsidiaries in any federal or state court or before any commission, regulatory body or Governmental Authority or if any such proceedings are threatened against the Company, the Parent or any of its Subsidiaries, in a writing containing the applicable details;

              (b) the filing, recording or assessment of any federal, state or local tax lien or liens against the Company, the Parent, any of its Subsidiaries or any assets of any of them representing claims aggregating Five Hundred Thousand Dollars ($500,000) or more;

              (c) the occurrence of any Event of Default hereunder or the occurrence of any Default which continues for five (5) days;

              (d) the transfer or loss of any Servicing Agreement for the servicing of any Pledged Loans and to which the Company is a party, or which is for the Company's benefit, and the reason for such transfer or loss, if known to the Company; provided that no such notice to the Agent shall be required in respect of transfer of any Servicing Agreement resulting from the Company's sale of Mortgage Loans on a servicing-released basis and in the ordinary course of its business; and

              (e) the occurrence of (i) any event which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company, the Parent or any or its Subsidiaries is a party or to which any of them or any of their properties or assets may be subject which may lead to or result in a material adverse effect on any of the Central Elements in respect of the Company or the Parent, or (ii) any other action, event or condition of any nature which may lead to or result in such an effect.

To the extent the Company has approval rights concerning transfers of any Servicing Agreement relating to any Pledged Loans, it agrees not to approve or acquiesce in any transfer of such servicing to a Servicer that has not been approved by the Agent, which approval will not be unreasonably withheld, conditioned or delayed.

         10.11. Payment of Taxes, etc. The Company or the Parent will pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company, the Parent or its Subsidiaries or upon their respective income, receipts or properties before they become past due, as well as all lawful claims for labor, materials and supplies or other things which, if unpaid, could reasonably be expected to become (or result in the placement of) a Lien or charge upon any part of such properties; provided that it and its affected Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies that are being contested in good faith and by proper proceedings being reasonably and diligently pursued, execution or enforcement of which has been effectively stayed (by the posting of a bond or other security sufficient to achieve that result, or by any other fully effective means), and for which reserves determined to be adequate (in accordance with GAAP in all material respects) by its -- or its affected Subsidiary's -- board of directors have been set aside on its books.


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         10.12. Insurance. The Company and the Parent will each maintain, and cause any Servicers of its Mortgage Loans to maintain, errors and omissions insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a qualified mortgage originating institution, and will maintain or cause to be maintained liability insurance protecting the Company or the Parent (as the case may be) and fire and other hazard insurance on its respective properties, with responsible insurance companies not disapproved by the Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and within thirty (30) days after notice from the Agent, will obtain, or cause to be obtained, such additional insurance as the Agent shall reasonably require, at no expense to the Agent or the Lenders. Certificates of such insurance and, if specifically requested by the Agent, copies of such policies, shall be furnished to the Agent without charge upon the Agent's request made from time to time.

         10.13. Subordination of Certain Indebtedness. The Company and the Parent will cause any and all debt and obligations of the Company or the Parent to any Affiliate of the Parent or any shareholder, director or officer of the Parent Company or any other Affiliate of the Parent -- except only those items of Debt (if any) specifically excluded in Schedule 8.1(b) -- to be Subordinated Debt, as defined in this Agreement, by the execution and delivery by such Affiliate or shareholder, director or officer to the Agent of a Subordination Agreement in the form of Exhibit C and the taking of all other steps (if any) required to cause such Debt to be Subordinated Debt, as defined in this Agreement, and deliver to the Agent an executed copy of that Subordination Agreement, certified by the corporate secretary of the Company or the Parent, as applicable, to be true and complete and in full force and effect, as to all such present and future debts and obligations of the Company except only those specifically excluded in Schedule 8.1(b).

         10.14. Payment and Performance of Other Loan Obligations. The Company and the Parent will each pay and perform in all material respects all of its obligations, and cause all of its Subsidiaries' material obligations to be paid and performed, promptly and in accordance in all material respects with their terms, under the terms of each loan agreement, bill, note, bond, mortgage, security agreement, indenture or debt instrument by which it is bound or to which any of its property is subject, and promptly notify the Agent in writing of the cancellation or reduction of any of its lines of credit or agreements with any other lender or financial institution, or with any Affiliate.

         10.15. Maintain Priority and Perfection of Lender's Lien. The Company and the Parent will do such things as applicable law requires to maintain the Lender's Lien on the Collateral as a perfected first priority Lien at all times required by this Agreement.


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         10.16. Use of Proceeds of Advances. The Company will use the proceeds of each Advance solely for the applicable purpose stated in Section 3.3 and for no other purpose.

         10.17. Promptly Correct Escrow Imbalances. By no later than seven (7) Business Days after learning (from any source) of any material imbalance in any escrow account(s) maintained by a Company (or any subservicer for it) pursuant to any Servicing Agreement, the Company will promptly correct and eliminate such imbalance.

         10.18. Special Affirmative Covenants Concerning Collateral.

              (a) Until all of the Obligations shall have been fully paid and satisfied and the Lenders have no obligation to lend or provide any other financial accommodations to the Companies under or in anywise in respect of this Agreement, the Company warrants and will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all persons whomsoever.

              (b) Each Pledged Loan will be underwritten in conformance with the Company Underwriting Guidelines in existence as of the date such Pledged Loan is originated.

              (c) The Company will ensure that the Mortgaged Premises securing each Pledged Loan is continuously insured against casualty loss as follows:

                   (1) the Company shall cause to be maintained with respect to each Pledged Loan, one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customarily required by other creditors for real estate of the same type as the Mortgaged Premises (residential or commercial, as the case may be) located in the same general geographic area and State as the Mortgaged Premises that secure that Pledged Loan, issued by a company authorized to issue such policies in the state in which such Mortgaged Premises are located and in the amount required by the Company Underwriting Guidelines. Each Hazard Insurance Policy shall contain a standard mortgagee insured clause in favor of the Company and its successors and assigns. If any Customer obligated on any Pledged Loan fails to pay any premiums on the Hazard Insurance Policy for the related Mortgaged Premises, the Company shall pay such premiums out of its own funds and may separately add the amount so paid to the relevant Customer's obligation as provided by the Mortgage Loan papers (although any increase in the principal balance of the Pledged Loan resulting from adding any such amount thereto shall not be considered in determining the Collateral Value of such Pledged Loan); and

                   (2) the Company may, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each residential Mortgaged Premises pursuant to Section 10.18(c)(1), and shall, to the extent that the related Loan Papers do not require the Customer(s) obligated on them to maintain a Hazard Insurance Policy with respect to the related residential Mortgaged Premises, maintain one or more blanket insurance policies covering losses on the Company's interest in the Pledged Loans resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be in the form and the amount as shall be reasonably satisfactory to the Agent. The Company shall pay the premium for such policy on the basis described therein and shall pay from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Pledged Loans. However, the Company shall not be required to deposit any deductible amount with respect to claims under individual Hazard Insurance Policies maintained pursuant to Section 10.18(c)(1). If the insurer under such blanket insurance policy shall cease to be acceptable to the Company, the Company shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.


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

              (d) The Company shall keep in force throughout the term of this Agreement (i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons who service a portfolio of Mortgage Loans having an aggregate principal amount of One Billion Dollars ($1,000,000,000) or more and which are generally regarded as servicers acceptable to institutional investors.

              (e) The Company shall execute and deliver to the Agent such UCC financing statements and continuation statements and shall make or cause to be made by any Person such book entries and control agreements with respect to the Collateral as the Agent may reasonably request from time to time to perfect or continue perfection of the security interests granted or required to be granted to the Agent (for itself as a Lender and as agent for the other Lenders) pursuant to this Agreement. The Company shall also execute and deliver to the Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as shall be reasonably required by the Agent from time to time, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lenders and the Agent under this Agreement, the Senior Credit Notes, the Custody Agreement and the other Facilities Papers. The Agent shall have all the rights and remedies of a secured party (for itself as a Lender and as agent for the other Lenders) under the UCC of the State of Texas and any other applicable law, in addition to all rights provided for in this Agreement or the Custody Agreement.

              (f) As soon as they become available, the Company will assemble and deliver to the Custodian all Basic Papers relating to Wet Loans. Without limitation of the foregoing, if original recordation receipts evidencing the recordation of the Mortgage and Mortgage Assignment included in the Pledged Loans have not previously been delivered to the Custodian, the Company will promptly deliver (or cause to be delivered) to the Custodian, either the original recordation receipts or the original recorded Mortgage or Mortgage Assignment showing the recordation data thereon.

              (g) The Company will maintain, at its principal office or in a regional office not disapproved by the Agent, or in the office of a computer service bureau engaged by the Company and not disapproved by the Agent, and upon request shall make available to the Agent (or the Custodian, if the Agent ever ceases to be Custodian) the originals of all Loan Papers and related instruments, and all files, surveys, certificate, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral that are held by or under the direction or control of the Company or any of its Affiliates and that have not already been provided to the Agent or the Custodian.


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         10.19. Coordination with Other Lenders/Repo Purchasers and Their
Custodians. The Companies will keep the Agent informed of the current name, address and contact information concerning each Company's other mortgage warehouse credit and repurchase facilities and will cooperate and assist the Agent in exchanging information with such others (and their document custodians or trustees) to prevent and promptly correct conflicting claims to and interests in Collateral between or among lenders or repurchase facilities counterparties.

                            11. NEGATIVE COVENANTS.

Where specified below the Parent, and in every covenant set forth below each Company (each being referred to in this Section as the "Company"), jointly and severally with each other Company, hereby agrees that, for so long as the Commitments are outstanding or any of the Companies' obligations remain to be paid or performed under this Agreement, the Senior Credit Notes or any of the other Facilities Papers, the Company (and, where specified, the Parent) shall not, either directly or indirectly, without the prior written consent of the Agent do any of the following:

         11.1. Contingent Liabilities. Neither the Company nor the Parent will assume, guarantee, endorse, or otherwise become liable for the Debt or other obligation of any Person or entity except (a) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (b) under the Company's or the Parent's (as the case may be) existing contingent liabilities described on Schedule 11.1 and (c) contingent liabilities incurred in the ordinary course of business of up to One Hundred Fifty Thousand Dollars ($150,000) each and Five Hundred Thousand Dollars ($500,000) in the aggregate.

         11.2. Merger; Sale of Assets; Acquisitions. Neither the Company nor the Parent will liquidate, dissolve, sell assets, consolidate or merge, nor acquire substantially all of the assets of any other Person, unless:

              (a) (i) in the case of a consolidation or merger of the Company, it is with a mortgage company and the Company is the survivor or (ii) in the case of an acquisition, it is of assets or securities to be used by one or more of the Companies in the direct prosecution of its core mortgage company business, or, if it is not, such acquisition shall have been approved in advance and in writing by the Agent; and

              (b) after giving effect to such a sale, consolidation, merger or acquisition, no Default or Event of Default would exist under this Agreement or any of the other Facilities Papers.

         11.3. Deferral of Subordinated Debt. Neither the Company nor the Parent will pay in advance of its stated maturity any Subordinated Debt of the Company or prepay any scheduled installment thereon (for any term loans), prepay before its due date any contractually required mandatory principal prepayment (for any revolving credit facility evidenced by a written loan agreement) or, if a Default or an Event of Default under this Agreement shall have occurred, thereafter make any payment of any kind or through any direct or indirect means or method on such Subordinated Debt unless and until either (a) every Default (if any) which has occurred has been cured by the Company or waived in writing by the Agent before becoming an Event of Default and the Agent shall have declared in a writing signed by a Senior Vice President or more senior officer of the Agent that all Events of Default (if any) which have occurred have been duly cured or waived or (b) all of the Obligations have been paid and performed in full.


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

         11.4. The Parent's Debt to Adjusted Net Worth Ratio. The Parent will not permit the ratio of Debt (excluding nonrecourse Debt whether under repurchase agreements or otherwise) to the sum of (x) GAAP Net Worth plus (y) that portion of Subordinated Debt not due before the Maturity Date, of the Parent and its Subsidiaries, on a consolidated basis, to exceed 5:1 as at the end of any of the Company's fiscal quarters or fiscal years.

         11.5. The Parent's Minimum Liquidity. The Parent will at all times maintain at least Twenty-five Million Dollars ($25,000,000) in (x) unrestricted cash and Cash Equivalents that is owned and held free and clear of Liens other than bankers' liens or setoff rights against cash on deposit with the Agent or another depositary institution and the Agent's or another warehouse lender's Lien and (y) Eligible Single-family Collateral owned by the Parent or one of the Companies and that is either unpledged or, if Pledged to the Agent or pledged to another warehouse lender (or that has been delivered to a warehousing repurchase agreement counterparty) against which no borrowing is outstanding (or that has not been purchased by such repurchase agreement counterparty).

         11.6. Debt. Neither the Parent nor any Company will incur, permit to exist or commit to incur any Debt that has not been approved by the Agent in writing in advance, except the following (collectively, the "Permitted Debt"):

              (a) the Loan and the other Obligations;

              (b) obligations to pay Taxes;

              (c) liabilities for account payable, non-capitalized equipment or operating leases and similar liabilities incurred in the ordinary course of business;

              (d) accrued expenses, deferred credits and loss contingencies that are properly classified as liabilities under GAAP;

              (e) Debt incurred in the ordinary course of business to hedge the risk of interest rate fluctuations or any of the Companies' portfolios or pipelines of Mortgage Loans under this Agreement or in respect of other Permitted Debt obligations;

              (f) liabilities for capital leases and similar liabilities incurred in the ordinary course of business, up to an aggregate maximum principal amount of Five Million Dollars ($5,000,000);

              (g) funded Debt in an aggregate principal amount of up to Five Hundred Million Dollars ($500,000,000) under one or more warehouse financing agreements as to each of which:


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                   (1) the Companies have given the Agent advance written
notice and a reasonable opportunity to discuss with the Company (taking into account any relevant confidentiality provisions) such warehouse financing agreement, focusing principally on the nature of the collateral and the provisions of such agreement and its related financing statements for perfecting security interests in such collateral (with the intent of avoiding potential overlapping of such other creditors' and the Agent's Liens; and

                   (2) that permits wet warehousing, the Companies have used their best efforts to cause the lender thereunder to either (x) enter into a written intercreditor arrangement reasonably acceptable to and approved by the Agent if the Agent shall notify the Companies such an arrangement will be required (provided that all intercreditor arrangements made on or before the 12/01 Amendment Effective Date shall remain in full force and effect, whether or not the subject warehouse financing agreements permit wet warehousing), or
(y) appoint Chase as the documents custodian for such warehouse financing facility;

              (h) Debt in an aggregate principal amount of up to Twenty Million Dollars ($20,000,000) under one or more lease financing agreements;

              (i) revolving credit Debt to First Trust Bank of up to Five Million Dollars ($5,000,000);

              (j) the Subordinated Debt described on Schedule SD;

              (k) the specific Debt described on Schedule 11.6(k);

              (l) other Debt of the Parent or one or more of the Companies approved in writing by the Required Lenders (no Lender shall have any obligation to approve any such Debt, and each may approve or disapprove it in such Lender's sole and absolute discretion);

              (m) Debt incurred in connection with the collapsing and repurchasing of securities issued in connection with a securitization of Mortgage Loans the documentation for which specifically contemplates and permits such a repurchasing transaction; and

              (n) Debt secured solely by the residual interests of the Parent or any Company in the income stream to be received under any Mortgage Loan or lease securitization program.

         11.7. The Parent's Minimum Adjusted Tangible Net Worth. As of the end of any fiscal quarter, permit the Adjusted Tangible Net Worth of the Parent (on a consolidated basis with its Subsidiaries) to be less than Two Hundred Fifty Million Dollars ($250,000,000).

         11.8. The Parent's Minimum Subordinated Debt and Limit on Current Subordinated Debt. The Parent's Minimum Subordinated Debt and Limit on Current Subordinated Debt. The Parent will maintain Subordinated Debt of at least Three Hundred Seventy-five Million Dollars ($375,000,000) at all times, but the Parent will not on any day permit Subordinated Debt principal that will become due (whether as scheduled installment payments, calls, mandatory prepayments, as a result of acceleration or by any other means or for any other reason) within one (1) year of that day to exceed sixty-five percent (65%) of the aggregate principal amount of all of the Parent's Subordinated Debt on that day.


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         11.9. Dividend Limitation. Neither the Parent nor any Company shall declare any dividend when any Event of Default exists or after the declaration or payment of which any Event of Default would exist, or, without the specific consent of the Agent (which the Agent will not unreasonably withhold, condition or delay), pay any declared dividend after the payment of which any Event of Default would exist.

         11.10. The Parent's Minimum GAAP Net Worth. As of the end of any fiscal quarter, permit the GAAP Net Worth of the Parent (on a consolidated basis with its Subsidiaries) to be less than Fifty-five Million Dollars ($55,000,000).

         11.11. Special Negative Covenants Concerning Collateral and Company Underwriting Guidelines.

              (a) Except to correct errors or omissions in Loan Papers, the Company shall not amend or modify, or waive any of the terms and conditions of any Pledged Loans, or settle or compromise any claim in respect of them, or accept other than cash or the exchange of comparable Collateral (which are concurrently Pledged to the Agent by the Company) in liquidation of any Pledged Loans; provided that the Servicer may correct errors or omissions in Pledged Loans in the ordinary course of business that do not impair the enforceability or validity of the Loan Papers or of any relevant Purchase Commitment.

              (b) The Company will not create, incur, grant, assume or suffer to exist any Lien on any of the Collateral, other than in favor of the Agent pursuant to this Agreement and other than Liens arising as by operation of law prior to the Mortgage Loan or other obligation comprising the Collateral becoming delinquent.

              (c) The Company will not make any material change in the Company Underwriting Guidelines (specifically including any change that would have the effect of increasing the maximum Cumulative Loan-to-Value Ratio for Jumbo Mortgage Loans or Super Jumbo Mortgage Loans or relaxing any requirement for Hazard Insurance Policies on Mortgaged Property) without first providing a copy of the proposed change to the Agent, or if the Agent shall give the Company a written notice objecting to such proposed change and providing a written explanation of the reason or reasons for the Agent's objection on or before ten
(10) Business Days after receiving a copy of the proposed change.

                          12. DEFAULTS AND REMEDIES.

         12.1. Events of Default. The occurrence of any of the following conditions or events shall be an Event of Default.

              (a) Failure by the Companies to pay the principal of any Advance when due pursuant to this Agreement or any Senior Credit Note, whether such Advance has become due because the Maturity Date has occurred through lapse of time or acceleration or by operation of another provision of this Agreement or the Senior Credit Notes; or failure by the Companies to pay any installment of interest on any Advance or any other amount owing under this Agreement on or before five (5) Business Days after the due date of such interest.


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              (b) Failure of the Parent or any of its Subsidiaries to pay any
other Debt when due, or any default in the payment when due of any principal or interest on any other Debt or in the payment when due of any contingent obligation (other than nonrecourse Structured Securities Debt of any Subsidiary formed for the purpose of issuing such Debt) if such default continues beyond any period of grace provided under the papers evidencing such obligation; or breach or default with respect to any other material term of any other debt or of any promissory note, bond, loan agreement, reimbursement agreement, mortgage, indenture or other agreement relating thereto, if the effect of any such failure, default or breach referred to in this Section 12.1(b) is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, debt of the Company or any of its Subsidiaries in the aggregate amount of Ten Million Dollars ($10,000,000) or more to become or be declared due before its stated maturity.

              (c) Failure of the Parent, the Companies or any of them, to perform or comply with any term or condition applicable to it contained in any of Sections 10.6, 10.16, 10.18(a), or Section 11 of this Agreement or of the Companies to pay timely the Facilities Fee pursuant to Section 6.6, the Custodian's Fee under the Custody Agreement or any other fees under this Agreement or any other Facilities Papers.

              (d) The Parent's or any Company's representations or warranties made in any of the Facilities Papers or in any statement or certificate at any time given by the Parent or a Company in writing pursuant to this Agreement, the Custody Agreement or any of the other Facilities Papers or in connection with any of the Facilities Papers shall be false or misleading in any material respect on the date as of which made or shall omit to state any information necessary to make the representations and warranties not materially misleading; provided that if any of the Companies' representations in Section 9.16 (titled "Special Representations Concerning Collateral") for any reason shall be (or shall prove to have been) untrue or incorrect, then such untruth or incorrectness shall not constitute a Default or an Event of Default -- although, as provided in the definition thereof, such untruth or incorrectly will be a Disqualifier for all affected items of Collateral, which will each thereupon have zero Collateral Value -- unless when such untrue or incorrect representation was made, the Company making it had actual knowledge that it was false, in which event the making of such false representation will constitute an Event of Default.

              (e) The Parent or any Company shall default in the performance of or compliance with any term contained in this Agreement or any of the Facilities Papers and applicable to it, other than those referred to above in Sections 12.1(a), 12.1(c) or 12.1(d) shall default in the performance of or compliance with any term applicable to it contained in the Custody Agreement and such default shall not have been remedied or waived on or before thirty
(30) days after receipt of notice from the Agent of such default.

              (f) Any of the following occurs:

                   (1) a court having jurisdiction shall enter a decree or order of relief in respect of the Parent or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect, which decree or order is not stayed;


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                   (2) a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent or any of its Subsidiaries, or over all or a substantial part of their respective property, shall have been entered;

                   (3) an involuntary appointment shall be made by a court of competent jurisdiction of an interim receiver, trustee or other custodian of the Parent or any of its Subsidiaries, for all or a substantial part of their respective property; or

                   (4) a warrant of attachment, execution or similar process against any substantial part of the property of the Parent or any of its Subsidiaries shall have been issued;

if any such decree, order, appointment or warrant shall not be dismissed, bonded off or discharged on or before sixty (60) days after it first takes effect; provided that this Section shall not be applicable in the case of a Subsidiary formed for the limited purpose of issuing Structured Securities that becomes the subject of any such decree, order of relief, case, appointment or warrant if on or before thirty (30) days after such a decree, order, appointment or warrant is entered or such a case is commenced, the Parent or the Companies deliver to the Agent a current letter addressed to the Agent and the Lenders from a reputable broker-dealer acceptable to and approved by all of the Lenders that such broker-dealer will continue to underwrite mortgage-backed securities based on and backed by Pledged Loans notwithstanding such decree, order, case, appointment or warrant or the pendency of the related proceedings -- this proviso is called the "Underwriter's Excuse Proviso".

              (g) The Parent or -- also subject to the Underwriter's Excuse Proviso, applicable to single-purpose finance Subsidiaries only -- any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Parent or any of its Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Parent or any of its Subsidiaries, or the public admission or admission in writing by the Parent or any of its Subsidiaries of its inability, to pay its debts as such debts become due.

              (h) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be entered or filed against the Parent or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days before the date of any proposed sale thereunder.

              (i) Any order, judgment or decree shall be entered against the Parent or any of its Subsidiaries decreeing the dissolution or split up of the Parent or any such Subsidiary, and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days or in any event later than five (5) days before the date when such order, judgment or decree shall become final and nonappealable, or if the Parent shall not be diligently pursuing efforts to have such order discharged, vacated, bonded around or stayed during that time.


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              (j) Any Plan maintained by the Parent or any member of the
Controlled Group shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any such Plan, or the Pension Benefit Guaranty Corporation (or any successor to it) shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan if as of the date thereof the liability of the Parent or any member of the Controlled Group (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor to it) for unfunded guaranteed vested benefits under such Plan exceeds the then-current value of assets accumulated in such Plan by more than Twenty-Five Thousand Dollars ($25,000) (or in the case of a termination involving the Parent or any member of the Controlled Group as a "substantial employer", as defined in Section 4001(a)(2) of ERISA, the withdrawing employer's proportionate share of such excess shall exceed such amount).

              (k) The Parent or any of its Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Twenty-five Thousand Dollars ($25,000).

              (l) A Change of Control shall occur.

              (m) A Change of Executive Management shall occur.

              (n) The Parent or any Company shall repudiate or purport to disavow its obligations under any of the Facilities Papers or shall contest their validity or enforceability.

              (o) The Agent's security interest in any material portion of the Collateral shall become unperfected, of less than a first priority, unenforceable or otherwise impaired.

         12.2. Cure or Waiver. If:

              (a) an Event of Default shall occur but subsequently the required number of Lenders shall waive the rights of the Lenders and the Agent to exercise remedies on account of such Event of Default (whether temporarily or permanently and whether conditionally or absolutely) -- provided that neither the Lenders nor the Agent shall have any obligation to do so -- or the Companies shall cure all such Events of Default and all of their material effects before acceleration of the maturity of the Loan or the Agent's exercise of remedies on account of such Event of Default; and

              (b) The Companies shall request in writing that the Agent declare such Event of Default to have been cured or waived, whichever of those events has occurred;

then the Agent shall make such declaration in writing and shall deliver a copy of the declaration to the Companies and each Lender.

         12.3. Remedies.

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              (a) If any of the Events of Default described in Section 12.1(f),
12.1(g), 12.1(i) or 12.1(n) shall occur, then the Commitments shall automatically terminate and the unpaid principal amount of and accrued interest on the Senior Credit Notes shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Parent and the Companies, unless all of the Lenders, each acting in its sole discretion, shall otherwise agree in writing either before or after such automatic event.

              (b) At any time after any Event of Default (other than one of those described in Section 12.1(f), 12.1(g), 12.1(i) or 12.1(n), each of which has the automatic effects described in Section 12.3(a)) has occurred that has not been declared in writing by the Agent to have been cured or waived, the Majority Lenders, by written notice to the Companies (which may be given by the Agent), may electively (1) terminate the Commitments -- in which event the obligation of the Lenders to make Advances shall immediately terminate -- and/or (2) declare all or any portion of the Loan to be due and payable -- in which event that portion of the Loan, both advanced and unpaid principal and accrued and unpaid interest on it and all other outstanding amounts, shall immediately be and become due and payable.

              (c) At any time after any Event of Default has occurred which has not been declared in writing by the Agent to have been cured or waived, the Agent, with the approval or at the direction of the required number of Lenders, may also do any of the following:

                   (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral, or on such portions or elements of it as the Agent shall elect to proceed against from time to time.

                   (2) Notify any or all Servicers (if any) of the Companies' Pledged Loans and, at the Agent's option and in its sole discretion, any or all Customers obligated under any or all items of Collateral, that the Collateral has been assigned to the Agent and that all payments thereon are to be made directly to the Agent or such other Person as may be designated by the Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral or any portion of the Collateral, on terms acceptable to the Agent; enforce payment and performance and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce Liens or security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                   (3) Act, or contract with one or more third Persons to act, as Servicer of each item of Collateral requiring servicing and perform all obligations required in connection with any Servicing Agreements to which any Company is a party, and each Company hereby agrees to pay such third Persons' fees to the extent (if any) that the Agent is unable, despite reasonable efforts made by the Agent in light of the necessity that there be no material break in the continuity of servicing, to contract for such servicing and performance of such obligations for fees equal to or less than the fees under such Servicing Agreements.


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                   (4) Exercise all rights and remedies of a secured creditor under the UCC of the State of Texas and any other relevant State, including selling the interests of the Company in the Collateral at public or private sale. The Agent shall give the Companies not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Companies agree that ten (10) days' notice shall be reasonable notice. At any such sale any or all of the Collateral may be sold as an entirety or in separate parts, as the Agent may determine. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Agent is authorized at any such sale, if the Agent deems it advisable so to do, to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale of any of the Collateral. The Companies specifically agree that any such sale, whether public or private, of any Collateral pursuant to the commitment of any investor to purchase such Collateral that was obtained by (or with the approval of) any Company will be commercially reasonable, and if such sale is for the price provided for in such commitment, then such sale shall be held to be for value reasonably equivalent to the value of the Collateral so sold. Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which the Companies have or may have under any rule of law or statute now existing or hereafter adopted. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser, but the Agent shall not incur any liability in case of such purchaser's failure to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion of it under a judgment or decree of a court or courts of competent jurisdiction, or both. Nothing in this Agreement shall be construed as the Companies' waiver of -- or agreement to waive -- any requirement imposed by applicable law that any sale of the Collateral be commercially reasonable.

                   (5) Proceed against the Companies, or any of them, on the Senior Credit Notes or any of them with or without, at the Agent's election, first proceeding against the Collateral.

              (d) Neither the Agent nor any of the Lenders shall incur any liability as a result of the sale of the Collateral, or any part of it, at any private sale. The Parent and the Companies hereby waive any claims any of them may have against the Agent or the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale, less than the price that might have been obtained had the Collateral been sold pursuant to a purchase commitment for it obtained by the Company, or less than the aggregate amount of the outstanding Advances and the unpaid interest accrued on them, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              (e) The Parent and the Companies waive any right to require the Agent or any Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. Except to the extent, if any, required by applicable Law, the Agent shall not be required to take any steps necessary to preserve any rights of any Company against holders of Mortgages or security interests prior in lien to the Lien of any Mortgage included in the Collateral, to preserve rights against prior parties or to preserve rights against other parties to Purchase Commitments or Servicing Agreements.


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              (f) The Agent and the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of any Mortgage or other Lien instrument included in the Collateral or the security intended to be afforded by it, including payment of delinquent taxes or assessments and insurance premiums, or to preserve or reinstate any hedging arrangements or mechanisms. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement or any of the other Facilities Papers, or in its enforcement, together with interest thereon, at the Stated Rate from the time of demand for its payment until ten (10) days thereafter, and at the Past Due Rate from ten
(10) days after demand until repaid, shall become a part of principal balance outstanding under the Senior Credit Notes (Pro Rata with the respective principal balances of the Senior Credit Notes at the time of expenditure) and shall be secured by all security for the Senior Credit Notes.

              (g) No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy provided under any of the Facilities Papers, at law or in equity shall operate as a waiver of it, nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy provided under any of the Facilities Papers, at law or in equity preclude any other or further exercise of it or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

         12.4. Application of Proceeds. The proceeds of any sale or other enforcement of the Agent's security interest in all or any part of the Collateral shall be applied by the Agent:

         First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's counsel and agents, and all expenses, liabilities and advances made or incurred by or on behalf of the Agent in connection therewith;

         Second, to the payment of any accrued and unpaid fees and other amounts due (other than principal and interest) under the Senior Credit Notes, this Agreement, the Custody Agreement or the other Facilities Papers;

         Third, to the payment of interest accrued and unpaid on the Senior Credit Notes, Pro Rata;

         Fourth, to the payment of the outstanding principal balances of the Senior Credit Notes, Pro Rata; and

         Finally, to the payment to the Companies, or to their successors or assigns, or as a court of competent jurisdiction may direct, of the surplus, if any, then remaining from such proceeds.


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If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Senior Credit Notes and all other amounts due under the Facilities Papers, then the Companies (and, as Guarantor, the Parent) shall remain liable for any deficiency, and shall be obligated to pay it without notice or demand.

         12.5. Agent Appointed Attorney-in-Fact. The Agent is hereby appointed the attorney-in-fact of each Company, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish this Agreement's purposes, which appointment as attorney-in-fact is coupled with an interest and irrevocable for so long as any of the Obligations or the Commitments are outstanding, although the Agent agrees not to exercise its rights under this power of attorney unless, in the opinion of its external legal counsel, an Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived. Without limiting the generality of the foregoing, the Agent shall have the right and power, either in the name of the relevant Company, or in its own name, to (a) give notices of its security interest as agent and representative of the Lenders in the Collateral to any Person, (b) endorse in blank, to itself or to a nominee all items of Collateral that are transferable by endorsement and are payable to the order of any Company, including canceling, completing or supplying any unneeded, incomplete or missing endorsement of the Company and any related assignment, and (c) receive, endorse, collect and receipt for all checks and other orders made payable to the order of any Company representing any payment of account of the principal of or interest on any Collateral or their proceeds (including any securities), or the proceeds of sale of any of the Collateral, or any payment in respect of any hedging arrangement or device, including canceling, completing or supplying any unneeded, incomplete or missing endorsement of the Company and any related assignment, and to give full discharge for them.

         12.6. Right of Setoff. In addition to any rights and remedies of the Agent and the Lenders provided by this Agreement and by applicable law, the Lenders shall have the right, without prior notice to the Company -- any such notice being expressly waived by the Company to the greatest extent permitted by applicable law -- upon any amount's becoming due and payable by the Company pursuant to this Agreement or any of the other Facilities Papers (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent, any Lender or any Affiliate thereof to or for the credit or the account of the Company, for the ratable benefit of all Lenders in the proportion that the advanced and unpaid principal balance at the time of the Senior Credit Note(s) held by each bears to the sum of the outstanding principal balances of all of the Senior Credit Notes at the time of the setoff, appropriation or application, irrespective of whether or not the Agent or any Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured; provided that such right of setoff shall not apply to any deposit of escrow monies being held on behalf of the Customers under Pledged Loans or on behalf of other third Persons that are not Affiliates of the Company. The Agent and the Lenders may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Agent, the Lenders or their Affiliates to the Company against all of the Company's obligations to the Agent, the Lenders or their Affiliates, whether under this Agreement or any of the other Facilities Papers, whether or not such obligations are then due, without prejudice to the Agent's, the Lenders' or their Affiliates' rights to recover any deficiency. The Lenders agree promptly to notify the Company after any such set-off and application made by the Agent, any Lender or any of their Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application.


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                   13. REIMBURSEMENT OF EXPENSES; INDEMNITY.

         13.1. Payment. The Companies jointly and severally agree to:

              (a) pay all of the Agent's and each Lender's out-of-pocket costs and expenses, including reasonable attorneys' fees (but excluding such Lenders' overhead), in connection with the negotiation, documentation, enforcement, amendment, waiver and administration of this Agreement (including monitoring and examination of the business, operations, assets and financial condition of the Parent and the Companies), the Senior Credit Notes, the Custody Agreement and other Facilities Papers and the making and repayment of the Advances and the payment of interest thereon; provided that the Companies' shall not be obligated to pay the attorneys' fees of the Agent's legal counsel for the documentation of this Agreement in excess of the actual billings for such work.

              (b) pay, and hold the Agent, the Lenders and any other owners or holders of any of the Senior Credit Notes harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save them each harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes;

              (c) pay all of the Custodian's Fees under this Agreement, the Custody Agreement and the other Facilities Papers.

         13.2. Indemnity. The Companies also jointly and severally agree to indemnify, pay, defend and hold harmless the Agent, each Lender, each subsequent owner or holder of any of the Senior Credit Notes and any of their respective officers, directors, employees or agents (the "Indemnified Parties") from and against the "Indemnified Liabilities", which means any and all claims, liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' fees and disbursements) of any kind whatsoever which may be imposed upon, incurred by or asserted against any of the Indemnified Parties in any way relating to or arising out of any of the Facilities Papers or any of the transactions contemplated thereby to the extent that any such Indemnified Liabilities result (directly or indirectly) from any claims made, or any actions, suits or proceedings commenced or threatened, by or on behalf of any creditor (excluding any of the Indemnified Parties), security holder, shareholder, customer (including any Person having any dealings of any kind with the Company), trustee, conservator, receiver, director, officer, employee and/or agent of the Company acting in such capacity, the Companies or any Governmental Authority (excluding claims of violations by the Agent or any Lender that is a bank of generally applicable banking laws, rules or regulations by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and any other banking regulatory body or authority having jurisdiction over the Agent or any Lender that is a bank) or any other Person; provided that to the extent, if any, that any of such claims, liabilities, etc. is caused by any Indemnified Party's gross negligence or willful misconduct, the indemnity payable to that Indemnified Party shall be equitably and proportionately reduced, although to the full extent permitted under applicable Law, such indemnity shall not be reduced on account of such claims, liabilities, etc. to any extent (i) owed, in whole or in part, under any claim or theory of strict liability, or (ii) caused or contributed to by any Indemnified Party's sole or concurrent ordinary negligence that does not amount to gross negligence or willful misconduct, it being the Companies' intention to hereby indemnify the Indemnified Parties against their own sole or concurrent ordinary negligence.


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

              14. RELATIONSHIPS AMONG THE AGENT AND THE LENDERS.

         14.1. Agent's Duties. In its capacity as lead lender and servicer of the Loan and until the Loan is fully paid and satisfied, the Agent shall:

              (a) hold the Facilities Papers (other than the Senior Credit Notes, each of which shall be held by and belong solely to its payee) and (by the Custodian's holding the Collateral as bailee for the Agent, as agent and representative of the Lenders) the Collateral for the benefit of itself and each other Lender, and each Lender (including Chase) shall be deemed to have an interest in the Facilities Papers (other than the Senior Credit Notes, as stated above) and the Collateral on any day in proportion to its Pro Rata interest in the Loan on that day;

              (b) send timely bills to the Companies for accrued interest, the Facilities Fee and other sums due and receive all payments of principal, interest and other sums on account of the Loan or with respect to it;

              (c) use reasonable diligence to obtain from the Companies and promptly remit to each Lender such Lender's Pro Rata share of interest, principal and other sums received by the Agent on account of the Loan or with respect to it, in accordance with this Agreement;

              (d) use reasonable diligence to recover from the Companies all expenses incurred that are reimbursable by the Companies, and promptly remit to each Lender its Pro Rata share (if any) thereof;

              (e) enforce the terms of this Agreement, including, with the approval or at the direction of all of the Lenders, the remedies afforded the Lenders pursuant to Section 12.3(c); and

              (f) hold all security interests ratably for itself as a Lender and as agent and bailee for and on behalf of the other Lender(s).

         14.2. Actions Requiring All Lenders' Consent. Without the written consent or ratification of all Lenders, the Agent shall not:

              (a) release any material Lien held under the Facilities Papers other than in accordance with the Facilities Papers.


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

              (b) waive, compromise or settle any material claim against the Companies or the Parent or release any of them from any material obligation or liability under the Facilities Papers.

              (c) agree to any change in the interest rate or fee provisions-- excluding the Custodian's Fees-- of this Agreement.

              (d) increase the Aggregate Committed Sum or increase the maximum principal amount of the Loan above the Aggregate Committed Sum.

              (e) change any Lender's Pro Rata share of the Loan other than in accordance with the express provisions of the Facilities Papers.

              (f) extend the Maturity Date of the Loan other than in accordance with the express provisions of the Facilities Papers.

         14.3. Actions Requiring Majority Lenders' Consent. Without the written consent or ratification of the Majority Lenders, the Agent shall not:

              (a) increase any Sublimit.

              (b) notify the Companies that the Commitment is terminated or that the maturity of all or any part of the Loan has been accelerated unless an Event of Default described in any of Section 12.1(f), 12.1(g), 12.1(i) or 12.1(n) has occurred.

              (c) exercise any of the remedies for default described in Section 12.3(c).

              (d) cause or permit any material change in the terms of any affirmative or negative covenants in this Agreement.

              (e) except pursuant to (and within the limit provided for) in
Section 14.4(b), cause or permit any material change in the eligibility standards for Collateral hereunder, including approving any material increase in the maximum principal amount thereof, or increase the percentage stated in
Section 14.4(b) of the Aggregate Committed Sum up to which the Agent shall have discretion to allow exceptions to the Collateral limits specified in the definition of "Disqualifiers".

              (f) increase the percentage stated in Section 14.4(b) of the Aggregate Committed Sum up to which the Agent shall have discretion to allow exceptions to the Collateral limits specified in the definition of "Disqualifiers".

              (g) make or consent to any materially adverse amendment, modification or waiver of any of the terms, covenants, provisions or conditions of the Facilities Papers.

              (h) waive any material default under the Facilities Papers.

              (i) materially change the definition of any type of Eligible Collateral.


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

              (j) materially change any date on which any payments by the Company are due under the Facilities Papers.

              (k) approve any material changes in the Company Underwriting Guidelines.

              (l) approve any Change of Control.

              (m) approve any Change of Management.

         14.4. Agent's Discretionary Actions. Except as provided in Sections
14.3 and 13.1(c), in its capacity as lead lender and servicer and without seeking or obtaining the consent of any of the other Lenders (although it may elect to obtain such consent before acting it if deems that desirable), the Agent may:

              (a) agree or consent to any change in the handling of the Collateral which in the Agent's reasonable judgment is unlikely to have a material adverse effect on any of the Central Elements;

              (b) allow exceptions to the Collateral limits specified in the definition of "Disqualifiers" by allowing Collateral which would have zero Collateral Value because it exceeds or violates one or more of such Disqualifiers to be counted and treated as if it did not, for Collateral so counted and treated as having aggregate Collateral Values of up to two percent (2%) of the Aggregate Committed Sum on the day for which such value is being determined;

              (c) release, reconvey or change, in whole or in part, any Collateral or Lien which is required to be released or reconveyed in accordance with the Facilities Paper;

              (d) approve (or disapprove) any new Approved Investor proposed by the Companies; and

              (e) do or perform any act or thing which, in the Agent's reasonable judgment, is necessary or appropriate to enable the Agent to properly discharge and perform its duties under this Agreement or the Custody Agreement, or which in its reasonable judgment is necessary or appropriate to preserve or protect the validity, integrity or enforceability of the Facilities Papers, the Liens created by the Loan Papers, their priority, the Collateral or the interest of the Lenders in them.

         14.5. Lenders' Cooperation. The Lenders agree to cooperate among themselves and with the Agent and from time to time upon the Agent's request, to execute and deliver such papers as may be reasonably necessary to enable the Agent, in its capacity as lead lender and servicer, to effectively administer and service the Loan and each Lender's Senior Credit Note in the manner contemplated by this Agreement.

         14.6. Lenders' Sharing Arrangement. Each of the Lenders agrees that if it should receive any amount (whether by voluntary payment, realization upon security, the exercise of the right of set-off, or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Advances, of an amount that with respect to the related sum or sums received (or receivable) by the other Lenders is in greater proportion than that Lender's Pro Rata ownership of the Loan, then such Lender receiving such excess amount shall purchase from the other Lenders an interest in the obligations of the Company under this Agreement or any of the Facilities Papers in such amount as shall result in a proportional participation by all of the Lenders in such excess amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery; and further provided that the provisions of this Section 14.6 shall not apply to any fees which the Agent or successor custodian might be paid pursuant to the Custody Agreement.


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

         14.7. Lenders' Acknowledgment. Each Lender other than Chase hereby acknowledges that Chase has made no representations or warranties with respect to the Loan other than as expressly set forth in this Agreement and that Chase shall have no responsibility (in its capacity as a Lender, the Agent, the Custodian or in any other capacity or role) for:

              (a) the collectability of the Loan;

              (b) the validity, enforceability or any legal effect of any of the Facilities Papers, any Collateral papers or any insurance, bond or similar device purportedly protecting any obligation to the Lenders or any Collateral; or

              (c) the financial condition of the Parent or any of its Subsidiaries or Affiliates, the status, health or viability of any industry in which any of them is involved, the prospects for repayment of the Loan, the value of any Collateral, the effectiveness of any of the provisions of the Facilities Papers (including the financial covenants, tests and hedging requirements) or any aspect of their implementation or administration at any time to reduce or control risks of any type, to produce returns, profits, yields or spreads or to reduce or control losses or the accuracy of any information supplied by or to be supplied in connection with the Parent or any of its Subsidiaries or Affiliates, or otherwise with respect to the Loan, any Collateral or any source of equity or other financing for any of such companies.

         14.8. Agent's Representations to Lenders. The Agent hereby represents and warrants to the Lenders (other than itself) that:

              (a) the Agent has delivered to each Lender true copies of the originals of those Facilities Papers which have been specifically requested by that Lender; and

              (b) the Agent has no current actual knowledge, without special investigation, that any Event of Default has occurred and is continuing on the Effective Date of this Agreement.

         14.9. Agent's Duty of Care, Express Negligence Waiver and Release. At all times until the Loan has been paid in full, the Agent shall exercise the same degree of care in handling the Loan and its Collateral as Chase exercises with respect to loans that are held solely by Chase for its own account, and the Agent, in its capacity as lead lender and servicer shall have no responsibility to the Lenders other than to exercise such standard of care and, in any event, Chase shall have no liability with respect to any other Lender's Pro Rata interest in the Loan except for Chase's own gross negligence or willful misconduct. Except in the case of its own fraud, gross negligence or willful misconduct, neither the Agent, any Lender, nor any of their officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Custody Agreement or any of the other Facilities Papers reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Facilities Papers or be responsible for consequences of any error of judgment, the Lenders expressly intending to hereby waive and release all present and future claims and rights against the Agent for damages or injuries caused by the Agent's own sole or concurrent ordinary negligence. Except as otherwise specifically and expressly set forth in this Agreement, the Agent shall not be responsible in any manner to anyone for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any supplement, amendment or restatement of it or of any other Facilities Papers or for any representation, warranty, document, certificate, report or statement made or furnished in, under or in connection with this Agreement or any of the other Facilities Papers or be under any obligation to anyone to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of this Facilities Agreement or of the other Facilities Papers on the part of the Company or anyone else. Without limiting the generality of the foregoing provisions of this Section, the Agent, in its capacities as lead lender, servicer and Custodian, may seek and rely upon the advice of legal counsel in taking or refraining to take any action under any of the Facilities Papers or otherwise in respect of the Loan, its Collateral and its parties, and shall be fully protected in relying upon such advice.


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

         14.10. Calculations of Shares of Principal and Other Sums. Except as provided to the contrary in Section 6.3 ("Rate of Return Maintenance Covenant"), Section 12.4 ("Application of Proceeds"), Section 13 ("Reimbursement of Expenses; Indemnity") and Section 6 of the Custody Agreement ("Custodian's Fees"), Chase's and each other Lender's respective shares of principal, interest and other sums received by the Agent on account of the Loan or with respect to it shall be calculated on the basis of each Lender's (including Chase's) respective Pro Rata ownership interests in the Loan from time to time.

         14.11. Qualifications of the Agent. The Agent shall at all times be a commercial bank or trust company organized and doing business under the laws of the United States of America or any state, district or territory of it authorized under such laws to exercise corporate trust powers, having a combined capital and unimpaired surplus of at least One Hundred Million Dollars ($100,000,000), having -- or if owned by a bank holding company, such bank holding company having -- either (i) a rating of C or better by Thomson Bank Watch, Inc. or (ii) a rating of either "A" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc. for its most senior class of unsecured debt and subject to supervision or examination by federal, state, district or territorial Governmental Authority. If such commercial bank or trust company publishes reports of conditions at least annually, pursuant to law or to the requirements of its supervising or examination Governmental Authority, then for the purposes of this Section, the combined capital and unimpaired surplus of such commercial bank or trust company shall be deemed to be its combined capital and unimpaired surplus as set forth in its most recent report of condition so published. In case the Agent shall cease at any time to be eligible in accordance with the provisions of this Section, the Agent shall resign immediately in the manner and with the effect hereinafter specified in this Section.

         14.12. Resignation of the Agent. If and after there are one or more Lenders in addition to Chase, the Agent, or any agent or agents hereafter appointed, at any time may resign by giving thirty (30) days' written notice of resignation to the Company and the Lenders and complying with the applicable provisions of this Section. Upon receiving such notice of resignation or removal, with the Companies' consent, which consent shall not unreasonably be delayed, conditioned or withheld, a successor Agent shall be promptly appointed by all of the Lenders by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor Agent.


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

         14.13. Removal of the Agent. If (a) the Agent shall cease to be eligible in accordance with the provisions of Section 14.11 and shall fail to resign after written request by all of the Lenders; (b) a receiver of the Agent or of its property shall be appointed or any Governmental Authority shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (c) the Agent shall be grossly negligent in the performance of its material duties and obligations under this Agreement or the Custody Agreement or engage in willful misconduct concerning any such material duties and obligations, then, in any such case, upon the unanimous consent of all the Lenders -- excluding for purposes of this Section the Agent -- the Agent may be removed and a successor Agent appointed by written instrument, in duplicate, one copy of which shall be delivered to the Agent so removed and one copy to the successor Agent.

         14.14. Effective Date of Resignation or Removal. No resignation or removal of the Agent shall be effective until a successor agent is appointed pursuant to the provisions of this Section and has accepted the appointment as provided in this Section.

         14.15. Successor Agent. Any successor Agent appointed as provided in this Section shall execute and deliver to the Companies, the Lenders and to its predecessor Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of its predecessor, with like effect as if originally named as the Agent; provided that upon the written request of the Companies, all of the Lenders or the successor Agent, the Agent ceasing to act shall execute and deliver (a) an instrument transferring to such successor Agent all of the rights of the Agent so ceasing to act and (b) to such successor Agent such instruments as are necessary to transfer the Collateral to such successor Agent (including assignments of all Collateral or Facilities Papers). Upon the request of any such successor Agent made from time to time, the Parent and the Companies shall execute any and all papers which the successor Agent shall request or require to more fully and certainly vest in and confirm to such successor Agent all such rights. No successor Agent shall accept appointment as provided in this Section unless at the time of such acceptance such successor Agent shall be eligible under the provisions of
Section 14.11.

         14.16. Merger of the Agent. Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion or consolidation to which the Agent shall be a party or any Person succeeding to the commercial banking business of the Agent, shall be the successor Agent without the execution or filing of any paper or any further act on the part of any of the parties.


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         14.17. Participation; Assignment.

              (a) Participations. Each Lender reserves the rights (i) with prior written notice to the Companies and consent of the Agent, to sell to any bank, savings and loan, savings bank, credit union, other deposit-taking financial institution or commercial lending institution participations in all or any part of such Lender's Advances, Senior Credit Note or Commitment and
(ii) with or without notice to the Companies or the Agent, and without any requirement for consent from either the Companies or the Agent, to sell participations to its own Lender Affiliates or to pledge any or all of its interests under this Agreement to the Federal Reserve Bank. Participants shall have no rights under the Facilities Papers other than certain voting rights as provided below. Each Lender shall be entitled to obtain (on behalf of its participants) the benefits of this Agreement with respect to all participants in its Advances outstanding from time to time; provided that the Companies shall not be obligated to pay any amount in excess of the amount that would be due to such Lender calculated as though no participation had been made. No Lender shall sell any participating interest under which the participant shall have any rights to approve any amendment, modification or waiver of any Facilities Papers, except to the extent such amendment, modification or waiver
(i) extends the due date for payment of any amount in respect of principal, interest or fees -- other than the Custodian's fees -- under the Facilities Papers or (ii) reduces the interest rate or the amount of principal or fees applicable to the Loan (except such reductions as are contemplated by this Agreement). In those cases (if any) where a Lender grants rights to any of its participants to approve amendments, modifications or waivers of any Facilities Papers pursuant to the immediately preceding sentence, such Lender must include a voting mechanism as to all such approval rights in the relevant participation agreement(s) whereby a readily-determinable fraction of such Lender's portion of the Loan (whether held by such Lender or participated) shall control the vote for all of such Lender's portion of the Loan; provided, that if no such voting mechanism is provided for or is fully and immediately effective, then the vote of such Lender itself shall be the vote for all of such Lender's portion of the Loan. Except in the case of the sale of a participating interest to a Lender, the relevant participation agreement shall not permit the participant to transfer, pledge, assign, sell any subparticipation in or otherwise alienate or encumber its participation interest in the Loan.

              (b) Assignments. Without any requirement for further consent of the Companies but with notice to the Agent, and at no cost or expense to the Companies or the Agent, any Lender may assign any or all of its rights and obligations under the Facilities Papers to any of its own Lender Affiliates. With the consent of the Agent and the Companies (which consent shall not be unreasonably withheld, conditioned or delayed), any Lender may assign any or all of its rights and obligations under the Facilities Papers to any "Eligible Assignee" -- which means (a) a commercial bank having total assets in excess of One Billion Dollars ($1,000,000,000) or (b) a finance company, insurance company or other financial institution or fund, acceptable to the Agent, that is regularly engaged in making, purchasing or investing in loans and has total assets in excess of One Billion Dollars ($1,000,000,000), in each case; provided that (1) no such assignment to any Eligible Assignee shall result in a Lender's having an aggregate Committed Sum of less than Five Million Dollars ($5,000,000), (2) neither the Companies nor the Agent shall have any obligation to consent to there being more than a total of ten (10) Lenders (a participant is not a Lender) or to any assignment to a competitor of the Companies, and (3) each such assignment shall be substantially in the form of Exhibit F, with the assignor to exchange its Senior Credit Note(s) for new Senior Credit Note(s) and the Eligible Assignee to receive new Senior Credit Note(s) and with the assignor to have no further right or obligation with respect to the rights and obligations assigned to and assumed by the Eligible Assignee. The Parent and the Companies agree to cooperate with the prompt execution and delivery of documents reasonably necessary to such assignment process, including the issuance of new Senior Credit Note(s) to the assignor (if retaining an interest hereunder) and the Eligible Assignee immediately upon delivery to the Companies of the assignor's Senior Credit Note(s). Upon such assignment, the assignee shall be a Lender for all purposes under this Agreement and the other Facilities Papers, if the assignment is an assignment of all of the assignor's interest in the Loan and its security, the assignor shall be automatically released from all of its obligations and liabilities hereunder, and, whether it is such a complete assignment or only a partial assignment, the Committed Sums shall be adjusted appropriately, and the parties agree to approve in writing revised and updated version of Schedule LC.


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

              (c) If any interest in this Agreement is so transferred to any Person that is organized under the Legal Requirements of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Person, concurrently with the effectiveness of such transfer,
(i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Companies) that under applicable laws no taxes will be required to be withheld by the Agent or the Companies or the transferor Lender with respect to any payments to be made to such Person under this Agreement, (ii) to furnish to each of the transferor Lender, the Agent and the Company two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Person claims entitlement to complete exemption from U. S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Companies) to provide the transferor Lender, the Agent and the Companies a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Person and to comply from time to time with all applicable Legal Requirements with regard to such withholding tax exemption.

              (d) The Companies shall not be required to incur any cost or expense incident to any sale to a Person of any interest in the Facilities pursuant to this Section and all such costs and expenses shall be for the account of the Lender selling its rights in the Loan to such Person.

         14.18. The Agent and the Lenders are the only Beneficiaries of this Section. Other than the provisions of Section 14.17, this Section is intended to bind and benefit only Chase and the other Lenders, and does not benefit and shall not be enforceable by the Parent, the Companies or any other Person whatsoever.


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

                                 15. NOTICES.

         All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (each, a "Notice"), except as otherwise specifically provided in this Agreement, shall be in writing and shall be either (a) delivered in person, or (b) mailed, by certified, registered or express mail, postage prepaid, addressed to the respective parties hereto at their respective addresses specified below, or (c) sent in a prepaid overnight delivery envelope via a nationally-recognized courier service (such as Federal Express, Airborne Express, United Parcel Service, Purolator, DHL Worldwide Express, NextJet or Network Courier Service) that provides weekday next-day delivery service to the addressee's location, or (d) faxed to their respective fax numbers (with a paper copy mailed the same day as aforesaid) as hereinafter set forth, provided that any party may change its address for notice by designating such party's new address in a Notice to the sending party given at least five (5) Business Days before it shall become effective. All Notices shall be conclusively deemed to have been properly given or served when received in person, regardless of how sent. Regardless of when received, all Notices shall be conclusively deemed to have been properly given or served if addressed in accordance with this Section and (1) if mailed, on the second (2nd) Business Day after being deposited in the mails, or (2) if sent by nationally-recognized courier service, on the next Business Day, or (3) if faxed before the close of business at the recipient's location on a Business Day, when faxed -- or if faxed after the close of business at the recipient's location or on a day that is not a Business Day, on the next Business Day thereafter -- to the fax number set forth or referred to below (provided that a paper copy is mailed on the same Business Day as aforesaid) or (4) if emailed, when either (a) the text of such Notice is legibly displayed on the recipient's computer monitor screen and any text-containing files attached are available to the recipient and readily available to be read by the recipient or (b) the recipient by any means or method acknowledges receipt of such email:

If to the Companies:

American Business Credit, Inc.
BalaPointe Office Centre
111 Presidential Boulevard, Suite 215
Bala Cynwyd, Pennsylvania 19004
Attention:   Michael Nixon, Treasurer
Phone:       (610) 949-7357
Fax:         (610) 668-1132
email:       mnixon@abfsonline.com
             ---------------------

If to the Parent:

American Business Financial Services, Inc.
BalaPointe Office Centre
111 Presidential Boulevard, Suite 127
Bala Cynwyd, Pennsylvania 19004
Attention:   Jeffrey M. Ruben, EVP
Phone:       (610) 617-5562
Fax:         (610) 668-4164
email:       losborne@abfsonline.com
             -----------------------


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

If to the Agent:

JPMorgan Chase Bank
707 Travis, 6th Floor North
Houston, Texas 77002
Attention: Mr. Michael W. Nicholson
Phone:   (713) 216-5335
Fax:     (713) 216-1567
email:   michael.nicholson@chase.com

with a copy to:

JPMorgan Chase Bank
1111 Fannin, 12th Floor
Houston, Texas 77002
Attention:  Ms. Belinda Reason, Mortgage Banking
Warehouse Services
Phone: (713) 427-6328
Fax:  (713) 427-6457
email: belinda.reason@chase.com

If to the Lenders, to their respective addresses for notices provided on
Schedule 15

                              16. MISCELLANEOUS.

         16.1. Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall bind and benefit the parties hereto and their respective successors and assigns; provided neither the Parent nor any Company may assign or delegate any of its rights, benefits or duties under any of this Agreement, and any attempted assignment made without the written consent or written confirmation of all the Lenders shall be void. All representations, warranties, covenants and agreements herein contained on the part of the Parent and each Company shall survive the making of any Advance and the execution of the Senior Credit Notes and shall be effective so long as the Commitments are outstanding or any obligation of the Company hereunder or under the Senior Credit Notes or any of the other Facilities Papers remains to be paid or performed.

         16.2. Items to Be Satisfactory to the Agent or the Custodian. All items required by this Agreement or the Custody Agreement to be delivered to the Agent or to the Custodian shall be in form and content satisfactory to the Agent or the Custodian (as the case may be) and the Agent or the Custodian may reject any of them that do not meet the requirements of this Agreement or the Custody Agreement.

         16.3. Usury Not Intended; Credit or Refund of Any Excess Payments. It is the intent of the Parent, the Companies, the Agent and the Lenders in the execution and performance of this Agreement and the other Facilities Papers to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance of that purpose, all of the parties to this Agreement stipulate and agree that none of the terms and provisions contained in this Agreement or the other Facilities Papers shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged, taken, reserved or received under this Agreement or any of the other Facilities Papers. In the event that the maturity of any of the Senior Credit Notes is accelerated by reason of any election of all of the Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum nonusurious amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on such note (or, if such note shall have been paid in full, refunded to the payor of such interest). The provisions of this Section shall prevail and control over all other provisions of this Agreement, the Senior Credit Notes and the other Facilities Papers that may be in apparent conflict herewith. In the event the Agent or any of the Lenders shall ever collect monies which are deemed to constitute interest at a rate in excess of the Ceiling Rate then in effect, all such sums deemed to constitute interest in excess of the Ceiling Rate shall be immediately returned to their payor (or, at the option of the holders of the Senior Credit Notes, credited against the unpaid principal of the Senior Credit Notes) upon such determination, and, to the extent permitted by applicable law, the Agent and the Lenders shall not be subject to any penalties provided by any Legal Requirement for contracting for, charging, taking, reserving or receiving interest at a rate in excess of the Ceiling Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Ceiling Rate, to the maximum extent permitted under applicable Legal Requirements, the Parent, the Companies and the Agent and the Lenders shall (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and their effects and (c) "spread" the total amount of interest throughout the entire contemplated term of the Senior Credit Notes, and interest owing on such Senior Credit Notes so that the interest rate is uniform throughout their entire term.

         16.4. No Waiver. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise or delay in exercising any power or right under any Facilities Papers shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Parent or any Company and the Agent or any of the Lenders shall operate as a waiver of any rights of the Agent or any of the Lenders. No amendment, modification or waiver of any provision of any Facilities Papers nor consent to any departure therefrom shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise specifically provided in this Agreement, no notice to or demand on the Parent, any Company or any other Person shall entitle the Parent, any Company or any other Person to any other or further notice or demand in similar or other circumstances.

         16.5. Counterpart Execution; Amendments. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

         16.6. Governing Law, Jurisdiction and Venue. This Agreement, the Senior Credit Notes and the other Facilities Papers shall be governed by and construed in accordance with the laws of the State of Texas (without reference to its conflicts of laws principles) and the United States of America from time to time in effect. The Parent, the Companies, the Agent and the Lenders each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas, Houston Division, and the state district courts of Texas, for purposes of all legal proceedings arising out of or relating to the Facilities Papers and all related transactions; except that the Lenders do not submit themselves to Texas jurisdiction in any suit first filed by the Parent or any Company. To the fullest extent permitted by applicable law, the Parent, the Companies, the Agent and the Lenders each irrevocably waives any objection that he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process may be made upon him, her or it in any such proceeding by registered or certified mail; except that the Lenders do not waive such objections with regard to any suit first filed by the Parent or any Company. Harris County, Texas shall be a proper place of venue for suit hereon. Nothing herein shall affect any applicable right of any party at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court. Nothing herein shall affect the right of the Agent to accomplish service of process in any manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the Parent or any Company in any other jurisdiction or court.

         16.7. General Purpose of Loan. The Companies warrants and represents to the Agent, Lenders and all other future owners and holders of the Senior Credit Notes that the Loan and all Advances under it are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D of the Texas Finance Code.

         16.8. Waiver of Jury Trial. Each of the Parent, the Companies, the Agent and the Lenders hereby (i) covenants and agrees not to elect a trial by jury of any issue triable of right by a jury, and (ii) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury is separately given, knowingly and voluntarily, by the Parent, each Company, the Agent and each Lender, and this waiver is intended to encompass individually each instance and each issue as to which the right of a jury trial would otherwise accrue. The Agent is hereby authorized and requested to submit this Agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the foregoing waiver of the right to jury trial. Further, the Parent and each Company hereby certifies that no representative or agent of any of the Lenders or the Agent has represented, expressly or otherwise, to any shareholder, director, officer, agent or representative of either of them that the Agent or the Lenders will not seek to enforce this waiver of right to jury trial provision.

         16.9. Relationship of the Parties. This Agreement provides for the making of Advances by the Lenders (through the Agent) in their capacities as lenders, to the Companies, each as a borrower, and for the payment of interest and repayment of principal by the Companies to the Lenders (through the Agent). The relationship between (a) the Lenders and the Agent and (b) the Companies and the Parent is limited to that of creditor and secured party, on the one hand, and debtor and guarantor, on the other hand. The provisions in this Agreement and the other Facilities Papers for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lenders and the Agent to protect their interests as lenders and lenders' agent, respectively, in assuring payment of interest and repayment of principal, and nothing contained in this Agreement or any of the other Facilities Papers shall be construed as permitting or obligating any Lender or the Agent to act as a financial or business advisor or consultant to the Parent or any Company, as permitting or obligating any Lender or the Agent to control the Parent or any Company or to conduct the Parent's or any Company's operations, as creating any fiduciary obligation on the part of any Lender or the Agent to the Parent or any Company, or as creating any joint venture, agency, or other relationship between or among any of the parties other than as explicitly and specifically stated in this Agreement. The Parent and the Companies each hereby acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Facilities Papers and to obtain the advice of such counsel with respect to all matters contained in the Facilities Papers including the provision for waiver of trial by jury. The Parent and the Companies each further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lenders for credit and to execute and deliver this Agreement and the other Facilities Papers.

         16.10. Notice Pursuant to Tex. Bus. & Comm. Codess.26.02. THIS AGREEMENT AND THE OTHER FACILITIES PAPERS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

   (The remainder of this page is intentionally blank; unnumbered counterpart signature pages follow.)

         EXECUTED as of the Effective Date.

By the Companies:            AMERICAN BUSINESS CREDIT, INC.


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------

                             HOMEAMERICAN CREDIT, INC.
                             doing business as UPLAND MORTGAGE


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------

                             AMERICAN BUSINESS MORTGAGE SERVICES, INC.


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------

                             TIGER RELOCATION COMPANY


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------


                             ABFS RESIDUAL 2002, INC.


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------

By the Parent/Guarantor      AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------


(1)

 Unnumbered counterpart signature page to 3/02 Senior Secured Credit Agreement dated March 15, 2002 among American Business Credit, Inc. and certain
         Affiliates, JPMorgan Chase Bank, as a lender and as agent and representative for other lenders, and such other lenders

By the Agent and a Lender:   JPMORGAN CHASE BANK,
                             as the Agent and as a Lender


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------



(2)

 Unnumbered counterpart signature page to 3/02 Senior Secured Credit Agreement dated March 15, 2002 among American Business Credit, Inc. and certain
         Affiliates, JPMorgan Chase Bank, as a lender and as agent and representative for other lenders, and such other lenders

Exhibits:

Exhibit A         -        Form for the Senior Credit Notes
Exhibit B         -        Requests for Advance forms with Submission List forms
Exhibit C         -        Form of Subordination Agreement
Exhibit D         -        List of the Companies' and the Parent's Subsidiaries
Exhibit E         -        Form of Officer's  Certificate as to compliance or
                           noncompliance  with certain financial covenants
Exhibit F         -        Form of Assignment and Assumption Agreement
Exhibit G         -        Opinions to be included in required opinion
                           of the Company's legal counsel
Exhibit H         -        Form of Interest Rate Election Confirmation
Exhibit I         -        Copy of Class R Certificate

Schedules:
Schedule AI       -        List of Approved Investors
Schedule AR       -        Authorized Company Representatives list
Schedule DQ       -        Disqualifiers
Schedule EC       -        Eligible Collateral
Schedule LC       -        the Lenders' Committed Sums and Subline Funding
                           Limits and the Aggregate Committed Sum
Schedule SD       -        permitted Subordinated Debt
Schedule UG       -        Company Underwriting Guidelines
Schedule 2.3      -        Terms of Each of the Companies' Obligations to Pay
                           Borrowings by Another of Them
Schedule 6.9      -        Wire instructions for Lenders
Schedule 7.1(d)   -        Specified Servicing Agreements
Schedule 8.1(b)   -        List of debts to be excluded from the subordination
                           required by Section 8.1(b)
Schedule 9.4      -        Summary of material adverse changes and material
                           unrealized losses since the Statement Date
Schedule 11.1     -        List of Contingent Liabilities
Schedule 11.6(k)  -        Specific Permitted Debt
Schedule 15       -        Lenders' addresses for notices

                                    EXHIBIT A
                            TO 3/02 CREDIT AGREEMENT

                  (The "3/02 [Lender name] Senior Credit Note")


$_______________               Houston, Texas                    March 15, 2002


         FOR VALUE RECEIVED, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, HOMEAMERICAN CREDIT, INC. d/b/a UPLAND MORTGAGE, a Pennsylvania corporation, AMERICAN BUSINESS MORTGAGE SERVICES, INC., a New Jersey corporation, TIGER RELOCATION COMPANY, a Pennsylvania corporation, and ABFS RESIDUAL 2002, INC., a Delaware corporation ("Makers" or the "Companies"), jointly and severally promise to pay to the order of [Lender Name] ("Payee"), a [Lender entity form], at the main Houston branch of JPMorgan Chase Bank, 712 Main Street, Houston, Harris County, Texas 77002, or at such other place as the Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of [Lender's Committed Sum] (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the Stated Rate (or at such lesser rate, if any, as the holder of this note -- the "Holder", whether or not Payee is such holder -- may in its sole discretion from time to time elect to be applicable for any day or days), and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

         1. Definitions. In addition to the definitions given above, the definitions given in the 3/02 Amended and Restated Senior Secured Credit Agreement dated March 15, 2002, as it may be supplemented, amended or restated from time to time (the "Credit Agreement") among (a) Makers and their corporate parent, American Business Financial Services, Inc., (b) JPMorgan Chase Bank (for itself as a Lender and as Agent and representative of the Lenders) and (c) the other Lender(s) party thereto, for capitalized terms that are used in this note shall apply here as well as there.

         2. Rates Change Automatically and Without Notice. Without notice to Makers or any other Person and to the full extent allowed by applicable law from time to time in effect, the Stated Rate, the Past Due Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which the interest rate applicable to this note as provided for in the Credit Agreement, the Past Due Rate as defined in the Credit Agreement and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

         3. Calculation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. Such interest shall be computed on the basis of the actual number of days elapsed on the basis of a year of 360 days (i.e., on the 365/360 -- or 366/360 in a leap year -- day basis), unless that would cause the Ceiling Rate for any day to be exceeded, in which event and to the extent necessary to eliminate or minimize that result, interest shall be calculated on the 365/365 -- or 366/366 in a leap year -- day basis. All interest rate determinations and calculations by the Holder, absent manifest error, shall be conclusive.

         4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, Holder shall refund to the payor or, at Holder's option, credit against the principal of Senior Credit Note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

         5. Interest Will be Spread. To the extent (if any) necessary to avoid violation of applicable usury laws (or to minimize the extent of the violation if complete avoidance is impossible for any reason, it being the intent and purpose of Makers and all Holders to comply strictly with all applicable usury and other laws), all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

         6. Payment Schedule. Interest on and principal of this note shall be due and payable as provided in the Credit Agreement.

         7. Prepayment. Makers may prepay this note in accordance with and subject to the provisions of the Credit Agreement. All prepayments shall be applied first to accrued interest, the balance to principal.

         8. The Credit Agreement, this Note and its Security. This note is one of the Senior Credit Notes, is issued pursuant to the Credit Agreement (to which reference is made for all purposes) and may be referred to as the "3/02 [Lender name] Senior Credit Note", and as it may hereafter be renewed, extended, rearranged, increased, decreased, modified or replaced in accordance with the Credit Agreement may be referred to as the "Current [Lender Name] Senior Credit Note". Holder is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes, among other security, the security interests granted under the Credit Agreement.

         9. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement, Makers may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Credit Agreement, but for no other purposes. Advances against this note by Payee or other Holder shall be governed by the terms of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker. Absent manifest error, Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) endorsed by or on behalf of Holder on the schedule which is attached as Annex I hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in Holder's computer or manual records; provided, that any failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Makers' obligations (or their joint and several nature) or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Makers' entitlement to credit for that payment as of the date of its receipt by Holder. Makers and Payee expressly agree, pursuant to Chapter 346 ("Chapter 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or any loan evidenced by it, and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

         10. Defaults and Remedies. Any Event of Default under the Credit Agreement or any other Facilities Papers shall constitute an Event of Default under this note and all other Facilities Papers and shall have the consequences provided for in the Credit Agreement which may include acceleration of the indebtedness evidenced hereby. Subject to the terms of the Credit Agreement, Holder or the Agent may waive any default without waiving any other prior or subsequent default. Holder or the Agent may remedy any default without waiving the default remedied. Holder's or the Agent's failure to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder or the Agent of any right, power or remedy hereunder shall exhaust it or shall preclude any other or future exercise of it, and every such right, power or remedy under this note may be exercised at any time and from time to time. No modification or waiver of any provision of this note nor consent to any departure by Makers from its terms shall be effective unless it is in writing and signed by Holder (or, if authorized for that purpose by the Credit Agreement, the Agent), and then such waiver or consent shall be effective only in the specific instance given, for the purposes for which given and to the extent therein specified.

         11. Legal Costs. If any Holder or the Agent retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Makers or anyone claiming by, through or under any Maker sues any Holder in connection with this note or any such papers and does not prevail, then Makers jointly and severally agree to pay to each such Holder and the Agent, respectively, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder or the Agent in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

         12. Waivers. Makers and any and all co-makers, endorsers (other than the Holder or the Payee), guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         13. Not Purpose Credit. None of the proceeds of this note shall ever be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or which would constitute this transaction a "purpose credit" within the meaning of Regulation U, as now or hereafter in effect.

         14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Makers and all endorsers (other than the Holder or the Payee), guarantors and sureties each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and the state district courts of Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this note, the debt evidenced hereby or any loan agreement, security agreement, guaranty or other papers or agreements relating to this note. To the fullest extent permitted by law, Makers and all endorsers (other than the Holder or the Payee), guarantors and sureties each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Harris County, Texas shall be a proper place of venue for suit on or in respect of this note. Nothing herein shall affect the right of Makers, the Payee or any Holder at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court.

              [The remainder of this page is intentionally blank.]

         15. General Purpose of Loan. Makers warrant and represents to Payee, all other Holders and the Agent that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.


                            AMERICAN BUSINESS CREDIT, INC., as comaker


                            By:
                               -----------------------------------------------
                            Name:
                                 ---------------------------------------------
                            Title:
                                  --------------------------------------------


                            HOMEAMERICAN CREDIT, INC.
                            (d/b/a Upland Mortgage), as comaker


                            By:
                               -----------------------------------------------
                            Name:
                                 ---------------------------------------------
                            Title:
                                  --------------------------------------------


                            AMERICAN BUSINESS MORTGAGE SERVICES, INC.
                            as comaker


                            By:
                               -----------------------------------------------
                            Name:
                                 ---------------------------------------------
                            Title:
                                  --------------------------------------------


                            TIGER RELOCATION COMPANY, as comaker


                            By:
                               -----------------------------------------------
                            Name:
                                 ---------------------------------------------
                            Title:
                                  --------------------------------------------


                            ABFS RESIDUAL 2002, INC., as comaker


                            By:
                               -----------------------------------------------
                            Name:
                                 ---------------------------------------------
                            Title:
                                  --------------------------------------------

                                    ANNEX 1

                            to $____________________
                 AMERICAN BUSINESS CREDIT, INC. and Affiliates'
                    3/02 [Lender's name] Senior Credit Note

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------
                         Payment Applied on
  Date of Payment or      (or advance vs.)     Payment Applied on    Principal Balance      Interest Paid to       Name of Person
       Advance               Principal              Interest                                                      Making Notation
----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

----------------------- --------------------- --------------------- --------------------- --------------------- -------------------

                                   EXHIBIT B
                            TO 3/02 CREDIT AGREEMENT

                             REQUEST FOR BORROWING

                      [Letterhead of the relevant Company]

                                     [date]


JPMorgan Chase Bank
1111 Fannin, 12th Floor
Houston, Texas 77002

Attention:  Ms. Belinda Reason, Mortgage Banking
                  Warehouse Services

Phone: (713) 427-6328
Fax:  (713) 427-6457
email: belinda.reason@chase.com

Ladies and Gentlemen:

         AMERICAN BUSINESS CREDIT, INC. ("ABC"), HOMEAMERICAN CREDIT, INC. ("HAC") d/b/a Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC. ("ABMS"), TIGER RELOCATION COMPANY ("TRC)" and ABFS RESIDUAL 2002, INC. ("ABFSR2002") (ABC, HAC, ABMS, TRC and ABFSR2002 being herein collectively called the "Companies"), AMERICAN BUSINESS CREDIT, INC. (the "Parent") and JPMORGAN CHASE BANK ("Chase") as a Lender and as agent and representative (the "Agent") of the lenders who are parties to it as lenders, and such other lenders (collectively with Chase, the "Lenders") together executed a 3/02 Amended and Restated Senior Secured Credit Agreement dated March 15, 2002 (which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is called the "Current Credit Agreement"). Any term defined in the Current Credit Agreement and used in this Request for Borrowing shall have the meaning given to it in the Current Credit Agreement.

         The Companies currently qualify under the Current Credit Agreement for, and hereby request, an Advance in the amount of $___________.

         After giving effect as required by the Current Credit Agreement to the requested Advance, (i) the outstanding principal balance of the Loan will not exceed the Aggregate Committed Sum, (ii) the sum of outstanding Advances under each Subline will not exceed that Subline's Borrowing Base and (iii) no Sublimit will be exceeded.

         If the Current Credit Agreement requires new Collateral to support the requested Advance, (i) the Companies have attached and submit herewith the relevant Submission List(s), (ii) the Basic Papers for all items of Collateral described or referred to therein have been submitted -- or are being submitted concurrently herewith -- to the Custodian (except that in respect of any Wet Warehousing Advance hereby requested, the Basic Papers for the relevant items of Collateral will be delivered to the Custodian on or before five (5) Business Days after funding of the requested Advance), and (iii) each Company hereby GRANTS to the Agent a security interest in all such new Collateral and (as to Collateral) all related Loan Papers, and they are hereby made subject to the security interest to the Agent created by the Current Credit Agreement, for the Pro Rata benefit of the Lenders, effective immediately.

The proceeds of the Advance should be deposited in the Companies' Note Payment Account number 0010-2672740 with JPMorgan Chase Bank.

         Each Company acknowledges that the Agent and the Lenders will rely on the truth of each statement in this request and its attachments in funding the requested Advance.

         (a) The undersigned Authorized Company Representative hereby certifies that:

         (b) The Companies qualify under the Current Credit Agreement for funding of the requested Advance.

         (c) No Default has occurred under the Facilities Papers that has not been cured by the Companies or declared in writing by the Agent to have been waived, and no Event of Default has occurred under the Facilities Papers that the Agent has not declared in writing to have been cured or waived.

         (d) The Companies have each performed all agreements to be performed by them under the Current Credit Agreement, the Custody Agreement and all other Facilities Papers, as well as under all Purchase Commitments, and after giving effect to the requested Advance, no Default or Event of Default will exist under this Agreement or any of the other Facilities Papers.

         (e) All items that the Companies are required to furnish to the Agent, the Custodian or the Lenders for this requested Advance and otherwise have been delivered, or will be delivered before this requested Advance is funded, in all respects as required by the Current Credit Agreement and the other Facilities Papers.

         (f) For each Mortgage Loan listed on the Submission List(s) (if any) submitted to the Agent with this Request for Borrowing, the following, as stated on such Submission List, are current, complete and correct: (i) the Original Pledge Date, (ii) the note date), (iii) the values stated on such Submission List(s) for each of (x) the current principal balance, (y) the net amount funded at origination (for Mortgage Loans originated by the Companies) or the net purchase price paid (for Mortgage Loans purchased by the Companies) and (z) (where applicable) the purchase price therefor that the relevant Approved Investor has committed to pay (for Mortgage Loans that are required by the Current Credit Agreement to be covered by a Purchase Commitment) and (iv) the Advance Rate, are current and correct.

         (g) All Files, Loan Papers, Purchase Commitments and other Collateral papers described or referred to in the attached Submission List(s) (if any) conform in all respects with all applicable requirements of the Current Credit Agreement and the other Facilities Papers.

All of the Companies' representations and warranties (i) in the Current Credit Agreement and all of the other Facilities Papers (except only to the extent that (x) such a representation or warranty speaks to a specific date or (y) the facts on which a representation or warranty is based have been changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers) and
(ii) in this Request for Borrowing, are true and correct on the date of this Request for Borrowing.


                                           AMERICAN BUSINESS CREDIT, INC.
                                           HOMEAMERICAN CREDIT, INC.
                                           d/b/a Upland Mortgage
                                           AMERICAN BUSINESS MORTGAGE SERVICES
                                           TIGER RELOCATION COMPANY


Attached (check relevant items):
Submission List(s) for:
/ / Prime Single-family Collateral
/ / Subprime Single-family Collateral
/ / Receivables Collateral
/ / REO Collateral
/ / Repurchased Mortgage Loans Collateral

          SUBMISSION LIST FOR ELIGIBLE PRIME SINGLE-FAMILY COLLATERAL

                           Date: ___________________


TO:               JPMorgan Chase Bank
                  1111 Fannin, 12th Floor
                  Houston, Texas 77002
                  Attention: Ms. Belinda Reason, Mortgage Banking Warehouse Services
                  Phone: (713) 427-6328
                  Fax:  (713) 427-6457
                  email:  belinda.reason@chase.com

FROM:             [American Business Credit, Inc.]
                  [HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.]
                  [Tiger Relocation Company]
                  [ABFS Residual 2002, Inc.]
                  (the "Company")

         The Company submits the following list of Prime Single-family Mortgage Loans, each of which the Company represents to be Eligible Prime Single-Family Collateral, in support of the Request for Borrowing dated to which this Submission List is attached and hereby pledges them to the Agent (for itself and as agent and representative of the Lenders):

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------
 Loan Number   Note     Original     Current principal      Net amount funded     Purchase Commitment    Advance Rate
               Date      Pledge           balance           (if originated) or    purchase price (if
                         Date                               paid (if purchased)   Purchase Commitment
                                                               by Company         coverage required)
-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

         SUBMISSION LIST FOR ELIGIBLE SUBPRIME SINGLE-FAMILY COLLATERAL

                           Date: ___________________


TO:               JPMorgan Chase Bank
                  1111 Fannin, 12th Floor
                  Houston, Texas 77002
                  Attention: Ms. Belinda Reason, Mortgage Banking Warehouse Services
                  Phone: (713) 427-6328
                  Fax:  (713) 427-6457
                  email:  belinda.reason@chase.com

FROM:             [American Business Credit, Inc.]
                  [HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.]
                  [Tiger Relocation Company]
                  [ABFS Residual 2002, Inc.]
                  (the "Company")

         The Company submits the following list of Subprime Single-family Mortgage Loans, each of which the Company represents to be Eligible Subprime Single-family Collateral, in support of the Request for Borrowing dated to which this Submission List is attached and hereby pledges them to the Agent (for itself and as agent and representative of the Lenders):

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------
 Loan Number   Note     Original     Current principal     Net amount funded     Purchase Commitment    Advance Rate
                Date     Pledge           balance          (if originated) or     purchase price (if
                           Date                           paid (if purchased)    Purchase Commitment
                                                               by Company         coverage required)
-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

-------------- -------- ----------- --------------------- --------------------- ----------------------- --------------

                   SUBMISSION LIST FOR RECEIVABLES COLLATERAL

                                  Date:________


TO:               JPMorgan Chase Bank
                  1111 Fannin, 12th Floor
                  Houston, Texas 77002
                  Attention: Ms. Belinda Reason, Mortgage Banking Warehouse Services
                  Phone: (713) 427-6328
                  Fax:  (713) 427-6457
                  email:  belinda.reason@chase.com

FROM:             [American Business Credit, Inc.]
                  [HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.]
                  [Tiger Relocation Company]
                  [ABFS Residual 2002, Inc.]
                  (the "Company")

         The Company submits the following list of Periodic Advances to be funded with the Receivables Borrowing requested by the Request for Borrowing dated to which this Submission List is attached, and hereby Pledged to the Agent are all of the Company's claims, accounts and general intangibles that funding of such Periodic Advances will produce:


                                        PERIODIC ADVANCES TO BE FUNDED

-------------------------------------------------- ----------------------------------- ----------------------------
          ABFS Mortgage Loan Trust No.                        Dated as of                Periodic Advance Amount
-------------------------------------------------- ----------------------------------- ----------------------------

-------------------------------------------------- ----------------------------------- ----------------------------

-------------------------------------------------- ----------------------------------- ----------------------------

-------------------------------------------------- ----------------------------------- ----------------------------

-------------------------------------------------- ----------------------------------- ----------------------------

-------------------------------------------------- ----------------------------------- ----------------------------
  Total Periodic Advances                                                              $
-------------------------------------------------------------------------------------- ----------------------------
  Amount of Receivables Borrowing requested (90% of above Total Periodic
  Advances above)                                                                      $
-------------------------------------------------------------------------------------- ----------------------------

                SUBMISSION LIST FOR REPURCHASED LOANS COLLATERAL

                                  Date:________


TO:               JPMorgan Chase Bank
                  1111 Fannin, 12th Floor
                  Houston, Texas 77002
                  Attention: Ms. Belinda Reason, Mortgage Banking Warehouse Services
                  Phone: (713) 427-6328
                  Fax:  (713) 427-6457
                  email:  belinda.reason@chase.com

FROM:             [American Business Credit, Inc.]
                  [HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.]
                  [Tiger Relocation Company]
                  [ABFS Residual 2002, Inc.]
                  (the "Company")

         The Company submits the following list of Repurchased Defaulted Mortgage Loans repurchased (or being repurchased) by the Company from an investor or out of a pool of Mortgage Loans pursuant to the Company's contractual obligation or election as seller or Servicer to do so, each of which the Company represents to be Eligible Repurchased Loans Collateral, in support of the Request for Borrowing dated to which this Submission List is attached, and hereby pledges them to the Agent (for itself and as agent and representative of the Lenders):

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------
   Loan #     Note Date       Borrower Name        Pool From Which      Current           Net            Current
                                                     Repurchased       principal      repurchase    Appraised Value,
                                                                        balance       price paid    current Broker's
                                                                                        by the      Price Opinion of
                                                                                        Company     Value or current
                                                                                                     AVM estimate of
                                                                                                        Mortgaged
                                                                                                        Premises
                                                                                                      Securing Loan
------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

------------- ---------- ------------------------- ----------------- --------------- -------------- ------------------

                       SUBMISSION LIST FOR REO COLLATERAL

                                  Date:________

TO:               JPMorgan Chase Bank
                  1111 Fannin, 12th Floor
                  Houston, Texas 77002
                  Attention: Ms. Belinda Reason, Mortgage Banking Warehouse Services
                  Phone: (713) 427-6328
                  Fax:  (713) 427-6457
                  email:  belinda.reason@chase.com

FROM:             [American Business Credit, Inc.]
                  [HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.]
                  [Tiger Relocation Company]
                  [ABFS Residual 2002, Inc.]
                  (the "Company")

         The Company submits the following list of REO, each of which the Company represents to be Eligible REO Collateral, in support of the Request for Borrowing dated to which this Submission List is attached. Also enclosed herewith (all capitalized terms used but not defined in this letter having the meanings specified in the Current Credit Agreement (defined below) are:

         (i) for each item of REO listed that is currently still a Mortgage Loan (each of which is designated "M" in the third column of the table below, and as to each of which foreclosure proceedings have not been completed), the original Mortgage Note, endorsed in blank, and a recordable assignment in blank of the Mortgage securing it, each such Mortgage Loan being hereby Pledged to the Agent; and

         (ii) for each item of REO listed that is real property (each of which is designated "R" in the third column of the table below, and as to which foreclosure proceedings or a deed to the Company in lieu of foreclosure has been completed and the Company is now the legal and equitable owner of fee title to such real property, subject to any relevant statutory right of redemption in the former owner-mortgagors), a recordable mortgage, deed of trust or security deed conforming with the requirements of Section 7.4 of the 3/02 Amended and Restated Senior Secured Credit Agreement among the Company, JPMorgan Chase Bank and others dated December ___, 2001, as it may have been supplemented, amended or restated from time to time (the "Current Credit Agreement").

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------
  Loan #    Note         REO is         Borrower Name (or former     Property Address      Current Appraised        Current
            Date      currently a      Borrower's name if REO is                            Value, current         Appraised
                     Mortgage Loan           real property)                             Broker's Price Opinion     Value of
                      (M) or real                                                         of Value or current      Mortgaged
                      property (R)                                                          AVM estimate of        Premises
                                                                                          Mortgaged Premises     Securing Loan
                                                                                             Securing Loan
----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------

----------- -------- --------------- ------------------------------- ------------------ ------------------------ --------------


Encl.

                                   EXHIBIT C
                            TO 3/02 CREDIT AGREEMENT
                       SUBORDINATION OF DEBT AGREEMENT IN
                         FAVOR OF THE AGENT AND LENDERS
        UNDER 3/02 AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT


                             _________________, 2001


TO:      JPMorgan Chase Bank("Chase"), as a lender and as Agent and representative (the Agent") of the lenders
         (the "Lenders")
         707 Travis Street, 6th Floor North
         Houston, Texas 77002


         The undersigned (each of whom is hereinafter referred to as a "Creditor"), creditors of [American Business Credit, Inc.][HomeAmerican Credit, Inc. d/b/a Upland Mortgage][American Business Mortgage Services, Inc.][Tiger Relocation Company][ABFS Residual 2002, Inc.] (the "Company"), a [Pennsylvania][New Jersey] corporation, desire that Chase and the other Lenders named in the 3/02 Amended and Restated Senior Secured Credit Agreement dated March 15, 2002 among the Company, its corporate parent and certain affiliates, the Agent and the Lenders -- such Credit Agreement, as it may have been or may hereafter be supplemented, amended and/or restated being hereinafter called the "Credit Agreement" -- extend or continue to extend such financial accommodations to the Company as the Company may request and as the Lenders and the Agent may deem proper. For the purpose of inducing the Lenders to grant, continue or renew such financial accommodations, and in consideration thereof, the undersigned Creditors irrevocably, unconditionally and presently agree as follows:

         1. Amount of the Debt Subordinated Herein. The Company is presently indebted to the Creditors in the principal amounts set forth below:

====================================================================================================================
Creditor                                                                                Principal Amount of
                                                                                        Company Debt
====================================================================================================================
                                                                                          $
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
  Total                                                                                   $
====================================================================================================================

         2. Subordination. All claims of each Creditor against the Company now or hereafter existing are and shall be at all times SUBJECT, SUBORDINATE AND INFERIOR, both in right of payment and lien priority, to any and all claims, whether now or hereafter existing and however created or evidenced, which the Agent or the Lenders has or may have against the Company arising out of or relating to the Credit Agreement (and all extensions, renewals, increases, decreases, modifications, replacements and substitutions of or for any such claims, such claims and all such extensions, etc. being herein called the "Senior Obligations"), for so long as any Senior Obligations shall exist. So long as no Default or Event of Default shall have occurred under the Credit Agreement and so long as no other default shall have occurred in payment or performance of any of the Senior Obligations, payments of interest and principal on the claims of Creditors may be made at their respective scheduled maturity dates (it being understood that no prepayment shall be made of such claims and no modification or acceleration, for default or otherwise, of such maturity dates shall be permitted). If a Default or an Event of Default shall occur under the Credit Agreement or if any other default shall occur in payment or performance of any of the Senior Obligations, then and for so long as (a) such Default shall not have been cured or waived before it has become an Event of Default or (b) the Agent shall not have declared in writing that such Event of Default or other default (if any) has been cured or waived, no payment of interest or premium on any of the claims of Creditors and no payment of principal of any of the claims of creditors, whether or not then due, shall be made without the prior written consent of the Agent, and any payment made during such time shall (i) be held in trust for the benefit of the Lenders, and (ii) immediately be paid over by its recipient to the Agent for application on the obligations of the Company to the Lenders and the Agent in accordance with the provisions of the Credit Agreement, without notice or demand. The subordination of claims of Creditors made hereby shall remain in effect so long as there shall be outstanding any Senior Obligation of the Company to any of the Lenders or the Agent (for this purpose, the Company shall be deemed obligated to the Lenders and the Agent so long as any of the Lenders shall have outstanding any commitment under the Credit Agreement or any other Facilities Papers to make any loan or extend any other financial accommodations to the Company or any of its successors, whether or not any such loan or financial accommodation shall have been made, advanced or extended).

         3. Enforcement or Assignment of Subordinated Debt or Liens. For so long as any claim of the Agent or any Lender against the Company or any commitment of any of the Lenders to extend credit or other financial accommodations to the Company is in existence, the Creditors and each of them will not (i) sue upon, any claim or claims now or hereafter existing which they or any of them may hold against the Company or any of its Affiliates (an "Affiliate" being an entity that directly or indirectly controls, is controlled by or is under common control with, the Company); (ii) sell, assign, transfer, pledge, hypothecate or encumber such claim or claims except expressly subject to this Agreement; (iii) enforce any lien they or any of them may now or in the future have on any property, real or personal, of the Company or any other party to the Credit Agreement, as security for the payment of any debt owing by the Company or such party to them or any one or more of them until the Senior Obligations shall have been fully paid and satisfied and/or (iv) join in or in any way directly or indirectly induce any petition in bankruptcy, assignment for the benefit of creditors or creditors' agreement, except as directed by the Agent or the Lenders.

         4. Direction to Pay Over Claims and Assignment. In case of any assignment by the Company for the benefit of creditors, or in the case of any bankruptcy proceedings instituted by or against the Company, or in case of the appointment of any receiver for the Company's business or assets, or in case of any dissolution or winding up of the affairs of the Company, the Company and any assignee, trustee in bankruptcy, receiver or other person or persons in charge, are hereby directed to pay to the Agent the full amount of all of the Agent's and the Lenders' claims against the Company before making any payment of principal or interest to the undersigned Creditors, or any of them, and insofar as it may be necessary to accomplish that purpose, the undersigned Creditors, and each of them, hereby sell, transfer, set over and assign to the Agent and the Lenders all claims they may now or hereafter have against the Company and in any security therefor, and the proceeds thereof, and all rights to any payments, dividends or other distributions arising therefrom. If any of the undersigned Creditors does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim in such proceeding, then the Agent has the right (but no obligation) to do so and is hereby authorized to file an appropriate claim or claims for and on behalf of such person.

         5. Subrogation. Upon the payment by them in full of all Senior Obligations, the Creditors shall be subrogated to the rights of the Lenders to receive payments or distributions of cash, property or securities of the Company applicable to Senior Obligations until the Creditors' claims shall have been paid in full, and, for the purposes of such subrogation, no payments or distributions of cash, property or securities to or for the benefit of the Creditors pursuant to this Agreement which would otherwise have been paid to the Lenders shall be deemed to be a payment by the Company to or for the account of the Creditors, it being understood that the provisions of this Subordination Agreement are solely for the purpose of defining the relative rights of the Lenders and the Creditors.

         If any payment or distribution to which the Creditors would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of these terms of subordination, to the payment of all amounts payable under the Senior Obligations, then and in such case, the Creditors shall be entitled to receive from the Lenders at the time outstanding any payments or distributions received by the Lenders in excess of the amount sufficient to pay all amounts under or in respect of the Senior Obligations in full.

         6. Obligations to Creditors not Impaired; Provisions Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Creditors on the one hand and the Lenders on the other hand. Nothing contained in this Agreement shall (i) impair or affect, as among the Company and its creditors (other than the Lenders and the Creditors), the obligation of the Company to pay the claims of the Creditors when the same shall become due and payable in accordance with their terms, or
(ii) affect the relative rights against the Company of the Creditors and the other creditors of the Company (other than the Lenders) or (iii) prevent any Creditor from exercising all remedies otherwise permitted by applicable law upon default under the instrument or instruments governing the Creditors' claims, pursuant to the rights, if any, under this Agreement of the Lenders to receive cash, property and securities otherwise payable or deliverable to the Lenders or the Agent.

         7. Proofs of Claim. The Creditors may file such proofs of claim and other papers or documents or may be necessary or advisable in order to have their claims allowed in any judicial proceedings relative to the Company (or any other obligor on the Creditors' claims, including any guarantor), its creditors or its property. If any Creditor has not been paid in full, such Creditor shall
(i) file such claim, proof of claim or similar instrument on behalf of the Lenders as the Lenders' interests may appear and (ii) take all such other actions as may be appropriate to insure that all payments and distributions made in respect of any such proceedings are made to the Lenders as their interests may appear.

         8. Agreement Unaffected by Changes, Etc. Without consent of, notice to or incurring responsibility to any Creditor and without impairing or releasing any Creditor's covenants and obligations hereunder, upon or without any terms or conditions and in whole or in part, the Lenders may (i) change any payment due date or amount, (ii) renew, change or increase any Senior Obligations or any aspect of the security therefor, (iii) sell, exchange, release, surrender, realize upon or otherwise deal in any manner or order any present or future security for any Senior Obligations, (iv) release anyone in any manner or capacity liable on or for any Senior Obligations, (v) exercise or not exercise any rights against the Company, any Creditor or anyone else, (vi) settle or compromise any of the Senior Obligations or subordinate any part of them to any other part and/or (vii) apply any sums received from anyone to any part of the Senior Obligations, and the provisions of this Agreement shall apply to the Senior Obligations as changed, extended, renewed, altered or increased in any respect and in any manner.

         9. Liability. For violation of this Agreement, the undersigned Creditors shall be jointly and severally liable to the Agent and the Lenders for all loss and damage sustained by reason of such breach, and upon any such violation, the Agent and the Lenders may accelerate the maturity of its claims against the Company, at their option.

         10. Automatic Reinstatement. If at any time any payment made on the Senior Obligations must be returned for any reason (including the order of any bankruptcy court), this Agreement shall be automatically reinstated to the same effect as if the affected payment(s) had not been made.

         11. Governing Law, Binding Effect and Assignments. This Agreement shall be governed in all respects by the laws of the State of Texas and shall bind and benefit the undersigned, the Agent, the Lenders and the Company, their respective heirs, executors, administrators, personal representatives, trustees, receivers, conservators, successors and assigns and anyone claiming by, through or under any of them. This Agreement and any claim or claims of the Agent or any of the Lenders pursuant hereto may be assigned by the Agent or such Lender (as the case may be), in whole or in part, at any time, without notice to any of the undersigned Creditors or the Company.

         (The remainder of this page is intentionally blank; unnumbered signature page(s) follow.)

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                        Date:
                                             ------------------------------

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                        Date:
                                             ------------------------------

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                        Date:
                                             ------------------------------

                         ACCEPTANCE OF SUBORDINATION OF
                          DEBT AGREEMENT BY THE COMPANY


         [American Business Credit, Inc.][HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.][Tiger Relocation Company][ABFS Residual 2002, Inc.] (the "Company" in the Subordination of Debt Agreement set forth on the face hereof), hereby (i) represents and warrants to the Agent and the Lenders that it is presently indebted to the persons executing said Subordination of Debt Agreement in the aggregate principal amount of $ ,
(ii) accepts and consents to such Subordination of Debt Agreement, (iii) agrees to be bound by all of the provisions thereof and (iv) agrees to recognize all priorities and other rights granted thereby to JPMorgan Chase Bank (in its capacities as a Lender and as the Agent) and the other Lenders, and their respective successors and assigns, and to perform in accordance therewith.

                              [American Business Credit, Inc.]
                              [HomeAmerican Credit, Inc. d/b/a Upland Mortgage] [American Business Mortgage Services, Inc.] [Tiger Relocation Company]
                              [ABFS Residual 2002, Inc.]


                              By:
                                 ----------------------------------------

                              Name:
                                   --------------------------------------

                              Title:
                                    -------------------------------------

                              Date:
                                   --------------------------------------

                                   EXHIBIT D
                            TO 3/02 CREDIT AGREEMENT
 List of Subsidiaries of the Companies and the Parent as of the Effective Date

AMERICAN BUSINESS FINANCIAL SERVICES, INC.

Subsidiaries                               Jurisdiction           Ownership
------------                               ------------           ---------

ABFS 1996-1, Inc.                          Delaware          100% by ABFS
ABFS 1996-2, Inc.                          Delaware          100% by ABFS
ABFS 1997-1, Inc.                          Delaware          100% by ABFS
ABFS 1997-2, Inc.                          Delaware          100% by ABFS
ABFS 1998-1, Inc.                          Delaware          100% by ABFS
ABFS 1998-2, Inc.                          Pennsylvania      100% by ABFS
ABFS 1998-3, Inc.                          Delaware          100% by ABFS
ABFS 1998-4, Inc.                          Delaware          100% by ABFS
ABFS 1998-A-1, Inc.                        Delaware          100% by ABFS
ABFS 1998-A-2, Inc.                        Delaware          100% by ABFS
ABFS 1999-1, Inc.                          Delaware          100% by ABFS
ABFS 1999-2, Inc.                          Delaware          100% by ABFS
ABFS 1999-3, Inc.                          Delaware          100% by ABFS
ABFS 1999-4, Inc.                          Delaware          100% by ABFS
ABFS 2000-1, Inc.                          Delaware          100% by ABFS
ABFS 2000-2, Inc.                          Delaware          100% by ABFS
ABFS 2000-3, Inc.                          Delaware          100% by ABFS
ABFS 2000-4, Inc.                          Delaware          100% by ABFS
ABFS Greenmont, Inc.                       Delaware          100% by ABFS
ABFS OSO, Inc.                             Delaware          100% by ABFS
ABFS Residual Holdings, Inc.               Delaware          100% by ABFS
ABFS REPO 2001, Inc.                       Delaware          100% by ABFS
ABFS Residual 2002, Inc.                   Delaware          100% by ABFS
ABFS 2002-1, Inc.                          Delaware          100% by ABFS
ABFS Special Purpose Management, Inc.      Delaware          100% by ABFS
American Business Credit, Inc.             Pennsylvania      100% by ABFS

AMERICAN BUSINESS CREDIT, INC. SUBSIDIARIES

American Business Insurance Agency         Pennsylvania      100% by ABC
American Business Lease Funding Corp.      Pennsylvania      100% by ABC
American Business Leasing, Inc.            Pennsylvania      100% by ABC
American Business Mortgage Services, Inc.  Pennsylvania      100% by ABC
August Advertising Agency, Inc.            Pennsylvania      100% by ABC
BigCat, Inc.                               Pennsylvania      100% by ABC
Federal Leasing Corp.                      Pennsylvania      100% by ABC
First Federal Commercial Corp.             Pennsylvania      100% by ABC
HomeAmerican Consumer Discount, Inc.       Pennsylvania      100% by ABC
HomeAmerican Credit, Inc.                  Pennsylvania      100% by ABC
HomeAmerican Consumer Discount, Inc.       Pennsylvania      100% by ABC
Marion's Management Corp.                  Pennsylvania      100% by ABC
Tiger Relocation Company                   Pennsylvania      100% by ABC
NLJQ Holdings, Inc.                        Pennsylvania      100% by ABC
Processing Service Center, Inc.            Pennsylvania      100% by ABC
Tiger Relocation Company                   Delaware          100% by ABC
Upland Corporation

                                   EXHIBIT E
                            TO 3/02 CREDIT AGREEMENT

                Form of Officer's Certificate with computations
                   to show compliance or non-compliance with
                    certain financial covenants pursuant to
  Section 10.2(d) of 3/02 Amended and Restated Senior Secured Credit Agreement


                              OFFICER'S CERTIFICATE


AGENT:   JPMORGAN CHASE BANK

PARENT:  AMERICAN BUSINESS FINANCIAL SERVICES, INC.

SUBJECT PERIOD:                          ended                , 200
                  ----------------------       ---------------     --

DATE:             ___________________, 200
                                          --

         This certificate is delivered to the Agent under the 3/02 Amended and Restated Senior Secured Credit Agreement dated March 15, 2002 (which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is herein called the "Current Credit Agreement") among AMERICAN BUSINESS CREDIT, INC. ("ABC"), HOMEAMERICAN CREDIT, INC. ("HAC") d/b/a Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC. ("ABMS"), TIGER RELOCATION COMPANY ("TRC)" and ABFS RESIDUAL 2002, INC. ("ABFSR2002" and, together with ABC, HAC, ABMS and TRC, the "Companies"), AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Parent") and JPMORGAN CHASE BANK ("Chase") as a lender and as agent and representative (the "Agent") of the lenders who are parties to it as lenders, and such other lenders (collectively with Chase, the "Lenders"). Unless they are otherwise defined in this request, terms defined in the Current Credit Agreement have the same meanings here as there.

         The undersigned officer of the Parent certifies to the Agent and the Lenders that on the date of this certificate that:

         1. The undersigned is an incumbent officer of the Parent holding the title stated below the undersigned's signature below.

         2. The Parent's financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim -- i.e., other than annual -- financial statements exclude notes to financial statements and statements of changes to stockholders' equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the financial position and results of operations of the Parent, consolidated with its Subsidiaries, as of and for the (check, as applicable) ? month ? one, ? two or ? three quarter(s) of the Company's fiscal year, as the case may be, ending on the last day of that period (the "Subject Period").

         3. The undersigned officer of the Parent supervised a review of the Parent's activities during the Subject Period in respect of the following matters and has determined the following: (a) to undersigned officer's best knowledge, except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Facilities Papers, the representations and warranties of the Parent in
Section 9 of the Current Credit Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached Annex A;
(b) the Parent and each Company has complied with all of its obligations under the Facilities Papers, other than for the deviations, if any, described on the attached Annex A; (c) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A (d) compliance by the Parent with certain financial covenants in Section 11 of the Current Credit Agreement is accurately calculated on the attached Annex A.


                                           AMERICAN BUSINESS FINANCIAL
                                           SERVICES, INC.


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                           Date:
                                                -----------------------------

                        ANNEX A TO OFFICER'S CERTIFICATE



         1. Describe deviations from compliance with obligations, if any-- clause 3(b) of attached Officer's Certificate -- if none, so state:




         2. Describe Defaults or Events of Default, if any -- clause 3(c) of attached Officer's Certificate -- if none, so state:




         3. Calculate compliance with covenants in Section 11 -- clause 3(d) of attached Officer's Certificate:

                  (a) Section 11.4. The Parent's Debt to adjusted GAAP Net Worth ratio as of ___________ is _____:1 (the limit under Section 11.4 is 5:1.)

                  (b) Section 11.5. The total values of unrestricted cash, Cash Equivalents and Eligible Single-family Collateral owned and held free and clear of Liens by the Parent or one of the Companies (none of which is subject to any repurchase agreement or similar arrangement) is $__________________ (the minimum under Section 11.5 is $25 million.)

                  (c) Section 11.6. Neither the Parent nor any Company has incurred, permitted to exist or committed to incur any Debt except Permitted Debt.

(d) Section 11.7. The Parent's Adjusted Tangible Net Worth as of ________ is $__________________ (the
                           minimum under Section 11.7 is $45 million.)

                  (e) Section 11.8. The Parent's aggregate Subordinated Debt as of __________, 200___ is $_____________, and
                           the total amount of Subordinated Debt principal that will become due (whether as scheduled installment payments, calls, mandatory prepayments, as a result of acceleration or by any other means or for any other reason) within one (1) year of that day is _______% of that total (under Section 11.8, the minimum aggregate Subordinated Date of the Parent is $375 million and on any day, the principal thereof that will become due within a year of that day cannot exceed 60% of the aggregate principal amount of all of the Parent's Subordinated Debt on that day.)

                  (f) Section 11.9. Neither the Parent nor any Company has declared or paid any dividend when any Event of Default existed, or after which any Event of Default did or would exist.

                                   EXHIBIT F
                            TO 3/02 CREDIT AGREEMENT

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (this "A&A Agreement") dated as of ________ ___, 200__ among ___________________ (the "Assignor");
________________ (the "Assignee"); AMERICAN BUSINESS CREDIT, INC. ("ABC"), HOMEAMERICAN CREDIT, INC. ("HAC") d/b/a Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC. ("ABMS"), TIGER RELOCATION COMPANY ("TRC") and ABFS RESIDUAL 2002, INC. ("ABFSR2002" and, together with ABC, HAC, ABMS and TRC, the "Companies"), AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Parent") and JPMORGAN CHASE BANK ("Chase") as a lender and as agent and representative (the "Agent") of the lenders who are parties as lenders (collectively with Chase, the "Lenders") to the Credit Agreement (defined below), recites and provides as follows:

Recitals:

         The Agent, as agent and representative of the Lenders; the Assignor, as a Lender, the Companies and the Parent executed and delivered the 3/02 Amended and Restated Senior Secured Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of March 15, 2002. The Credit Agreement provides for the Lenders to lend to the Companies pursuant to the terms of the Credit Agreement under a revolving line of credit and its sublines (collectively, the "Facilities") for the purposes set forth therein. The Assignor has agreed to make Advances to the Companies under the Facilities in accordance with the terms of the Credit Agreement, with the maximum aggregate amount of the Assignor's Advances under the Facilities outstanding not to exceed the Assignor's Funding Share, as provided in the Credit Agreement. The Assignor proposes to sell and assign to the Assignee, and the Assignee proposes to buy and accept from the Assignor, an interest (the "Assigned Interest") in the rights and obligations of the Assignor under the Facilities Papers, with the effect that the Assignee will own a portion of the Loan and, upon and subject to the terms and conditions of the Facilities Papers, to lend to the Companies on a revolving credit basis an aggregate principal amount equal to the Committed Sum indicated next to the Assignee's signature block below.

Agreements, Assignment and Assumption:

         In consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Definitions. Any term defined in the Credit Agreement and used in this A&A Agreement shall have the same meaning here as there.

         2. Assignments. The Assignor hereby assigns and sells, without recourse or warranty except as specifically set forth herein, to the Assignee the Assigned Interest in the rights and obligations of the Assignor under the Facilities Papers. The Assignee hereby purchases and accepts, without recourse or warranty except as specifically set forth herein, from the Assignor all of such rights and obligations of the Assignor, including the corresponding portion of the principal amount of the Advances made by the Assignor outstanding on the date of this A&A Agreement. The total so lent by Assignor and outstanding immediately before this A&A Agreement becomes effective is:

-------------------------------------------- ----------------------------
                   Facility                      Assignor's principal
                                                   advances now
                                                    outstanding
-------------------------------------------- ----------------------------
Single-family Warehouse Subline              $
-------------------------------------------- ----------------------------
Receivables Subline                          $
-------------------------------------------- ----------------------------
REO Subline                                  $
-------------------------------------------- ----------------------------
Repurchased Loans Subline
-------------------------------------------- ----------------------------
Working Capital Subline                      $
-------------------------------------------- ----------------------------
  Total                                      $
-------------------------------------------- ----------------------------

Subject to the execution and delivery of this A&A Agreement by the Assignor, the Assignee, the Company and the Agent, effective as of its date, (a) the Assignee shall succeed to the rights and be obligated to perform the obligations of a Lender under the Facilities Papers with a Committed Sum and a funding share for each Facility in the respective amounts shown for it by the Assignee's signature block below and shall be considered a Lender for all purposes under the Facilities Papers; (b) the Assignee shall deliver to the Assignor, in immediately available funds, an amount equal to the sum of the portions of the Assignor's principal Advances outstanding under each Facility proportionate to the interest in that Facility hereby assigned and (c) the Assignor's Committed Sum and its share of outstanding Advances shall each be reduced by the Committed Sum and share of outstanding Advances, respectively, assumed and acquired by the Assignee and the Assignor shall be released from its obligations under the Facilities Papers to the extent that they have been so assigned to and accepted by the Assignor.

         3. Payments. Facility Fees accrued to the date of this A&A Agreement with respect to the Assignor's Committed Sum are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Interest are for the account of the Assignee. All payments of principal of and accrued interest on the Advances allocable to the Assigned Interest shall be divided between the Assignor and the Assignee as their interests may appear, with all interest accruing on the Advances of the Assignor before the date of this A&A Agreement to belong to the Assignor. Each of the Assignor and the Assignee hereby agrees that if it receives any amount from the Companies or the Agent under the Facilities Papers which is for the account of the other of them, it shall receive such sum for the account of such other party to the extent of such other party's interest therein and shall promptly pay such sum to such other party. The rights of the Assignor and the Assignee under this Section are in addition to other rights and remedies which the Assignor, the Assignee or any other Lender may have.

         4. Consent of the Company and the Agent. This A&A Agreement is conditioned upon the consent of the Companies, the Parent and the Agent pursuant to Section 14.17 of the Credit Agreement. The execution of this A&A Agreement by the Companies, the Parent and the Agent evidences such consent. Pursuant to the cited Section of the Credit Agreement, (a) the Assignor agrees to deliver its current Senior Credit Note(s) to the Companies, marked "Renewed" or its equivalent, and (b) the Companies jointly and severally agree to execute and deliver new Senior Credit Notes payable to the order of the Assignee and to the Assignor to evidence the assignment and acceptance provided for herein.

         5. The Assignor. The Assignor (a) represents and warrants to the Assignee that it is the legal and beneficial owner of the interest being assigned by the Assignor to the Assignee hereunder and that such interest is free and clear of any Lien and (b) makes no representation or warranty and assumes no responsibility with respect to (1) any statements, warranties or representations made in or in connection with the Facilities Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Facilities Papers or any document furnished pursuant to them and (2) the financial condition of the Companies or the Parent or the performance or observance by the Companies or the Parent of any of their obligations under the Facilities Papers.

         6. The Assignee. The Assignee (a) confirms that it has received a copy of the Facilities Papers, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this A&A Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facilities Papers; (c) appoints and authorizes the Agent to take such action as Agent on behalf of the Assignee and to exercise such powers under the Facilities Papers as are delegated to the Agent by its terms, together with such powers as are reasonably incidental thereto; (d) represents and warrants that it is an Eligible Assignee and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Facilities Papers are required to be performed by it as a Lender.

         7. Notices and Payment Instructions. All notices in connection herewith shall be given in accordance with Section 14.17 of the Credit Agreement. The address of the Assignee for notices hereunder and thereunder, together with payment instructions for amounts to be paid to the Assignee under the Credit Agreement, shall be initially as set forth on the signature pages hereof.

         8. Miscellaneous. This A&A Agreement, when executed by the Assignor, the Assignee, the Agent and the Company, (a) shall bind and benefit the Assignor, the Assignee, all of the Lenders (whether now or hereafter party to the Credit Agreement), the Companies, the Parent, the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by each of the parties hereto; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; (e) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter and (f) is one of the Facilities Papers. The headings herein shall be accorded no significance in interpreting this A&A Agreement.

         IN WITNESS WHEREOF, the parties have caused this A&A Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          -----------------------------------
                                          ("Assignor")


                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

Committed Sum:                         $_________________
Funding Shares Assumed:
         Single-family Warehouse Subline    $_________________
         Receivables Subline                $_________________
         REO Subline                        $_________________
         Repurchased Loans Subline          $_________________
         Working Capital Subline            $_________________


                                          -----------------------------------
                                            ("Assignee")


                                          By:
                                             --------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------



                                          Attention:
                                                    -------------------------
                                          Phone:
                                                -----------------------------
                                          Fax:
                                              -------------------------------
                                          Email:
                                                -----------------------------

                                          Send payments to:



                                          Reference: AMERICAN BUSINESS CREDIT,
                                                     INC. and Affiliates

                              AMERICAN BUSINESS CREDIT, INC.


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                              HOMEAMERICAN CREDIT, INC. d/b/a Upland Mortgage


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                              AMERICAN BUSINESS MORTGAGE SERVICES, INC.


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                              TIGER RELOCATION COMPANY


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------


                              AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                              JPMORGAN CHASE BANK, as the Agent


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                                    EXHIBIT G
                            TO 3/02 CREDIT AGREEMENT

                       (Basic Form of Opinion of Counsel)

                                     [Date]



JPMorgan Chase Bank,
as Agent for the Lenders
707 Travis Street, 6th Floor North
Houston, Texas  77002

         Re: 3/02 Amended and Restated Senior Secured Credit Agreement dated March 15, 2002 (the "Credit Agreement") among AMERICAN BUSINESS CREDIT, INC. ("ABC"), HOMEAMERICAN CREDIT, INC. ("HAC") d/b/a Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC. ("ABMS"), TIGER RELOCATION COMPANY ("TRC") and ABFS RESIDUAL 2002, INC. ("ABFSR2002" and, together with ABC, HAC, ABMS and TRC, the "Companies"), AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Parent") and JPMORGAN CHASE BANK ("Chase") as a lender and as agent and representative (the "Agent") of the lenders who are parties to it as lenders, and such other lenders (collectively with Chase, the "Lenders")

Ladies and Gentlemen:

         We have acted as special counsel for the Companies and the Parent in connection with the Credit Agreement. This opinion is rendered to you in compliance with Section 8.1(a)(8) of the Credit Agreement.

         Unless otherwise defined herein or the context otherwise requires, each capitalized term used herein shall have the meaning ascribed to it in the Credit Agreement.

         In our capacity as such counsel, we have examined the Credit Agreement, the Custody Agreement, the Senior Credit Notes, the related UCC financing statements and the Guaranty (collectively, the "Principal Facilities Papers"), the trust indentures relating to ABFS Mortgage Loan Trust 1997-2 and ABFS Mortgage Loan Trust 1998-3, and such other documents and matters as we have deemed necessary in rendering the opinions hereinafter set forth. We have been furnished with, and with the Agent's and the Lenders' consent have relied upon, certificates of and other information supplied by officers of the Company with respect to certain factual matters and we have assumed the accuracy of all representations of fact set forth in the Principal Facilities Papers. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have also assumed the genuineness of signatures on (other than those of the Company's representatives on the Facilities Papers), and the authenticity of, all materials so examined; and we have assumed the conformity with originals of all documents submitted to us as copies. For purposes of our opinions we have assumed the due authorization, execution, delivery, and performance of the Credit Agreement and the Custody Agreement by the Agent and the Lenders.

         Based upon the foregoing, and subject to the qualifications herein set forth, it is our opinion that:

         1. The Companies and the Parent each (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, as stated in the Credit Agreement, (b) has the full legal power and authority to own its property and carry on its business as currently conducted, and (c) is, to the best of our knowledge, duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of the business transacted or property owned by it requires such qualification, except in such jurisdictions where the failure to be in good standing has no material adverse effect on the Central Elements relating to it.

         2. The Companies and the Parent each has the requisite corporate power and authority to execute, deliver and comply with the terms of the Facilities Papers to which it is a party.

         3. The execution, delivery and performance by each of the Companies and the Parent of the Facilities Papers to which it is a party (a) have been duly authorized by all necessary corporate action on its part, (b) do not conflict with its articles or certificate of incorporation or its bylaws and (c) do not
(i) conflict with any laws, ordinances, regulations or orders of competent governmental authority or (ii) to the best of our knowledge, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any lien upon any of its property or assets(except for the liens and security interests created by the Facilities Papers), or result in or require the acceleration of any of its debt, pursuant to any agreement or instrument to which it is a party or by which it or its property may be bound or affected.

         4. The Facilities Papers to which it is a party constitute the legal, valid and binding obligations of each of the Companies and the Parent, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         5. To the best of our knowledge and except as disclosed in the most recent Financial Statements furnished to the Agent, there is no action, claim, suit or proceeding pending or threatened or reasonably anticipated against or affecting the Parent or any of its Subsidiaries in any court, before any other Governmental Authority or before any arbitrator or in any other dispute resolution forum which, if adversely determined, could reasonably be expected to result in a material and adverse effect on any of the Central Elements relative to the Parent or any Company (as the case may be).

         6. Each Company and the Servicers of its Mortgage Loans or the Mortgage Loans owned by others for which the such Company serves as Servicer are duly registered as mortgage lenders and servicers in each state in which such Mortgage Loans have been or are from time to time originated, to the extent such registration is required by any applicable Legal Requirement, except where the failure to register could not reasonably be expected to result in any material and adverse effect on any of the Central Elements in respect of such Company.

         7. Neither the Parent nor any Company is subject to the rules governing an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8. Neither the Company nor any Company is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the PUHC Act.

         9. None of the transactions contemplated under the Facilities Papers shall cause or constitute a violation by the Parent or any Company of any of the provisions, rules, regulations or order of or under the PUHC Act, and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Facilities Papers or any of the Agent's Liens.

         10. The Residual Interest Certificates have been duly and validly transferred from ABFS 1998-3, Inc. and ABFS 1997-2, Inc., respectively, to ABFS Residual 2002, Inc. and all consents required for such transfers to be recognized as fully effective by the issuers thereof have been obtained.

         11. The Credit Agreement creates a security interest in the Collateral described therein.

         12. The form of the Financing Statement and the description of the Collateral contained therein comply with all applicable Legal Requirements, including, without limitation, all applicable filing laws and regulations, and are adequate and legally sufficient for the purpose of perfecting and maintaining a Lien on the Collateral.

         13. A fully executed counterpart of the Financing Statement should be filed in the Uniform Commercial Code central filing offices of the States of Pennsylvania, New Jersey and Delaware and all applicable fees paid in each such state. Possession by the Agent or its duly designated bailee (other than the Parent or a Company) of the Mortgage Notes evidencing the Pledged Loans and such filing of the Financing Statement will result in a legally valid perfected Lien in the Collateral (other than any Collateral consisting of real estate) as security for the Obligations. Except as set forth in the immediately following paragraph, no other or further action or filing is necessary or appropriate for the purposes intended to be accomplished by the Financing Statement.

         14. After the actions described in the immediately preceding paragraph have been accomplished, no further or subsequent filing, refiling, recording, re-recording, registration or registration of the Financing Statement or any other instrument will be necessary in order to perfect and continue the Liens created by the Credit Agreement in the Collateral, except that a continuation statement signed by the secured party of record, identifying the original Financing Statement by file number and date of filing, and stating that the original Financing Statement remains effective, must be filed under the Uniform Commercial Code in each office where such Financing Statement was filed before the expiration of five (5) years from the date of such filing and subsequent such continuation statements must be filed within six (6) months before the end of each subsequent five-year period, and amendments or supplements to the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity or structure of the debtor described therein within four (4) months after each such change or in the event the Financing Statement otherwise becomes inaccurate or incomplete.

         15. No state or local registration tax, transfer tax, stamp tax or other fee, tax or governmental charge is required to be paid in connection with the execution and delivery of the Facilities Papers or the filing of the Financing Statement, or any of the transactions contemplated thereby, other than nominal statutory filing fees which are to be paid upon the filing of the Financing Statement.

         16. The proper foreclosure of part of the Collateral in and of itself will not restrict, affect or impair the liabilities of the Companies with respect to the Obligations or of the Parent under the Guaranty or the Agent's rights or remedies with respect to the foreclosure or enforcement of any other Liens securing the Obligations, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

         17. No franchise, income, sales, gross receipts, profits or other like taxes are payable in the States of Pennsylvania or New Jersey by the Agent or any Lender solely by reason of the transactions described in the Facilities Papers or the interest conveyed or assigned by the Facilities Papers.

         18. Neither the Agent or any Lender is required to qualify as a foreign entity in the States of Pennsylvania or New Jersey or to register or make any filing with or to obtain the consent of any federal or Pennsylvania or New Jersey Governmental Authority in order to make the Loan or to exercise its rights under the Facilities Papers.

         19. The execution and delivery of the Facility Papers, and the performance of the Companies' and the Parent's obligations thereunder, do not require any license, consent, approval, or other action of any court or other governmental authority other than those which have been obtained and remain in full force and effect.

         Please also be advised that the foregoing opinions relate only to the laws of the States of Texas, Pennsylvania, New Jersey and Delaware and applicable federal law and no opinion is to be inferred beyond that stated herein.

         This opinion is rendered to you for your benefit in your capacity as Agent and Custodian, the benefit of you and the other Lenders, participants and Eligible Assignees of any of the Senior Credit Notes and your and their legal counsel in connection with the above transaction and may not be relied upon by any other Person or for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we hereby disclaim any obligation to advise you or any other party entitled to rely hereon of any change in any matter set forth herein.



                                           Very truly yours,

                                    EXHIBIT H
                            TO 3/02 CREDIT AGREEMENT

                  (Form of Interest Rate Election Confirmation)

                          [Letterhead of the Companies]

                                     [date]


JPMorgan Chase Bank
707 Travis, 6th Floor North
Houston, Texas 77002

Attention: Michael W. Nicholson, Corporate Mortgage Finance Group

Ladies and Gentlemen:

         AMERICAN BUSINESS CREDIT, INC. ("ABC"), HOMEAMERICAN CREDIT, INC. ("HAC") d/b/a Upland Mortgage, AMERICAN BUSINESS MORTGAGE SERVICES, INC. ("ABMS") TIGER RELOCATION COMPANY ("TRC") and ABFS RESIDUAL 2002, INC. ("ABFSR2002" and, together with ABC, HAC, ABMS and TRC, the "Companies"), and JPMORGAN CHASE BANK as a Lender and as agent and representative (the "Agent") of the Lender who are parties to it as Lenders, and such other Lenders together executed a 3/02 Amended and Restated Senior Secured Credit Agreement dated March 15, 2002 (which, as it may have been or may hereafter be supplemented, amended or restated from time to time, is called the "Credit Agreement"). Any term defined in the Credit Agreement and used in this Request for Borrowing shall have the meaning given to it in the Credit Agreement.

         This is an Interest Rate Election Confirmation made pursuant to Section 6.2(b) of the Credit Agreement and confirms the Companies' telephonic notice of election or revocation (as the case may be) of the Prime Rate Option made on ________________________, 200_ by _____________ of the Companies to
______________ of the Agent at approximately______ __.m., Houston (i.e., Central) time.

         In that telephonic notice, the Companies elected that (check one):

         / / the Prime Rate is to be applied to calculate interest accruing on the Regular Rate Tranche from and after _______________, 200__.

         / / the Companies' previously-made Prime Rate Election is revoked and the LIBOR Floating Rate is to be applied to calculate interest accruing on the Regular Rate Tranche from and after _______________, 200__.

         The Companies hereby warrant and represent to the Agent and the Lenders that:

         (a) no Default has occurred that has not been cured;

         (b) no Event of Default has occurred that has not been declared in writing by the Agent to have been cured or waived; and

         (c) the Companies are currently allowed to make the election described above under the terms of the Credit Agreement.



                            AMERICAN BUSINESS CREDIT, INC.
                            HOMEAMERICAN CREDIT, INC. d/b/a Upland Mortgage AMERICAN BUSINESS MORTGAGE
                            SERVICES, INC.
                            TIGER RELOCATION COMPANY
                            ABFS RESIDUAL 2002, INC.


                            By:
                               ----------------------------------------
                            Name:
                                 --------------------------------------
                            Title:
                                  -------------------------------------

                                    EXHIBIT I
                            TO 3/02 CREDIT AGREEMENT

                   [Place copy of Class R Certificates here.]

                                   SCHEDULE AI
                            TO 3/02 CREDIT AGREEMENT
                               APPROVED INVESTORS


ARISTAR MORTGAGE COMPANY
3350 Rocky Lane
Easton, PA 18045
contact:  Ed Bearby
610-253-6756

AURORA LOAN SERVICES, INC.
2657 Bellows Drive
Wilmington, DE 19810
contact:  Ken Walker
302-529-7093

CENTEX
24 West Water Street
Toms River, NJ 0875
contact:  Jacqueline Weed
732-736-9346

CHARTER ONE CREDIT
5148 Flintrock Drive
Westerville, OH 43081
contact:  Jeff Green
phone:  888-537-9908

CITIFINANCIAL MORTGAGE CORP.
8333 Ridgepoint Drive
Irving, TX 75063
contact:  Claire Rhodes
203-385-0891

CS FIRST BOSTON
(formerly DONALDSON, LUFKIN & JENRETTE)
11 Madison Avenue
New York, NY 10172
contact:  Michell Marapodi
phone:  609-627-5045

FIRST UNION HOME EQUITY BANK
1000 Louis Rose Place
Charlotte, NC 28262
contact:  Phil Brennan
617-696-7495

GMAC/RFC
767 Fifth Avenue
24th Floor
New York, NY 10153
contact:  Joan Van Nostrand
phone:  917-369-2326

HOUSEHOLD FINANCIAL SERVICES
2700 Sanders Road
1 South
Prospect Heights, IL 60070
contact:  Joe Balszczyk
215-698-6151

KEY HOME EQUITY SERVICES
8000 Midlantic Drive
Suite 202
Mount Laurel, NJ 08054
contact:  Edie Regler
973-319-8807

MORTGAGE GUARANTEE COLLATERAL ACCEPTANCE
14111 Freeway Drive
Suite 405
Santa Fe Springs, CA 90670
contact:  Trish Comstock
phone:  562-407-9353

POPULAR FINANCIAL
(formerly EQUITY ONE)
1000 Executive Parkway
Suite 229
St. Louis, MO 63141
contact:  Mira Parks
phone:  877-485-6247

SAXON MORTGAGE INC.
4880 Cox Road
Glen Allen, VA 23060
contact:  Lynne Fye
phone:  804-967-7836

SOVEREIGN BANK
15 Westminster Street
Providence, RI 02903
contact:  Greg Cox
401-752-1512

                                   SCHEDULE AR
                            TO 3/02 CREDIT AGREEMENT
                       AUTHORIZED COMPANY REPRESENTATIVES
                     LIST EFFECTIVE AS OF ___________, 2002

---------------------------------------- -------------------------------------- --------------------------------------
                 Name                                    Title                           Specimen Signature
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

         The above listed Persons are Approved Company Officers (as defined in the 3/02 Amended and Restated Senior Secured Credit Agreement among the undersigned and an affiliate, JPMorgan Chase Bank (as a lender and as agent and representative of the other Lenders -- in that capacity, the "Agent") and such other lenders as are parties thereto from time to time, as of the effective date of this list stated above. The Agent and the Lenders shall be entitled to rely on this list until it is superseded by a newer list signed and furnished to them by the undersigned.


                            AMERICAN BUSINESS CREDIT, INC.
                            HOMEAMERICAN CREDIT, INC. d/b/a Upland Mortgage AMERICAN BUSINESS MORTGAGE
                              SERVICES, INC.
                            TIGER RELOCATION COMPANY
                            ABFS RESIDUAL 2002, INC.


                            By:
                               ------------------------------------------
                            Name:
                                 ----------------------------------------
                            Title:
                                  ---------------------------------------

                                   SCHEDULE DQ
                            TO 3/02 CREDIT AGREEMENT


         "Disqualifiers" are any of the circumstances or events affecting Collateral that are described on this Schedule, after the occurrence of which
(i) for so long as circumstances, or the material effects of such event, shall continue and shall not have been waived, or declared cured, in writing by the Agent and (ii) except to the extent otherwise specified in this definition, the Collateral Value of the affected Collateral shall be zero for Borrowing Base purposes:

1. the Lien of the Mortgage securing the subject Mortgage Loan shall be lower than first or second priority.

2.       a Mortgage Loan is a Commercial Mortgage Loan.

3. the Cumulative Loan-to-Value Ratio of the subject Mortgage Loan shall be greater than ninety percent (90%).

4. the Cumulative Loan-to-Value Ratio of any Mortgage Loan that is a "B" credit grade Mortgage Loan under the relevant Company Underwriting Guidelines shall be greater than eighty-five percent (85%).

5. the Cumulative Loan-to-Value Ratio of any Mortgage Loan that is a "C" credit grade Mortgage Loan under the relevant Company Underwriting Guidelines shall be greater than eighty percent (80%).

6. any Mortgage Loan shipped to an investor (including shipment of part of a pool of Mortgage Loans to be securitized) shall not be either (a) paid for by remittance to and receipt by the Agent of its sale proceeds (or the proceeds of the sale of the Structured Security allocable to such Mortgage Loan) or (b) returned to the Custodian, on or before forty-five (45) days after it is shipped.

7. the subject Mortgage Loan fails or ceases for any reason to satisfy every element of whichever of the following definitions is most applicable to it: Eligible Prime Single-family Collateral or Eligible Subprime Single-family Collateral.

8. (unless, but only for so long as, such Mortgage Loan is a Wet Loan) the Agent shall have not received all of the Basic Papers for such Mortgage Loan.

9. the Basic Papers for such Mortgage Loan are the subject of a Custodian's Exception Report and the exceptions in such report as to such Basic Papers have not been corrected or cured.

10.      if its related real estate is not covered by a Hazard Insurance Policy.

11.      if its security is a cooperative apartment.

12. if it does not satisfy the Company Underwriting Guidelines in all material respects.

13. any of the Companies' special representations concerning Collateral set forth in Section 9.16 applicable to that type of Collateral shall fail or cease to be true and not misleading, or shall be discovered to be untrue, in any respect that is material to the value or collectibility of that item of Collateral, considered either by itself or together with other items of Collateral.

14. any Basic Paper for any Pledged Loan sent to any Company or its designee for correction, collection or other action shall not be returned to the Custodian on or before ten (10) days after being sent.

15. five (5) Business Days shall have elapsed after an Advance shall have been funded against the Collateral Value of a Wet Loan without all of the Wet Loan's Basic Papers having been received by the Custodian.

16. on any day described in the first column of the following table, the sum of the Collateral Values of all Pledged Loans that are Wet Loans shall exceed an amount equal to the percentage of the Single-family Sublimit on that day shown in the second column, in which event the aggregate Collateral Value for that day of all Mortgage Loans that are Wet Loans shall be the amount that is equal to that percentage of the Single-family Sublimit on that day (the respective resulting limits while the Single-family Sublimit is Fifty Million Dollars ($50,000,000) -- as it is on the Effective Date -- are shown in the third column):

---------------------------------------- ------------------------------------- -------------------------------------
Day of a calendar month                  Maximum  Percentage of Single-family  Maximum Collateral Value of Wet
                                         Sublimit that may be Wet Loans        Loans while Single-family Sublimit
                                                                               is $50,000,000
---------------------------------------- ------------------------------------- -------------------------------------
A day that is not one of the first
four (4) or last three (3) Business      20%                                   $10,000,000
Days
---------------------------------------- ------------------------------------- -------------------------------------
A day that is one of the first four
(4) or last three (3) Business Days      40%                                   $20,000,000
---------------------------------------- ------------------------------------- -------------------------------------

17. any Prime Single-family Mortgage Loan shall not be covered by a Purchase Commitment for any reason.

18.      any Mortgage Loan shall be In Default.

19. if it is a Business Purpose Mortgage Loan and its File submitted to the Custodian does not contain an Appraisal report indicating that at least one parcel of the real property security for such Business Purpose Mortgage Loan is Single-family residential property or if the appraisal report(s) in such File indicate(s) that the value of the Single-family residential property securing such Business Purpose Mortgage Loan is less than 125% of the original principal amount of such Business Purpose Mortgage Loan.

20. any Customer in respect of the subject Mortgage Loan is an Affiliate of any of the Companies or the Parent or a director, officer or employee of any of the Companies or the Parent or related as a parent, sibling, child or first cousin to any of the Companies' or the Parent's directors or officers or any of their spouses.

21. the Mortgaged Premises is an "Ineligible Manufactured Home", which means a mobile home or manufactured home (i) that has not been rendered permanently immobile, (ii) whose ownership is represented by or based on a certificate of title or similar device, (iii) that has not been permanently affixed to the earth or (iv) for any reason does not constitute real property under the applicable law of the jurisdiction in which it is located.

22. on any day, the sum of the Collateral Values of all Late Pledged Loans exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) -- in which event the aggregate Collateral Value for that day of all Late Pledged Loans shall be Two Million Five Hundred Thousand Dollars ($2,500,000).

23. on any day, any Pledged Loan's Original Pledge Date shall be more than one hundred eighty (180) days earlier than that Determination Date.

24.      on any day, the sum of the Collateral Values of all Long Warehoused
         (Aged) Loans exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) -- in which event the aggregate Collateral Value for that day of all Long Warehoused (Aged) Loans shall be Seven Million Five Hundred Thousand Dollars ($7,500,000).

25. any Pledged Loan's Original Pledge Date shall be more than one hundred twenty (120) days after its origination date.

26. on any day, the sum of the Collateral Values of all Pledged Loans that are second lien Mortgage Loans exceeds Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000) -- in which event the aggregate Collateral Value for that day of all such second lien Mortgage Loans shall be Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000) (Mortgage Loans ranking lower than second in Lien priority shall have zero Collateral Value).

27. on any day, the sum of the Collateral Values of all Pledged Loans that are Business Purpose Mortgage Loans exceeds Ten Million Dollars ($10,000,000) -- in which event the aggregate Collateral Value for that day of all such Business Purpose Mortgage Loans shall be Ten Million Dollars ($10,000,000).

28. on any day, the sum of the Collateral Values of all pledged Subprime Single-family Mortgage Loans that are "C" credit grade Mortgage Loans under the relevant Company Underwriting Guidelines exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) -- in which event the aggregate Collateral Value for that day of all such "C" credit Subprime Single-family Mortgage Loans shall be Seven Million Five Hundred Thousand Dollars ($7,500,000).

29. on any day, the sum of the Collateral Values of all Pledged Loans that are Delinquent Mortgage Loans exceeds an amount equal to ten percent (10%) of the Single-family Sublimit on that day, whichever is less -- in which event the aggregate Collateral Value for that day of all such Delinquent Mortgage Loans shall be the amount that is equal to ten percent (10%) of the Single-family Sublimit on that day.

30. on any day, the sum of the Collateral Values of all pledged Single-family Mortgage Loans that are not Primary Residence Loans or whose Mortgaged Premises are not occupied by a Customer shall exceed Five Million Dollars ($5,000,000) -- in which event the aggregate Collateral Value for that day of all pledged Single-family Mortgage Loans that are not Primary Residence Loans or whose Mortgaged Premises are not occupied by a Customer shall be Five Million Dollars ($5,000,000).

31. on any day, the sum of the Collateral Values of all pledged Single-family Mortgage Loans that are Jumbo Mortgage Loans or Super Jumbo Mortgage Loans shall exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) -- in which event the aggregate Collateral Value for that day of all pledged Single-family Mortgage Loans that are Jumbo Mortgage Loans or Super Jumbo Mortgage Loans shall be Seven Million Five Hundred Thousand Dollars ($7,500,000).

32. on any day, the sum of the Collateral Values of all pledged Single-family Mortgage Loans whose Mortgaged Premises are manufactured homes that satisfy FNMA's acceptable collateral standards and that are not Ineligible Manufactured Homes shall exceed One Million Five Hundred Thousand Dollars ($1,500,000) -- in which event the aggregate Collateral Value for that day of all pledged Single-family Mortgage Loans whose Mortgaged Premises are manufactured homes that satisfy FNMA's acceptable collateral standards and that are not Ineligible Manufactured Homes shall be One Million Five Hundred Thousand Dollars ($1,500,000).

                                   SCHEDULE EC
                            TO 3/02 CREDIT AGREEMENT

         "Eligible Collateral" means and includes the several categories of Collateral (each such category and each of their subcategories being herein collectively called a "Collateral Category") that are defined and described as follows:

              (a) "Eligible Single-family Collateral", which means Single-family Mortgage Loans that are Pledged to the Agent, are each eligible to be borrowed against under this Agreement (i.e., as to which no Disqualifier is applicable) and each have Collateral Value greater than zero. Any such Mortgage Loan may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term without its eligibility being affected thereby. Each Mortgage Loan that fails or ceases to qualify as Eligible Single-family Collateral for any reason shall automatically have zero Collateral Value from and after the date when the first Disqualifier occurs and for so long as it remains disqualified pursuant to the above definition of "Disqualifier". The subcategories of Eligible Single-family Collateral are as follows:

                   (1) "Eligible Prime Single-family Collateral", which means one or more (as the context requires) Mortgage Loans (or, if the context requires, pool or grouping of Mortgage Loans) each of which is a Prime Single-family Mortgage Loan that meets the Company Underwriting Guidelines for a prime Mortgage Loan but which is neither REO nor a Repurchased Defaulted Mortgage Loan.

                   (2) "Eligible Repurchased Collateral", which means one or more (as the context requires) Repurchased Defaulted Mortgage Loans that are not REO.

                   (3) "Eligible Subprime Single-family Collateral", which means one or more (as the context requires) Single-family Mortgage Loans (or, if the context requires, pool or grouping of Single-family Mortgage Loans) each of which does not meet the Company Underwriting Guidelines for a prime Single-family Mortgage Loan but does meet the Company Underwriting Guidelines for a subprime Single-family Mortgage Loan with a credit grade of A-, B or C and is neither REO nor a Repurchased Defaulted Mortgage Loan.

              (b) "Eligible Receivables Collateral", which means an account or payment intangible (an "Interest Receivable") owned by a Company and produced by the Company's making a Periodic Advance:

o that is due and payable to the Company, and for which the Company has no actual knowledge that the full amount will not be collectible;

o that the debtor(s) under the related Mortgage(s) are already obligated to pay to (or to the order of) the holder of that Mortgage Loan (or its servicer) when the related (producing) Periodic Advance is made;

o for which the Company has the indefeasible right under the applicable Servicing Agreement to reimburse itself as provided in the definition of "Periodic Advance" out of sums thereafter collected from such debtor(s) or realized from the security for the related Mortgage Loan;

o with respect to which there is no bona fide pending claim against the Company for any credit, allowance or adjustment;

o that the Company believes is enforceable without offset, bona fide counterclaim or bona fide defense; and

o in which the Agent (as a Lender and as agent for the other Lenders) has been granted (pursuant to Section 7.1 or otherwise) and continues to hold a readily enforceable, first priority perfected Lien.

              (c) "Eligible REO Collateral", which means REO owned by a Company following foreclosure (or a deed to the Company in lieu of foreclosure) of a Mortgage owned by the Company at the time of such foreclosure or deed in lieu of foreclosure, and which the Company is actively marketing for sale.

              (d) "Eligible Working Capital Collateral", which means the Residual Interest Certificates.

                                   SCHEDULE LC
                            TO 3/02 CREDIT AGREEMENT

             The Lenders' Committed Sums and Subline Funding Limits
                         and the Aggregate Committed Sum

------------------ -------------- --------------- --------------- ------------- --------------- --------------
     Lender        Committed Sum  Single-family    Receivables    REO Subline    Repurchased       Working
                                    Warehouse        Subline        Funding       Mortgages        Capital
                                     Subline      Funding Share      Share         Subline         Subline
                                  Funding Share                                 Funding Share   Funding Share
------------------ -------------- --------------- --------------- ------------- --------------- --------------
------------------ -------------- --------------- --------------- ------------- --------------- --------------
JPMorgan    Chase   $50,000,000    $50,000,000      $7,000,000     $3,000,000     $5,000,000     $5,000,000
Bank*
------------------ -------------- --------------- --------------- ------------- --------------- --------------

------------------ -------------- --------------- --------------- ------------- --------------- --------------

------------------ -------------- --------------- --------------- ------------- --------------- --------------

------------------ -------------- --------------- --------------- ------------- --------------- --------------

------------------ -------------- --------------- --------------- ------------- --------------- --------------

------------------ -------------- --------------- --------------- ------------- --------------- --------------

------------------ -------------- --------------- --------------- ------------- --------------- --------------
Aggregate           $50,000,000
Committed Sum
------------------ -------------- --------------- --------------- ------------- --------------- --------------
Sublimit                           $50,000,000      $7,000,000     $3,000,000     $5,000,000     $5,000,000
------------------ -------------- --------------- --------------- ------------- --------------- --------------

*JPMorgan Chase Bank is the only Lender on the Effective Date of the 3/02 Credit Agreement

                                   SCHEDULE SD
                            TO 3/02 CREDIT AGREEMENT

                    Subordinated Debt that is Permitted Debt


1. Certain debt of NJMIC assumed by ABC as part of that certain Stock Purchase Agreement by and between ABC and Stan and Joel Furst, dated as of October 1, 1997, in the aggregate amount of $1,213,103.59 as of November 30, 2000 pursuant to individual promissory notes;

2. Debt in an original aggregate principal amount of up to $10,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Fixed Rate Term Notes issued by Parent pursuant to a prospectus dated June 28, 1993;

3. Debt in an original aggregate principal amount of up to $25,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Fixed Rate Term Notes issued by Parent pursuant to a prospectus dated April 29, 1994; as supplemented by a prospectus dated March 23, 1995;

4. Debt in an original aggregate principal amount of up to $65,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Investment Notes issued by Parent pursuant to a prospectus dated December 18, 1995;

5. Debt in an aggregate principal amount of up to $125,000,000 (as reduced by any amounts repaid thereunder) under certain Unsecured Subordinated Investment Notes and certain Unsecured Adjustable-Rate Subordinated Money Market Notes issued pursuant to an Indenture with First Trust National Association, as trustee, and Parent, as issuer, dated as of May 27, 1997;

6. Debt in an aggregate principal amount of up to $250,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Debt Securities issued pursuant to an Indenture with U.S. Bank Trust National Association, as trustee, and Parent, as issuer, dated October 20, 1998;

7. Debt in an aggregate principal amount of up to $300,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Debt Securities issued pursuant to an Indenture with U.S. Bank Trust National Association, as trustee, and Parent, as issuer, dated October 15, 1999;

8. Debt in an aggregate principal amount of up to $350,000,000 under certain Subordinated Debt Securities issued pursuant to an Indenture with U.S. Bank Trust National Association, as trustee, and Parent, as issuer, dated October 30, 2000; and

9. Debt in an aggregate principal amount of up to $325,000,000 under certain Subordinated Debt Securities issued pursuant to an Indenture with U.S. Bank Trust National Association, as trustee, and Parent, as issuer, dated June 14, 2001.

                                   SCHEDULE UG
                            TO 3/02 CREDIT AGREEMENT


         The following table outlines the key parameters of the major credit grades of the Companies' current underwriting guidelines. This is not exclusive.

---------------------------------- ------------------------------- --------------------------------
                                          "A" Credit Grade                "B" Credit Grade
---------------------------------- ------------------------------- --------------------------------
General Repayment                  Has good credit but might       Pays the majority of accounts
                                   have some minor delinquency.    on time but has some 30-
                                                                   and/or 60- day delinquency.


---------------------------------- ------------------------------- --------------------------------
Existing Mortgage Loans            Current  at  application  time  Current  at  application   time
                                   and a  maximum  of two  30-day  and  a  maximum  of 4 x  30-day delinquencies  in the  past 12  delinquencies  in the  past  12
                                   months.                         months.
---------------------------------- ------------------------------- --------------------------------
Non-Mortgage Credit                Major  credit and  installment  Major  credit  and  installment debt  should  be  current  but  debt can exhibit  some minor 30
                                   may exhibit  some minor 30-day  and/or   60  day   delinquency.
                                   delinquency.    Minor   credit  Minor  credit may exhibit up to
                                   may    exhibit    some   minor  90-day delinquency.
                                   delinquency.
---------------------------------- ------------------------------- --------------------------------
Bankruptcy Filings                 Discharged  more  than 2 years  Discharged  more  than 2  years
                                   with reestablished credit.      with reestablished credit.
---------------------------------- ------------------------------- --------------------------------
Debt Service-to-Income             Generally not to exceed 50%.    Generally not to exceed 50%.
---------------------------------- ------------------------------- --------------------------------
Owner Occupied:                    Generally 80% (with  exception  Generally  80% (with  exception
Loan-to-value ratio                to  90%)  for  a  1-4   family  to  85%)  for  a 1 to 4  family
                                   dwelling  residence;  80%  for  dwelling  residence;  75% for a
                                   a condominium.                  condominium.
---------------------------------- ------------------------------- --------------------------------
Non-Owner Occupied:                Generally  80%  for  a 1  to 4  Generally  70%  for  a 1  to  4
Loan-to-value ratio                family       dwelling       or  family dwelling or condominium
                                   condominiums
---------------------------------- ------------------------------- --------------------------------

----------------------------------  --------------------------------- ---------------------------------
                                            "C" Credit Grade                  "D" Credit Grade
----------------------------------  --------------------------------- ---------------------------------
General Repayment                   Marginal credit history which     Designed to provide a borrower
                                    is offset by other positive       with poor credit history an
                                    attributes.                       opportunity   to  correct   past
                                                                      credit  problems  through  lower
                                                                      monthly payments.
----------------------------------  --------------------------------- ---------------------------------
Existing Mortgage Loans             Cannot    exceed   four   30-day  Must be paid in full  from  loan
                                    delinquencies   or  two   60-day  proceeds  and no more  than  120
                                    delinquencies  in  the  past  12  days delinquent.
                                    months.
----------------------------------  --------------------------------- ---------------------------------
Non-Mortgage Credit                 Major  credit  and   installment  Major    and    minor     credit
                                    debt can exhibit  some minor 30-  delinquency is  acceptable,  but
                                    and/or    90-day    delinquency.  must  demonstrate  some  payment
                                    Minor  credit may  exhibit  more  regularity.
                                    serious delinquency.

----------------------------------  --------------------------------- ---------------------------------
Bankruptcy Filings                  Discharged   more  than  1  year  Discharged  prior to  closing or
                                    with reestablished credit.        paid off at closing.
----------------------------------  --------------------------------- ---------------------------------
Debt Service-to-Income              Generally not to exceed 55%.      Generally not to exceed 55%.
----------------------------------  --------------------------------- ---------------------------------
Owner Occupied:                     Generally  70%  (with  exception  Generally  60%  (with  exception
Loan-to-value ratio                 to  85%)  for  a 1 to  4  family  to  70%)  for  a 1 to  4  family dwelling  residence;  65%  for a  dwelling residence.
                                    condominium.
----------------------------------  --------------------------------- ---------------------------------
Non-Owner Occupied:                 Generally  60%  for  a  1  to  4  N/A
Loan-to-value ratio                 family dwelling or condominium

----------------------------------  --------------------------------- ---------------------------------

                                  SCHEDULE 2.3
                            TO 3/02 CREDIT AGREEMENT

Terms of Each of the Companies' Obligations to Pay Borrowings by
Another of Them

         Each of the Companies hereby agrees to the following terms with respect to Borrowings and with respect to the Obligations of any of the others of them:

         1. Each of the Companies irrevocably, unconditionally and absolutely guarantees to the Lenders the due and prompt payment, and not just the collectibility, of the principal of, and interest on the Borrowings and all fees and late charges and all other indebtedness, if any, in respect of the Borrowings by the other Companies, and all other obligations of such other Company to the Lender, when due, whether at maturity, by acceleration or otherwise all at the times and places and at the rates described in, and otherwise according to the terms of, the Senior Credit Notes and the Credit Agreement, whether now existing or hereafter created or arising.

         2. Each of the Companies further hereby irrevocably, unconditionally and absolutely guarantees to the Lenders the due and prompt performance by the other of the Companies of all duties, agreements and obligations of each other Company contained in the Credit Agreement, the Senior Credit Notes and the other Facilities Papers, and the due and prompt payment of all costs and expenses reasonably incurred, including reasonable attorneys' fees, court costs and all other litigation expenses (including expert witness fees, exhibit preparation and courier, postage, communication and document copying expenses), in enforcing the payment and performance of the Credit Agreement and the other Facilities Papers from such other Company (the payment and performance of the items set forth in Paragraphs 1 and 2 of this Schedule are collectively referred to as the "Other Companies' Debt").

         3. In the event any of the Companies shall at any time fail to pay the Lenders any Other Companies' Debt when due, whether by acceleration or otherwise, each of the Companies hereby promises to pay such amount to the Lender forthwith, together with all collection costs and expenses reasonably incurred, including reasonable attorneys' fees, court costs and all other litigation expenses (including expert witness fees, exhibit preparation and courier, postage, communication and document copying expenses) .

         4. Each of the Companies hereby (a) agrees to any modifications of any terms or conditions of any Other Companies' Debt and/or to any extensions or renewals of time of payment or performance by the other Companies; (b) agrees that it shall not be necessary for the Lender to resort to legal remedies against any of the other Companies, nor to take any action against any other Person obligated (an "Obligor") or on or against any Collateral or any other security for payment or performance of the Other Companies' Debt before proceeding against such Company; (c) agrees that no release of any of the other Companies, the Guarantor or any other guarantor or Obligor, or of any Collateral or other security for the Other Companies' Debt, whether by operation of law or by any act of the Lender, with or without notice to such Company, shall release such Company and (d) waives notice of demand, dishonor, notice of dishonor, protest, and notice of protest and waives, to the extent permitted by law, all benefit of valuation, appraisement, and exemptions under the laws of the State of Texas, the State of New York, the State of New Jersey or any other state or territory of the United States.

         5. The obligations of each of the Companies for the Other Companies' Debt shall be primary, absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be impaired or affected by:
(a) the genuineness, validity, regularity or enforceability of, or any amendment or change in, the Credit Agreement, the Senior Credit Notes or any other Facilities Papers, or any change in or extension of the manner, place or terms of payment of all or any portion of the Other Companies' Debt; (b) the taking or failure to take any action to enforce the Credit Agreement, the Senior Credit Notes or any other Facilities Papers, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by the Lenders of any provisions of the Credit Agreement, the Senior Credit Notes or any other Facilities Paper; (c) any impairment, modification, change, release or limitation in any manner of the liability of any other Company or its estate in bankruptcy, or of any remedy for the enforcement of any other Company's liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of such other Company; (d) the merger or consolidation of such other Company or any sale or transfer by such other Company of all or part of its assets or property;
(e) any claim such Company may have against any other Company, the Guarantor or any other Obligor, including any claim of contribution; (f) the release, in whole or in part, of the Guarantor, any other guarantor, any other Company or any other Obligor or (g) any other action or circumstance which (with or without notice to or knowledge of such Company) might in any manner or to any extent vary the risks of such Company or otherwise constitute a legal or equitable discharge or defense, it being understood and agreed by each Company that its obligations for the Other Companies' Debt shall not be discharged except by the full payment and performance of the Other Companies' Debt.

         6. The Agent shall have the right pursuant to and in accordance with the terms of the Credit Agreement to determine how, when and what application of payments and credits, if any, whether derived from any of the Companies or from any other source, shall be made on the Obligations and any other indebtedness owed by any of the Companies and/or any other Obligor to the Lenders.

         7. The obligations of each of the Companies hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time the payment, in whole or in part, of any of the Other Companies' Debt is rescinded or must otherwise be restored or returned by the Lender (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Companies or any other Person or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Companies or any other Person, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to the Other Companies' Debt shall at such time be prevented by reason of the pendency against any of the Companies or any other Person of a case or proceeding under a bankruptcy or insolvency law, each of the Companies agrees that its obligations for the Other Companies' Debt shall be deemed to have been declared in default or accelerated with the same effect as if such Obligations had been declared in default and accelerated in accordance with their respective terms and each of the Companies shall forthwith perform or pay, as the case may be, as required hereunder in accordance with the terms hereunder without further notice or demand.

         8. Except as to each Company's contribution rights provided for in
Section 2.4 of the Credit Agreement, and until the Obligations shall have been paid in full, each of the Companies hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the other of them that arises from the existence, payment, performance or enforcement of such Company's obligations for the Other Companies' Debt, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Lenders against any other Company or any Collateral or other security that the Lenders or the Agent now have or hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from such other Company directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any of the Companies in violation of the preceding sentence and the Other Companies' Debt shall not have been paid and performed in full, such amount shall be deemed to have been paid to such Company for the benefit of, and held in trust for, the Lenders and the Agent and shall forthwith be paid to the Agent for distribution to the Lenders and to be credited and applied to the Other Companies' Debt, whether matured or unmatured. Notwithstanding the blanket waiver of subrogation rights as set forth above, each of the Companies hereby specifically acknowledges that any subrogation rights which it may have against any other Company or any Collateral or other security that the Lenders or the Agent now have or hereafter acquire may be destroyed by a nonjudicial foreclosure of the Collateral or other security. This may give such Company a defense to a deficiency judgment against it. Such Company hereby irrevocably waives such defense. Each of the Companies acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Credit Agreement and that the waivers set forth in this Schedule are knowingly made in contemplation of such benefits.

         9. No postponement or delay on the part of the Lenders or the Agent in the enforcement of any right with respect to the Obligations of any of the Companies, including the Other Companies' Debt, shall constitute a waiver of such right and all rights of the Lenders and the Agent hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Lender in any other agreement or by law.

         10. Any Debt of any of the Companies now or hereafter held by the other of them is hereby subordinated to the Obligations, and such Debt of any of the Companies to such other Company shall, if the Agent so requests after any Event of Default has occurred and is continuing, be collected, enforced and received by the Company to which it is owed as trustee for the Lenders and be paid over to the Agent on account of the Debt of the other Company to the Lenders.

                                  SCHEDULE 6.9
                            TO 3/02 CREDIT AGREEMENT

                           Lenders' Wire Instructions

The Agent shall have the right to use and rely upon the following wire instructions for each Lender until the Agent shall have received written notice of different wire instructions from such Lender.

JPMorgan Chase Bank
712 Main Street
Houston, Texas 77002
ABA number 1130-0060-9
Attention: Belinda Reason, Mortgage Banking Warehouse Services
Phone:  (713) 427-6328

                                 SCHEDULE 7.1(d)
                            TO 3/02 CREDIT AGREEMENT

                         SPECIFIED SERVICING AGREEMENTS
           (Updates of this Schedule are effective only if signed by
                   a Vice President or more senior officer of
                          JPMorgan Chase Bank, Agent)


              (1) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1996-1 dated as of May 1, 1996 , by and among ABFS 1996-1, Inc. , AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (2) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1996-2 dated as of August 31, 1996 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (3) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1997-1 dated as of March 1, 1997, by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (4) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1997-2 dated as of September 1, 1997 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (5) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1998-1 dated as of February 1, 1998 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (6) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1998-2 dated as of June 1, 1998 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (7) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 1998-3 dated as of September 1, 1998 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (8) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 2001-1 dated as of March 1, 2001 , by and among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (9) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 2001-2 dated as of June 1, 2001 , by and among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as trustee.

              (10) The POOLING AND SERVICING AGREEMENT relating to ABFS MORTGAGE LOAN TRUST 2002-1 dated as of March 1, 2002 , by and among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, in its capacity as depositor, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, in its capacity as servicer, and JPMORGAN CHASE BANK, a New York banking corporation, in its capacity as trustee.

              (11) The SALE AND SERVICING AGREEMENT dated as of November 1, 1998 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 1998-4, a Delaware business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, CHASE BANK OF TEXAS, N. A., a national banking association, as collateral agent, and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee.

              (12) The SALE AND SERVICING AGREEMENT dated as of March 1, 1999 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 1999-1, a Delaware business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, CHASE BANK OF TEXAS, N. A., a national banking association, as collateral agent, and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee.

              (13) The SALE AND SERVICING AGREEMENT dated as of June 1, 1999 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 1999-2, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, CHASE BANK OF TEXAS, N. A., a national banking association, as collateral agent, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee.

              (14) The SALE AND SERVICING AGREEMENT dated as of September 1, 1999 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 1999-3, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, CHASE BANK OF TEXAS, N. A., a national banking association, as collateral agent, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee.

              (15) The SALE AND SERVICING AGREEMENT dated as of December 1, 1999 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 1999-4, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, CHASE BANK OF TEXAS, N. A., a national banking association, as collateral agent, and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee.

              (16) The SALE AND SERVICING AGREEMENT dated as of March 1, 2000 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 2000-1, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, CHASE BANK OF TEXAS, N.A., a national banking association, as collateral agent, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee.

              (17) The SALE AND SERVICING AGREEMENT dated as of June 1, 2000 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 2000-2, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee and collateral agent.

              (18) The SALE AND SERVICING AGREEMENT dated as of September 1, 2000 , by and among PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 2000-3, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee and collateral agent.

              (19) The SALE AND SERVICING AGREEMENT dated as of December 1, 2000 , by and among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 2000-4, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee and collateral agent.

              (20) The SALE AND SERVICING AGREEMENT dated as of September 1, 2001 , by and among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 2001-3, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as indenture trustee and collateral agent.

              (21) The SALE AND SERVICING AGREEMENT dated as of December 1, 2001 , by and among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor, ABFS MORTGAGE LOAN TRUST 2001-4, a Delaware statutory business trust, as issuer, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, as servicer, and JPMORGAN CHASE BANK, a New York banking corporation, as indenture trustee and collateral agent.


         If this Schedule is signed and dated below, then it is an update of the list of Specified Servicing Agreements, as defined in the 3/02 Amended and Restated Senior Secured Credit Agreement dated as of March 15, 2002 (the "3/02 A&R Credit Agreement") among American Business Credit, Inc., Homeamerican Credit, Inc. d/b/a Upland Mortgage, American Business Mortgage Services, Inc., Tiger Relocation Company and ABFS Residual 2002, Inc.; JPMorgan Chase Bank, as a Lender and as Agent for the other Lenders named therein; and such other Lenders, as amended, and this Schedule supersedes and replaces the list of Specified Servicing Agreements attached as Schedule 7.1(d) to the 3/02 A&R Credit Agreement and any previous updates of such schedule, effective as of the date set out below.


JPMORGAN CHASE BANK


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------
effective date of this update:                       , 200___
                              -----------------------

                                 SCHEDULE 8.1(b)
                            TO 3/02 CREDIT AGREEMENT

                     List of debts to be excluded from the
                    subordination required by Section 8.1(b)


None.

                                  SCHEDULE 9.4
                            TO 3/02 CREDIT AGREEMENT

                Summary of material adverse changes and material
                 unrealized losses since the Statement Date, as
                           referred to in Section 9.4

None.

                                 SCHEDULE 11.1
                            TO 3/02 CREDIT AGREEMENT
                             Contingent Liabilities
                              as of March 15, 2002


American Business Credit, Inc.`s contingent liabilities:

None


HomeAmerican Credit, Inc. d/b/a Upland Mortgage's contingent liabilities:

The Pennsylvania Attorney General has required the Companies to provide information in connection with designated loans made to Pennsylvania customers by Upland Mortgage. The Pennsylvania Attorney General has asserted certain claims against Upland Mortgage based on its review of specific fees charged to Pennsylvania customers of Upland Mortgage. Although the Companies are unable to accurately predict the ultimate cost related to the resolution of this matter at this time, the Companies have established a reserve which the Companies believe is adequate to cover this matter.


American Business Mortgage Services, Inc's contingent liabilities:

None

Tiger Relocation Company's contingent liabilities:

None

ABFS Residual 2002, Inc.'s contingent liabilities:

None

Parent's contingent liabilities:

The Parent has contingent obligations arising out of the employment contracts of various members of senior management arising out of two contingencies: (i) termination for no cause; or (ii) certain takeover, merger or sale events that do not result in the retention of that individual as part of the management of such acquiring or successor company. The amount of the contingency varies between one year's salary and bonus to approximately three times such employee's highest salary and bonus within the three years preceding such event.

                                SCHEDULE 11.6(k)
                            TO 3/02 CREDIT AGREEMENT

                            Specific Permitted Debt



None

                                  SCHEDULE 15
                            TO 3/02 CREDIT AGREEMENT

                         Lenders' Addresses for Notice
                              As of March 15, 2002


JPMorgan Chase Bank
ABA Number 1130-0060-9
707 Travis, 6th Floor North
Houston, Texas 77002
Attention: Michael W. Nicholson
Phone:   (713) 216-5335
Fax:              (713) 216-1567
email: michael.nicholson@chase.com

with another copy to:
JPMorgan Chase Bank
1111 Fannin, 12th Floor
Houston, Texas 77002
Attention: Ms. Belinda Reason, Mortgage Banking Warehouse Services
Phone: (713) 427-6328
Fax:  (713) 427-6457
email: belinda.reason@chase.com

                             INDEX OF DEFINED TERMS

12/00 Credit Agreement............................................................................................2
3/02 Credit Agreement.............................................................................................1
3/02 Security Agreement - Residual Interest Certificates.........................................................26
ABC...............................................................................................................1
ABFSR2002.........................................................................................................1
ABMS..............................................................................................................1
Acceleration Date................................................................................................18
Adjusted Tangible Net Worth.......................................................................................3
Advance...........................................................................................................4
Advance Rate.....................................................................................................10
Affiliate.........................................................................................................4
Aged Loan........................................................................................................18
Agent.............................................................................................................1
Aggregate Committed Sum...........................................................................................4
Agreement.........................................................................................................1
Applicable LIBOR/BAR Margin......................................................................................32
Appraisal.........................................................................................................5
Approved Investor.................................................................................................5
Authorized Company Representative.................................................................................5
AVM...............................................................................................................5
Balance Adjusted Rate............................................................................................33
BAR Floating Rate Tranche........................................................................................33
Basic Papers......................................................................................................5
Bloomberg British Bankers Association LIBOR Page.................................................................33
Book Collateral Value.............................................................................................5
Borrowing.........................................................................................................5
Borrowing Base....................................................................................................6
Broker's Price Opinion............................................................................................6
Business Day......................................................................................................6
Business Purpose Mortgage Loan....................................................................................6
Cash Equivalents..................................................................................................6
Ceiling Rate.....................................................................................................33
Central Elements..................................................................................................6
Change of Control.................................................................................................7
Change of Executive Management....................................................................................7
Chapter 346......................................................................................................33
Chase.............................................................................................................1
Chase Loan Balance...............................................................................................33
Code..............................................................................................................7
Collateral........................................................................................................7
Collateral Category...............................................................................................1
Collateral Value..................................................................................................8
Commercial Mortgage Loan.........................................................................................10
Commitment.......................................................................................................11

Commitments Cancellation Date....................................................................................30
Committed Sum....................................................................................................11
Companies.........................................................................................................1
Company...........................................................................................................1
Company Underwriting Guidelines..................................................................................11
Conforming Mortgage Loan.........................................................................................11
Control...........................................................................................................4
Controlled Group.................................................................................................11
Conventional Mortgage Loan.......................................................................................11
Credit Line......................................................................................................11
Cumulative Loan-to-Value Ratio...................................................................................11
Current Appraisal................................................................................................12
Current Company Equity Holders....................................................................................7
Current Credit Agreement..........................................................................................1
Custodian........................................................................................................12
Custodian's Exception Report.....................................................................................12
Custodian's Fees.................................................................................................12
Custody Agreement................................................................................................12
Customer.........................................................................................................12
Dated Assets.....................................................................................................37
Dated Liabilities................................................................................................37
Debt.............................................................................................................12
Debtor Laws......................................................................................................13
Default..........................................................................................................13
Delinquent Mortgage Loan.........................................................................................13
Determination Date...............................................................................................13
Disqualifier.....................................................................................................14
Dry Loan.........................................................................................................14
Effective Date....................................................................................................1
Electronically Submitted.........................................................................................14
Eligible Assignee................................................................................................98
Eligible Collateral...............................................................................................1
Eligible Prime Single-family Collateral...........................................................................1
Eligible Receivables Collateral...................................................................................1
Eligible REO Collateral...........................................................................................2
Eligible Repurchased Collateral...................................................................................1
Eligible Single-family Collateral.................................................................................1
Eligible Subprime Single-family Collateral........................................................................1
Eligible Working Capital Collateral...............................................................................2
ERISA............................................................................................................14
Event of Default.................................................................................................14
Facilities.......................................................................................................14
Facilities Fee...................................................................................................46
Facilities Papers................................................................................................14
Facility.........................................................................................................14
Federal Funds Effective Rate.....................................................................................33

FHA..............................................................................................................15
FHLMC............................................................................................................15
FICA.............................................................................................................15
File.............................................................................................................15
Financial Statements.............................................................................................62
Floating Rate....................................................................................................34
FNMA.............................................................................................................15
Free Adjusted Balances Equivalent................................................................................34
Funding Share....................................................................................................15
GAAP.............................................................................................................15
GAAP Net Worth....................................................................................................3
GNMA.............................................................................................................16
Governmental Authority...........................................................................................16
Guarantor........................................................................................................16
Guaranty.........................................................................................................16
HAC...............................................................................................................1
Hazard Insurance Policy..........................................................................................16
HUD..............................................................................................................16
In Default.......................................................................................................16
Indemnified Liabilities..........................................................................................91
Indemnified Parties..............................................................................................91
Insurance Proceeds...............................................................................................16
Interest Rate Election Confirmation..............................................................................43
Internal Revenue Code............................................................................................16
Jumbo Mortgage Loan..............................................................................................16
Late Pledged Loan................................................................................................17
Law..............................................................................................................17
Legal Requirement................................................................................................17
Lender...........................................................................................................17
Lender Affiliate.................................................................................................17
LIBOR............................................................................................................34
LIBOR Floating Rate..............................................................................................35
Lien.............................................................................................................17
Line Limit.......................................................................................................17
Loan.............................................................................................................17
Loan Modification................................................................................................17
Loan Papers......................................................................................................18
Long Warehoused (Aged) Loan......................................................................................18
Majority Lenders.................................................................................................18
Margin Stock.....................................................................................................18
Market Value.....................................................................................................18
Maturity Date....................................................................................................18
Mortgage.........................................................................................................18
Mortgage Assignment..............................................................................................19
Mortgage Loan....................................................................................................19
Mortgage Note....................................................................................................19

Mortgaged Premises...............................................................................................19
Mortgage-related Collateral......................................................................................19
Mortgagor Bankruptcy Loss........................................................................................19
Multiemployer Plan...............................................................................................19
Nonconforming Mortgage Loan......................................................................................19
Nonfunding Lender................................................................................................23
Note Payment Account.............................................................................................19
Notice...........................................................................................................99
Obligations......................................................................................................20
Officer's Certificate............................................................................................20
Operating Subsidiaries...........................................................................................20
Original Pledge Date.............................................................................................20
Parent............................................................................................................1
Past Due Rate....................................................................................................35
PBGC.............................................................................................................20
Periodic Advance.................................................................................................20
Permitted Debt...................................................................................................80
Permitted Encumbrances...........................................................................................21
Person...........................................................................................................21
Plan.............................................................................................................22
Pledged Loan.....................................................................................................22
Pledged Loans Curtailment Report.................................................................................22
Pledged to the Agent.............................................................................................22
Previous Credit Agreements).......................................................................................2
Primary Residence Loan...........................................................................................22
Prime Rate.......................................................................................................35
Prime Rate Option................................................................................................35
Prime Single-family Mortgage Loan................................................................................22
Principal Balance................................................................................................23
Pro Rata.........................................................................................................23
Property.........................................................................................................24
PUHC Act.........................................................................................................24
Purchase Commitment..............................................................................................24
Receivables Borrowing Base........................................................................................6
Receivables Borrowings...........................................................................................28
Receivables Collateral............................................................................................8
Receivables Collateral Value.....................................................................................10
Receivables Sublimit.............................................................................................28
Receivables Subline..............................................................................................28
Redemption Amount................................................................................................24
Regular Rate Tranche.............................................................................................35
Regulation Q.....................................................................................................24
Regulation U.....................................................................................................24
Regulation X.....................................................................................................24
Reimbursement Rights.............................................................................................50
REO..............................................................................................................24

REO Borrowings...................................................................................................29
REO Collateral....................................................................................................8
REO Collateral Value.............................................................................................10
REO Sublimit.....................................................................................................29
REO Subline......................................................................................................29
Repurchased Defaulted Mortgage Loan..............................................................................25
Repurchased Loans Borrowing Base..................................................................................6
Repurchased Loans Collateral......................................................................................8
Repurchased Loans Sublimit.......................................................................................29
Request for Borrowing............................................................................................25
Residual Interest Certificates...................................................................................25
Residual Interest Certificates' Pledgor..........................................................................26
Residual Interest Certificates' Value............................................................................26
Sale Price.......................................................................................................26
Seasoned Loan....................................................................................................17
Security Instruments.............................................................................................26
Senior Credit Notes..............................................................................................26
Serviced Loans...................................................................................................27
Servicer.........................................................................................................27
Servicing Agreement..............................................................................................27
Servicing Claim..................................................................................................27
Single-family....................................................................................................27
Single-family Collateral..........................................................................................8
Single-family Collateral Value....................................................................................8
Single-family Sublimit...........................................................................................28
Single-family Warehouse Borrowing Base............................................................................6
Single-family Warehouse Borrowings...............................................................................28
Single-family Warehouse Subline..................................................................................28
Solvent..........................................................................................................28
Specified Serviced Loans.........................................................................................28
Specified Servicing Agreements...................................................................................28
Stated Rate......................................................................................................35
Statement Date...................................................................................................28
Statement Date Financial Statements..............................................................................62
Structured Securities............................................................................................28
Subline Funding Limit............................................................................................28
Sublines.........................................................................................................28
Submission List..................................................................................................29
Subordinated Debt................................................................................................29
Subordination Agreement..........................................................................................29
Subprime Single-family Mortgage Loan.............................................................................29
Subsidiary.......................................................................................................30
Super Jumbo Mortgage Loan........................................................................................30
Supplemental Papers..............................................................................................30
Taxes............................................................................................................30
Termination Date.................................................................................................30

Texas Finance Code...............................................................................................33
TRC...............................................................................................................1
UCC..............................................................................................................30
Underwriter's Excuse Proviso.....................................................................................84
Unfunded Liabilities.............................................................................................30
VA...............................................................................................................31
Warehouse Transmission File......................................................................................31
weekly ceiling...................................................................................................33
Wet Loan.........................................................................................................31
Wet Warehousing..................................................................................................32
Whole Loans......................................................................................................32
Working Capital Borrowing Base....................................................................................6
Working Capital Borrowings.......................................................................................29
Working Capital Collateral........................................................................................8
Working Capital Sublimit.........................................................................................29
Working Capital Subline..........................................................................................29